UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MIRA Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box)

☐	No fee required

☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROPOSED ACQUISITION

YOUR VOTE IS VERY IMPORTANT

To the Stockholders of MIRA Pharmaceuticals, Inc.:

You are cordially invited to attend a virtual special meeting of the stockholders of MIRA Pharmaceuticals, Inc., a Florida corporation, which we refer to as “we”, “MIRA”, or the “Company”, which will be held exclusively online via live audio-only webcast on           , at Eastern Time, unless postponed or adjourned to a later date. This is an important meeting that affects your investment in MIRA.

MIRA and SKNY Pharmaceuticals, Inc. (“SKNY”) have entered into an Agreement and Plan of Merger and Reorganization, dated June 16, 2025 (the “Merger Agreement”), pursuant to which a wholly owned subsidiary of MIRA will merge with and into SKNY, with SKNY surviving as a wholly owned subsidiary of MIRA (the “Merger”). The Merger will result in a biopharmaceutical company focused on the development and potential commercialization of several novel, potentially first-in-class product candidates targeting multiple therapeutic areas, including smoking cessation, obesity, pain management, depression, post-traumatic stress disorder (PTSD), and cognitive impairment.

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of SKNY, $0.0001 par value per share (“SKNY Common Stock”), will be converted into the right to receive such number of shares of common stock of MIRA, $0.0001 par value per share (“MIRA Common Stock”) as is calculated in to the Exchange Ratio (the “Closing”). The Exchange Ratio is calculated using the relative company valuations of each of MIRA and SKNY where the MIRA share value is calculated on an as-issued basis and the SKNY share value is calculated on a fully diluted basis to include all issued SKNY options and warrants. After giving effect to the Closing, the SKNY holders will hold not more than 50% of the shares of the combined company.

Immediately after the Merger, the pre-Merger equity holders of MIRA are expected to hold approximately 50% of the outstanding shares of MIRA Common Stock and the pre-Merger equity holders of SKNY are expected to hold approximately 50% of the outstanding shares of MIRA Common Stock.

Shares of MIRA Common Stock are currently listed on The Nasdaq Global Market under the symbol “MIRA.” The post-Merger company will continue to trade on the Nasdaq under the symbol “MIRA”. On         , 2025, the last trading day before the date of the attached proxy statement, the closing sale price of the MIRA Common Stock was $         per share.

MIRA is holding a virtual special meeting of its stockholders (the “MIRA virtual special meeting”) to obtain the stockholder approvals necessary to complete the Merger and related matters. MIRA has chosen to hold an exclusively virtual special meeting rather than an in-person meeting to allow for greater access to those who may want to attend. Any stockholder entitled to attend and vote at the MIRA virtual special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of MIRA Common Stock. At the MIRA virtual special meeting, unless postponed or adjourned to a later date, MIRA will ask its holders of MIRA Common Stock to, among other things:

1.	approve the issuance of shares of MIRA Common Stock or other securities of MIRA pursuant to the Merger, which will represent (or are convertible into) more than 20% of the shares of MIRA Common Stock outstanding immediately prior to the Merger, pursuant to Nasdaq Listing Rule 5635(a) (the “Merger Proposal” or “Proposal No. 1”); and

2.	approve a postponement or adjournment of the Merger virtual special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 (the “Adjournment Proposal” or “Proposal No. 2”).

Please refer to the attached proxy statement for further information with respect to the business to be transacted at the MIRA virtual special meeting.

After careful consideration, MIRA’s board of directors has unanimously (i) determined that the Merger and the other transactions and actions contemplated by the Merger Agreement (the “Contemplated Transactions”) are fair to, advisable and in the best interests of MIRA and its stockholders; (ii) approved and declared advisable the Merger Agreement and the Contemplated Transactions, including the issuance of shares of MIRA common stock to the stockholders of SKNY; and (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement, that the stockholders of MIRA vote “FOR” Proposal Nos. 1 and 2. More information about MIRA, SKNY and the proposed transaction is contained in the accompanying proxy statement. MIRA urges you to read the accompanying proxy statement carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 12.

MIRA is excited about the opportunities the Merger brings to its stockholders, and thanks you for your consideration and continued support.

Sincerely,

Erez Aminov

Chief Executive Officer

MIRA Pharmaceuticals, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger described in this proxy statement or the MIRA Common Stock to be issued in connection with the Merger or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated            , and, together with the enclosed form of proxy card, is first being mailed to MIRA stockholders on or about                  , 2025.

MIRA PHARMACUTICALS, INC.

1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida 33131

(786) 432-9792

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                   , 2025

Dear Stockholder of MIRA:

On behalf of the board of directors of MIRA Pharmaceuticals, Inc., a Florida corporation (“MIRA”), we are pleased to deliver this proxy statement for a virtual special meeting of stockholders of MIRA (the “MIRA virtual special meeting”), for the proposed merger between MIRA and SKNY Pharmaceuticals, Inc., a Delaware corporation (“SKNY”), pursuant to which MIRAPHARM Acquisition Inc., a Delaware corporation and wholly owned subsidiary of MIRA, will merge with and into SKNY, with SKNY surviving as a wholly owned subsidiary of MIRA (the “Merger”).

Notice is hereby given that the MIRA virtual special meeting will be held on            , 2025, at           Eastern Time. To facilitate stockholder participation in the MIRA virtual special meeting, we have determined that the MIRA virtual special meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. You will be able to attend and participate in the MIRA virtual special meeting online by visiting         to register for the meeting, where you will be able to listen to the meeting live, submit questions, and vote. To participate, vote or submit questions during the MIRA virtual special meeting via live webcast, you must register in advance at        prior to the meeting. Please note that you will not be able to attend the MIRA virtual special meeting in person. MIRA is holding the MIRA virtual special meeting to consider the following proposals:

1.	approve the issuance of shares of common stock of MIRA, $0.0001 par value per share (“MIRA Common Stock”), or other securities of MIRA pursuant to the Merger, which will represent (or are convertible into) more than 20% of the shares of MIRA Common Stock outstanding immediately prior to the Merger, pursuant to Nasdaq Listing Rule 5635(a) (the “Merger Proposal” or “Proposal No. 1”); and

2.	approve a postponement or adjournment of the Merger virtual special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 (the “Adjournment Proposal” or “Proposal No. 2”).

Please refer to the attached proxy statement for further information with respect to the business to be transacted at the MIRA virtual special meeting. The board of directors of MIRA (the “MIRA Board”) has fixed                 , 2025, as the record date for the determination of stockholders entitled to notice of, and to vote at, the MIRA virtual special meeting and any adjournment or postponement thereof. Only holders of record of shares of MIRA Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the MIRA virtual special meeting. At the close of business on the record date, MIRA had                  shares of MIRA Common Stock outstanding and entitled to vote. A complete list of such stockholders entitled to vote at the MIRA virtual special meeting will be available for examination at the MIRA offices in Miami, Florida during normal business hours for a period of ten days prior to the MIRA virtual special meeting.

Your vote is important. Approval of Proposal Nos. 1 and 2 requires the affirmative vote of a majority of the votes cast virtually or by proxy at the virtual special meeting. Proposal No. 1 is a condition to the consummation of the Merger. Therefore, the Merger cannot be consummated without the approval of Proposal No. 1.

You are cordially invited to attend the MIRA virtual special meeting. Whether or not you expect to attend the meeting, you are urged to cast your vote as soon as possible. You may vote your shares via the internet or via a toll-free telephone number by following the instructions on the enclosed proxy card. In addition, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the enclosed proxy card. Submitting a proxy card will not prevent you from attending the MIRA virtual special meeting and voting at the MIRA virtual special meeting if you so desire. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

If you own shares in street name through an account with a bank, broker or other nominee and you decide to attend the MIRA virtual special meeting, you cannot vote at the MIRA virtual special meeting unless you present a “legal proxy”, issued in your name from your bank, broker or other nominee.

THE MIRA BOARD HAS UNANIMOUSLY DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED ABOVE IS ADVISABLE TO, AND IN THE BEST INTERESTS OF, MIRA AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED EACH SUCH PROPOSAL. THE MIRA BOARD UNANIMOUSLY RECOMMENDS THAT MIRA’S STOCKHOLDERS VOTE “FOR” EACH SUCH PROPOSAL.

By Order of the MIRA Board of Directors,

Erez Aminov

Chief Executive Officer

Miami, Florida

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates information by reference that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission website, www.sec.gov, or upon your written or oral request by contacting MIRA Pharmaceuticals, Inc., Attention: Investor Relations, 1200 Brickell Avenue, Suite 1950 #1183, Miami, Florida 33131, by calling (786) 432-9792.

To ensure timely delivery of these documents, any request should be made no later than              , 2025 to receive them before the MIRA virtual special meeting.

For additional details about where you can find information about MIRA, please see the section titled “Where You Can Find More Information” beginning on page 56 of this proxy statement.

ABOUT THIS DOCUMENT

MIRA Pharmaceuticals, Inc., which we refer to herein as the “Company,” “MIRA,” “we,” “our,” or “us” (unless otherwise indicated), is providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our virtual special meeting to be held exclusively online via live audio-only webcast on              , 2025, at          Eastern Time, or at any adjournment or postponement thereof. This proxy statement and the enclosed proxy card will be mailed to each stockholder entitled to notice of, and to vote at, the virtual special meeting of stockholders commencing on or about            , 2025.

You are cautioned not to rely on any information other than the information contained in or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this proxy statement. This proxy statement is dated          . You should not assume that the information contained in this proxy statement is accurate as of any other date, nor should you assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of such incorporated document. The mailing of this proxy statement to our stockholders will not create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	1
SUMMARY	6
MARKET PRICE AND DIVIDEND INFORMATION	11
RISK FACTORS	12
THE MERGER	24
THE MERGER AGREEMENT	34
MATTERS BEING SUBMITTED TO A VOTE OF MIRA’S STOCKHOLDERS	37
PROPOSAL NO. 1: APPROVAL OF THE ISSUANCE OF SHARES OF MIRA COMMON STOCK OR OTHER SECURITIES OF MIRA PURSUANT TO THE MERGER, WHICH WILL REPRESENT (OR ARE CONVERTIBLE INTO) MORE THAN 20% OF THE SHARES OF MIRA COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE MERGER PURSUANT TO NASDAQ LISTING RULE 5635(A)	37
PROPOSAL NO. 2: APPROVAL OF POSSIBLE ADJOURNMENT OF THE MIRA VIRTUAL SPECIAL MEETING	38
DESCRIPTION OF SKNY’S BUSINESS	39
PRINCIPAL STOCKHOLDERS OF MIRA PHARMACEUTICALS, INC.	53
FUTURE STOCKHOLDER PROPOSALS	54
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K	54
STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS	55
WHERE YOU CAN FIND MORE INFORMATION	55
INFORMATION INCORPORATED BY REFERENCE	55

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following section provides answers to frequently asked questions about the proposed merger transaction and the MIRA Pharmaceuticals, Inc. (“MIRA”) virtual special meeting of its stockholders (the “MIRA virtual special meeting”). This section, however, provides only summary information. For a more complete response to these questions and for additional information, please refer to the cross-referenced sections.

Q: What is the Merger?

MIRAPHARM Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of MIRA (“Merger Sub”), and SKNY Pharmaceuticals, Inc., a Delaware corporation (“SKNY”), entered into the Agreement and Plan of Merger and Reorganization on June 16, 2025 (the “Merger Agreement”). The Merger Agreement, as it may be further amended from time to time, contains the terms and conditions of the proposed transaction among MIRA, Merger Sub and SKNY. Under the Merger Agreement, Merger Sub will merge with and into SKNY, with SKNY surviving as a wholly owned subsidiary of MIRA (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of SKNY, $0.0001 par value per share (“SKNY Common Stock”), will be converted into the right to receive such number of shares of common stock of MIRA, $0.0001 par value per share (“MIRA Common Stock”) as is calculated in to the Exchange Ratio (the “Closing”). The Exchange Ratio is calculated using the relative company valuations of each of MIRA and SKNY where the MIRA share value is calculated on an as-issued basis and the SKNY share value is calculated on a fully diluted basis to include all issued SKNY options and warrants. After giving effect to the Closing, the SKNY holders will hold not more than 50% of the shares of the combined company.

Under the Exchange Ratio formula described in the Merger Agreement, immediately following the Merger, the pre-Merger equity holders of SKNY are expected to hold approximately 50% of the outstanding shares of MIRA Common Stock and the pre-Merger equity holders of MIRA are expected to hold approximately 50% of the outstanding shares of MIRA Common Stock, in each case, on a fully diluted basis using the treasury stock method. The Exchange Ratio formula is based upon the relative values of MIRA and SKNY, as determined by Moore Financial Consulting, or Moore, as more fully described in the section titled “The Merger Agreement—Merger Consideration and Exchange Ratio.” As a condition to Closing, on the Effective Time, SKNY must hold at least $5 million in either cash, marketable securities or a combination of cash and marketable securities. At the Effective Time, MIRA’s stockholders will continue to own and hold their existing shares of MIRA Common Stock. Following the Merger, MIRA’s shares will continue to be listed on the Nasdaq under the symbol “MIRA”.

Q: What will happen to MIRA if, for any reason, the Merger does not close?

A: If, for any reason, the Merger does not close, the board of directors of MIRA (the “MIRA Board”) may elect to, among other things, attempt to complete another strategic transaction similar to the Merger.

Q: Why are the two companies proposing to merge?

A: The Merger will result in a biopharmaceutical company focused on the development and potential commercialization of several novel, potentially first-in-class product candidates targeting multiple therapeutic areas, including smoking cessation, obesity, pain management, depression, post-traumatic stress disorder (PTSD), and cognitive impairment. For a discussion of MIRA’s reasons for the Merger, please see the section titled “The Merger— Background of the Merger.”

Q: Why am I receiving this proxy statement?

A: You are receiving this proxy statement because you have been identified as a holder of MIRA Common Stock as of the record date, and you are entitled to vote at the MIRA virtual special meeting to approve the matters described in this proxy statement. This proxy statement contains important information about the MIRA virtual special meeting, the Merger, the Merger Agreement and the other business to be considered by MIRA stockholders at the MIRA virtual special meeting and you should read it carefully and in its entirety. The enclosed voting materials allow you to authorize a proxy to vote your shares of MIRA Common Stock without attending the MIRA virtual special meeting. As promptly as practicable, please complete, sign, date and mail your proxy card in the pre-addressed postage-paid envelope provided or call the toll-free telephone number listed on your proxy card or access the internet website described in the instructions on the enclosed proxy card.

Q: What am I voting on?

A: Holders of MIRA Common Stock as of the record date are entitled to vote at the MIRA virtual special meeting on each of the following proposals:

1.	the approval of the issuance of shares of MIRA Common Stock or other securities of MIRA pursuant to the Merger, which will represent (or are convertible into) more than 20% of the shares of MIRA Common Stock outstanding immediately prior to the Merger, pursuant to Nasdaq Listing Rule 5635(a) (the “Merger Proposal” or “Proposal No. 1”); and

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2.	the approval of a postponement or adjournment of the MIRA virtual special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 (the “Adjournment Proposal” or “Proposal No. 2”).

We do not expect that any matter other than Proposal Nos. 1 and 2 will be brought before the MIRA virtual special meeting.

Q: What is required to consummate the Merger?

A: To consummate the Merger, the holders of MIRA Common Stock must approve the Merger Proposal. Proposal No. 2 is not a closing condition for the consummation of the Merger.

In addition to the requirement of obtaining stockholder approval of the Merger Proposal, each of the other closing conditions set forth in the Merger Agreement must be satisfied or, unless not waivable as a matter of law, waived. For a complete description of the closing conditions under the Merger Agreement, we urge you to read the section titled “The Merger Agreement—Conditions to the Merger.”

Q: How can I find out the results of the voting at the MIRA virtual special meeting?

A: Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the MIRA virtual special meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the MIRA virtual special meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q: Will holders of the MIRA Common Stock issued in the Merger be able to sell those shares without restriction?

A: The shares of MIRA Common Stock issued as consideration in the Merger will be issued in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act and may not be offered or sold by the holders of those shares absent registration or an applicable exemption from the registration requirements. As a general matter, holders of such shares will not be able to transfer any of their shares until at least six months after receiving shares of MIRA Common Stock, which is when the shares would first be eligible to be sold under Rule 144 promulgated under the Securities Act, assuming the conditions thereof are otherwise satisfied.

Q: What will MIRA’s stockholders receive in the Merger?

A: At the Effective Time, MIRA’s stockholders will continue to own and hold their existing shares of MIRA Common Stock.

Q: What will happen to MIRA’s options and restricted stock units in the Merger?

A: MIRA stock options and MIRA restricted stock units will remain outstanding and will not change in connection with the Merger.

Q: Who will be the directors of MIRA following the Merger?

A: At the Effective Time, the post-Merger company is expected to initially consist of four (4) of the five (5) current members of MIRA’s board of directors, comprised of Erez Aminov, Edward MacPherson, Matthew Whalen and Matthew del Guidice, with MIRA’s other current director, Denil Shekhat, being replaced with Kelly Stackpole, SKNY’s current CEO, each until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

The aforementioned board of directors will have an audit committee, a compensation committee and a nominating and corporate governance committee, in accordance with the rules of The Nasdaq Stock Market LLC (“Nasdaq”).

Q: Who will be the executive officers of MIRA following the Merger?

A: Immediately following the Merger, the executive management team of the post-Merger company is expected to remain the same as MIRA pre-Merger:

Name	Position with MIRA
Erez Aminov	Chief Executive Officer

Alan Weichselbaum	Chief Financial Officer

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Q: As a stockholder of MIRA, how does MIRA’s Board of Directors (“MIRA Board”) recommend that I vote?

A: After careful consideration, the MIRA Board unanimously recommends that the holders of MIRA Common Stock as of the record date vote:

●	“FOR” the Merger Proposal; and

●	“FOR” the Adjournment Proposal.

For more information on each proposal and the MIRA Board’s recommendations, please see the section entitled “Matters Being Submitted to a Vote of MIRA’s Stockholders.”

Q: How many votes are needed to approve each proposal?

A: Approval of the proposals requires the affirmative vote of a majority of the votes cast virtually or by proxy at the MIRA virtual special meeting.

Q: What risks should I consider in deciding whether to vote in favor of Proposal Nos. 1 and 2?

A: You should carefully review the section of the proxy statement titled “Risk Factors,” which sets forth certain risks and uncertainties related to the Merger, risks and uncertainties to which the combined company’s business will be subject, and risks and uncertainties to which each of MIRA and SKNY, as an independent company, is subject.

Q: When do you expect the Merger to be consummated?

A: We anticipate that the Merger will be consummated during the third quarter of 2025, soon after the MIRA virtual special meeting to be held on , but we cannot predict the exact timing. For more information, please see the section titled “The Merger Agreement—Conditions to the Merger.”

Q: What are the material U.S. federal income tax consequences of the Merger to U.S. Holders of SKNY shares?

A: MIRA and SKNY intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), as described in the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

The tax consequences to each SKNY stockholder will depend on that stockholder’s particular circumstances. Each SKNY stockholder should consult with his, her or its tax advisor for a full understanding of the tax consequences of the Merger to that stockholder.

Q: What do I need to do now?

A: MIRA and SKNY urge you to read this proxy statement carefully, including its annexes and information incorporated herein, and to consider how the Merger affects you.

If you are a holder of MIRA Common Stock as of the record date, please vote your shares as soon as possible so that your shares will be represented at the MIRA virtual special meeting. Please follow the instructions set forth on the enclosed proxy card or on the voting instruction form provided by the record holder of your shares if your shares are held in the name of your bank, broker or other nominee.

Q: When and where is the MIRA virtual special meeting?

A: The MIRA virtual special meeting will be held exclusively online via live audio-only webcast at        Eastern Time. Please note that you will not be able to attend the MIRA virtual special meeting in person.

Q: How do I vote and what must I do to attend the MIRA virtual special meeting?

You will be able to vote your shares and submit questions during the MIRA virtual special meeting webcast by logging in to the website listed below using the control number included in your proxy card on . Stockholders may begin to log in 15 minutes prior to the MIRA virtual special meeting. The MIRA virtual special meeting will begin promptly at         Eastern Time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the MIRA virtual special meeting. If you encounter any difficulties accessing the MIRA virtual special meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

If you wish to submit a question during the MIRA virtual special meeting, log into the MIRA virtual special meeting registration platform at www.voteproxy.com, type your question into the “Questions for Management” field, and click “Submit.” MIRA will respond to as many properly submitted questions during the relevant portion of the MIRA virtual special meeting agenda as time allows. The procedures for voting are as follows:

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Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the MIRA virtual special meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy by mail using the enclosed proxy card. Whether or not you plan to attend the MIRA virtual special meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the MIRA virtual special meeting and vote even if you have already voted by proxy.

●	To vote online during the MIRA virtual special meeting, follow the instructions posted at www.voteproxy.com. You must register in advance at www.voteproxy.com to be able to vote during the MIRA virtual special meeting.

●	To vote through the internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card.

●	To vote by mail, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the MIRA virtual special meeting, we will vote your shares as you direct.

If your shares are registered in your name with MIRA’s stock registrar and transfer agent, Equiniti, no proof of ownership is necessary because MIRA can verify your ownership.

Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received voting instructions from that organization rather than from MIRA. Simply follow the voting instructions provided by your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank, or other nominee. To vote online at the MIRA virtual special meeting, you must obtain a valid proxy from your broker, bank, or other nominee. Follow the instructions from your broker, bank, or other nominee included with these proxy materials, or contact that organization to request a proxy form.

If you own shares in street name through an account with a bank, broker or other nominee, please send proof of your MIRA share ownership as of the MIRA record date (for example, a brokerage firm account statement or a “legal proxy” from your intermediary) along with your registration request. If you are not sure what proof to send, check with your intermediary.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

If MIRA experiences technical difficulties during the MIRA virtual special meeting (e.g., a temporary or prolonged power outage), MIRA will determine whether the MIRA virtual special meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the MIRA virtual special meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, MIRA will promptly notify stockholders of the decision. MIRA will have technicians ready to assist you with any technical difficulties you may have accessing the MIRA virtual special meeting website. If you encounter any difficulties accessing the MIRA virtual special meeting website during the check-in or meeting time, please call the technical support number that will be posted on the MIRA virtual special meeting website log-in page at www.proxyvote.com.

Q: How are votes counted?

A: Votes will be counted by the inspector of elections appointed for the meeting, who will separately count votes “FOR” and “AGAINST,” abstentions and, if applicable, broker non-votes.

We do not expect that any matter other than Proposal Nos. 1 and 2 will be brought before the MIRA virtual special meeting.

Q: What are “broker non-votes”?

A: Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as Proposal No. 1, and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Broker non-votes, if any, will be treated as shares that are present at the virtual special meeting for purposes of determining whether a quorum exists but will not be counted or deemed present virtually or by proxy for the purpose of voting on Proposal No. 1.

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Q: What will happen if I return my proxy or voting instruction form without indicating how to vote?

A: If you submit your proxy or voting instruction form without indicating how to vote your shares on any particular proposal, the shares of MIRA Common Stock represented by your proxy will be voted as recommended by the MIRA Board with respect to that proposal.

Q: May I change my vote after I have submitted a proxy or voting instruction form?

A: MIRA’s stockholders of record may change their vote at any time before their proxy is voted at the MIRA virtual special meeting in one of following ways:

●	by sending a written notice to the Secretary of MIRA stating that you would like to revoke your proxy.

●	by duly executing a subsequently dated proxy relating to the same shares of MIRA Common Stock and returning it in the postage-paid envelope provided, which subsequent proxy is received before the prior proxy is exercised at the MIRA virtual special meeting; and/or

●	by attending the MIRA virtual special meeting and voting such shares of MIRA Common Stock during the MIRA virtual special meeting.

If a stockholder who owns shares of MIRA Common Stock in “street name” has instructed a broker, bank or other nominee to vote its shares of MIRA Common Stock, the stockholder must follow directions received from its broker to change those instructions.

Q: Who is paying for this proxy solicitation?

A: MIRA is responsible for the cost of printing and filing of this proxy statement and the proxy card, including any fees paid to the U.S. Securities and Exchange Commission (“SEC”) in connection with filing the proxy statement, and any amendments and supplements thereto, with the SEC. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of MIRA Common Stock for the forwarding of solicitation materials to the beneficial owners of MIRA Common Stock. MIRA will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials. In addition to these proxy materials, MIRA’s directors and employees may also solicit proxies in person, by telephone or by other means of communication.

Q: What is the quorum requirement?

A: A quorum of stockholders is necessary to hold a valid meeting. The presence at the MIRA virtual special meeting, virtually or by proxy, of the holders of a majority of the voting power of the stock issued, outstanding and entitled to vote thereat, as of the record date, will constitute a quorum for the transaction of business at the MIRA virtual special meeting.

Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the MIRA virtual special meeting and vote your shares during the MIRA virtual special meeting. Abstentions and broker non-votes, if applicable, will also be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the MIRA virtual special meeting or represented by proxy may postpone or adjourn the meeting to another date.

Q: Am I entitled to dissenters’ rights?

A: MIRA shareholders are not entitled to dissenters’ rights. See the section of this proxy statement titled “Appraisal Rights and Dissenters’ Rights” on page 36.

Q: Am I entitled to appraisal rights?

A: MIRA shareholders are not entitled to appraisal rights. See the section of this proxy statement titled “Appraisal Rights and Dissenters’ Rights” on page 36.

Q: Have SKNY’s stockholders agreed to adopt the Merger Agreement?

A: Yes. On June 9, 2025, SKNY’s stockholders adopted the Merger Agreement and approved the Merger and the other Contemplated Transactions via the SKNY Stockholder Written Consent (as defined below). For more information on the matters approved by the stockholders of SKNY please see the sections titled “The Merger Agreement—Conditions to the Merger.”

Q: Who can help answer my questions?

A: If you are a holder of MIRA Common Stock as of the record date and would like additional copies, without charge, of this proxy statement or if you have questions about the Merger, including the procedures for voting your shares, you should contact MIRA at 1200 Brickell Avenue, Suite 1950 #1183, Miami, Florida, (786) 432-9792.

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SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Merger and the proposals being considered at the MIRA virtual special meeting, you should read this entire proxy statement carefully, including the Merger Agreement attached as Annex A, the valuation report of SKNY Pharmaceuticals, Inc. attached as Annex B, the valuation report for MIRA Pharmaceuticals Inc. is attached as Annex C, the fairness opinion for the Merger is attached as Annex D and the SKNY-1 License Agreement is attached as Annex E. For more information, please see the section titled “Where You Can Find More Information” beginning on page 56 of this proxy statement.

The Companies

MIRA Pharmaceuticals, Inc.

1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida

(786) 432-9792

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) is a clinical-stage pharmaceutical development company advancing two neuroscience programs targeting neurologic and neuropsychiatric disorders. The company holds exclusive rights in the U.S., Canada, and Mexico for Ketamir-2 and MIRA-55, two novel drug candidates designed to address unmet medical needs in pain management, depression, PTSD and cognitive function.

Ketamir-2: A Novel Oral Ketamine Analog

Ketamir-2 is a patent-pending, oral ketamine analog currently being evaluated for the treatment of diabetic neuropathy and is in an ongoing Phase I clinical trial. The compound is designed to overcome the limitations of existing ketamine-based treatments, offering the potential for enhanced safety, improved tolerability, and better oral bioavailability. If approved, Ketamir-2 could provide a safer, more effective option for patients suffering from neuropathic pain, treatment-resistant depression (TRD), major depressive disorder with suicidal ideation (MDD-SI), and post-traumatic stress disorder (PTSD), with the potential for further clinical development across these and other neuropsychiatric indications..

Neuropathic pain is a complex, chronic condition resulting from damage or dysfunction in the nervous system, leading to abnormal sensations or pain responses. Common symptoms include burning, coldness, “pins and needles” sensations, numbness, itching, and sudden electric shock-like pain. Neuropathic pain can arise from metabolic disorders (such as diabetic neuropathy), viral infections (like post-herpetic neuralgia), autoimmune diseases, chemotherapy-induced neuropathy, traumatic nerve injury, stroke, or spinal cord injury.

Existing treatment options include antidepressants (tricyclic antidepressants and serotonin-norepinephrine reuptake inhibitors), anticonvulsants (gabapentin and pregabalin), topical agents (lidocaine patches and capsaicin), and opioids. However, these therapies often provide incomplete relief, have significant side effects, and, in the case of opioids, carry a high risk of addiction. Ketamine has demonstrated efficacy for neuropathic pain, but its poor oral bioavailability and high risk of side effects have limited its widespread use. Ketamir-2 aims to address these challenges, offering a treatment with fewer side effects, lower abuse potential, and more convenient oral dosing.

MIRA-55 is a preclinical-stage investigational drug designed to support cognitive function and enhance memory. It is currently being evaluated in preclinical studies for its potential benefits in neuropsychiatric, inflammatory, and neurologic disorders. If approved, MIRA-55 could provide a breakthrough treatment for patients experiencing cognitive decline, including those with early neurodegenerative conditions.

Regulatory and DEA Classification

The U.S. Drug Enforcement Administration (DEA) has completed its scientific review of both Ketamir-2 and MIRA-55, determining that neither compound will be classified as a controlled substance or listed chemical under the Controlled Substances Act and its governing regulations. This regulatory distinction significantly enhances their commercial and clinical viability, removing potential barriers associated with controlled substances and positioning both compounds for streamlined clinical development and commercialization.

MIRA remains committed to advancing Ketamir-2 and MIRA-55 through clinical development with a focus on addressing major unmet medical needs and improving patient outcomes.

Preclinical Studies and Pharmacology of Ketamir-2

MIRA has conducted extensive preclinical studies to characterize the pharmacological profile, safety, and therapeutic potential of Ketamir-2, an investigational compound targeting neuropathic pain, treatment-resistant depression (TRD), major depressive disorder with suicidal ideation (MDD-SI), and post-traumatic stress disorder (PTSD). These studies, performed in accordance with ICH and FDA regulatory guidelines, include in vitro and in vivo assessments to evaluate receptor binding, efficacy, selectivity, pharmacokinetics, metabolism, general pharmacology and toxicology.

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Mechanism of Action and Receptor Selectivity

Ketamir-2 has been identified as a low-affinity NMDA receptor antagonist, selectively binding to the PCP-site with an IC50 of approximately 100 µM. Its primary metabolite, Nor-Ketamir, also binds to the PCP-site and does not exhibit affinity for NMDA site, with an IC50 of approximately 300 µM. This targeted receptor interaction differentiates Ketamir-2 from ketamine, which exhibits broader receptor binding, including opioid and monoaminergic receptors, and binds to NMDA receptors with significantly higher affinity (0.5–1 µM).

SKNY Pharmaceuticals, Inc.

3014 West Palmira Ave., Suite 302

Tampa, FL 33629

(504) 931-6427

Overview

SKNY Pharmaceuticals, Inc. (“SKNY”) is a preclinical-stage pharmaceutical development company focused on next-generation oral therapeutics targeting cannabinoid and dopamine-related pathways. Its lead candidate, SKNY-1, is being developed as a novel oral treatment designed to modulate cannabinoid receptors CB1 and CB2, as well as monoamine oxidase B (MAO-B)—an enzyme involved in dopamine metabolism and addiction regulation. This dual mechanism offers potential applications in both metabolic and addiction-related disorders. If successful, SKNY-1 could address the growing demand for safe and effective therapeutic solutions in areas such as weight management and smoking cessation.

In particular:

●	SKNY-1, in preclinical development, is being investigated as a next-generation oral therapeutic targeting metabolic regulation through CB1/CB2 receptor modulation and MAO-B inhibition, which play key roles in appetite, metabolism, and energy balance.

●	SKNY-1 is also being evaluated as a potential oral therapy for smoking cessation by modulating cannabinoid signaling and dopamine metabolism, which are both implicated in nicotine dependence and addictive behaviors.

●	SKNY is a licensee of SKNY-1 under a license granted by MIRALOGIX LLC, a Florida limited liability company. The license grants SKNY an exclusive right to make, use and sell SKNY-1 in the United States, Canada and Mexico. The full text of the SKNY-1 Licensing Agreement is attached as Annex E to this proxy statement.

The Merger (see page 24)

The Agreement and Plan of Merger, dated June 16, 2025 (“Merger Agreement”), was entered into by and among MIRA Pharmaceuticals, Inc., a Florida corporation, MIRAPHARM Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of MIRA (“Merger Sub”), and SKNY. Merger Sub will merge with and into SKNY, with Merger Sub being the surviving corporation (the “Merger”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into SKNY, with SKNY continuing as the surviving corporation and a wholly-owned subsidiary of MIRA. As a result of the Merger, all of the issued and outstanding shares of common stock of SKNY, $0.0001 par value per share (“SKNY Common Stock”) immediately prior to the Effective Time shall no longer be outstanding and shall be exchanged for and automatically converted into the number of fully paid and nonassessable shares of MIRA Common Stock as calculated in accordance with the terms of the Merger Agreement. The Exchange Ratio is estimated to result in SKNY shareholders holding 50% of the issued and outstanding shares of MIRA Common Stock.

Reasons for the Merger (see page 25)

The MIRA Board considered various reasons for the Merger, as described later in this proxy statement under the section titled “The Merger—Background of the Merger.”

Fairness Opinion and Valuation Reports of Moore Financial Consulting (page 27)

In March 14, 2025, MIRA retained Moore, as a financial advisor in connection with the Merger to conduct a valuation of MIRA and SKNY, and determination of the fairness of the Merger. In arriving at its opinion, Moore, among other things: (i) reviewed certain publicly available business and financial information concerning MIRA and SKNY and the industries in which they operate; (ii) analyzed MIRA’s share pricing as traded on the Nasdaq; (iii) reviewed certain internal financial analyses and forecasts prepared by MIRA’s and SKNY’s finance departments, delivered to Moore through written materials including Excel sheets, and orally, in several meetings and discussions throughout the valuation process; and (iv) performed such other financial studies and analyses and considered such other information as Moore deemed appropriate for the purposes of its opinion. The forecasts were provided to Moore in March 2025. These forecasts were predicted and based on projections through comparisons to a peer group consisting of publicly-listed pharmaceutical companies similar to SKNY’s area of focus. The peer group consisted of the following entities, which are all in the pharmaceutical industry: Eli Libby and Company (NYSE: LLY), Johnson & Johnson (NYSE: JNJ), AbbieVie Inc (NYSE:ABBV), Merck & Co., Inc. (NYSE:MRK), Amgen Inc. (Nasdaq:AMGN), Gilead Sciences, Inc. (Nasdaq:GILD), Pfizer Inc. (NYSE:PFE), Bristol-Myers Squibb Company (NYSE:BMY), Biogen Inc. (NYSE:BIIB) and Organon & Co. (NYSE:OGN). Moore also assumed that the FDA timelines and drug development process for these comparable companies presented in the forecast would be similar to the timeline for SKNY. Additionally, SKNY presented forecasts of the anticipated demand over the next few years for its pharmaceutical products. This included the expected prevalence of smoking and obesity across certain geographic and existing treatment gaps. In addition to the above, Moore held discussions with certain members of the management of MIRA and SKNY about the Merger, and the past and current business operations of MIRA and SKNY, the financial condition and future prospects and operations of MIRA and SKNY, and certain other matters Moore believed necessary or appropriate for its inquiry.

For a summary of Moore’s fairness opinion and valuation report, please see page 27.

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Overview of the Merger Agreement and Agreements Related to the Merger Agreement

Merger Consideration and Exchange Ratio (see page 34)

Pursuant to the Merger Agreement, at the Effective Time, each share of SKNY Common Stock outstanding immediately prior to the Effective Time will be automatically converted solely into the right to receive the number of shares of MIRA Common Stock as determined by the Exchange Ratio.

No fractional shares of MIRA Common Stock will be issued in connection with the Merger, and no certificates or scrip for any such fractional shares will be issued. Any fractional shares of MIRA Common Stock that a holder of SKNY Common Stock would otherwise be entitled to receive will be aggregated with all fractional shares of MIRA Common Stock issuable to such holder and any remaining fractional shares will be rounded up to the nearest whole share.

The Exchange Ratio is based upon a SKNY valuation of $30.5 million and a MIRA valuation of $30 million, as determined by Moore. For a summary of Moore’s fairness opinion and valuation report, please see page 27.

Immediately following the Merger, the pre-Merger equity holders of MIRA are expected to hold approximately 50% of the outstanding shares of MIRA Common Stock and the pre-Merger equity holders of SKNY are expected to hold approximately 50% of the outstanding shares of MIRA Common Stock. The Exchange Ratio is 1:1. Under the Merger Agreement, notwithstanding the relative values of MIRA and SKNY, in no instance shall SKNY receive an amount of MIRA Common Stock pursuant to the Merger in an amount greater than 50% of MIRA, as determined as of the date of the closing of the Merger.

For a more complete description of the Merger, the potential adjustments in the Exchange Ratio and the calculation of MIRA’s net cash, please see the section titled “The Merger Agreement —Merger Consideration and Exchange Ratio.”

Treatment of SKNY Stock Options

SKNY currently has no stock options outstanding.

Treatment of SKNY Warrants

Under the terms of the Merger Agreement, the warrant to purchase shares of SKNY Common Stock that is outstanding will be converted into and become a warrant to purchase shares of MIRA Common Stock, and MIRA will assume each SKNY warrant in accordance with its terms.

Conditions to the Merger (see page 35)

The obligations to consummate the Merger and the other Contemplated Transactions are subject to the satisfaction or waiver, on or prior to the Effective Time, of the conditions set forth in the section entitled “The Merger Agreement—Conditions to the Merger” below.

Termination (see page 35)

The Merger Agreement contains certain customary termination rights, including the right of either MIRA or SKNY to terminate the Merger Agreement if either company’s stockholders fail to adopt and approve the Merger Proposal, if the Closing has not occurred by December 31, 2025, if a governmental entity has issued a final ruling prohibiting the Closing, or by one party upon an uncured breach of the Merger Agreement.

For a more complete description of the termination provisions, please see the section titled “The Merger Agreement—Termination.”

Appraisal Rights and Dissenters’ Rights (see page 36)

Pursuant to Section 607.1302 of the Florida Business Corporation Act, the shareholders of MIRA will not be entitled to appraisal rights as a result of the Merger.

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Executive Officers of the Combined Company Following the Merger (see page 31)

Immediately following the Merger, the executive management team of the MIRA is expected to remain the same as prior to the Merger and be comprised of the following individuals with such additional officers as may be added by the combined company:

Name	Position with MIRA
Erez Aminov	Chief Executive Officer

Alan Weichselbaum, CPA, MBA	Chief Financial Officer

Directors of the Combined Company Following the Merger (see page 32)

Following the Merger, MIRA is expected to maintain four of the directors that were in office prior to the Merger, comprised of Matthew Pratt Whalen, CPA; Erez Aminov, Edward MacPherson and Dr. Matthew Del Giudice, with Dr. Denil Nanji Shekhat being replaced by Kelly Stackpole, the current CEO of SKNY, at the closing of the Merger, each until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

For more information about the executive officers and directors of MIRA following the Merger, please see the section titled “Management Following the Merger.”

Interests of the MIRA Directors, Executive Officers and Affiliate Shareholders in the Merger (see page 31)

In considering the recommendation of the MIRA Board with respect to the issuance of MIRA Common Stock pursuant to the Merger Agreement and the other matters to be acted upon by MIRA’s stockholders at the MIRA virtual special meeting, MIRA’s stockholders should be aware that certain members of the MIRA Board and executive officers of MIRA have interests in the Merger that may be different from, or in addition to, interests of other MIRA stockholders.

As of June 6, 2025, MIRA’s directors and executive officers (including affiliates) beneficially own in the aggregate approximately 21.00% of the outstanding shares of MIRA Common Stock.

The conflicts of interests of MIRA’s officers and directors in connection with the Merger related are discussed in greater detail in the section titled “The Merger—Interests of the MIRA Directors, Executive Officers and Affiliate Shareholders in the Merger” on page 31 of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger (see page 32)

MIRA and SKNY intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, as described in the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” If the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, SKNY stockholders will not recognize gain or loss for U.S. federal income tax purposes on the receipt of shares of MIRA Common Stock issued in connection with the Merger.

Regulatory Approvals Required for the Merger

In the United States, MIRA must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of MIRA Common Stock to SKNY’s stockholders in connection with the Merger and the filing of this proxy statement with the SEC.

For more information, please see the section titled “The Merger—Regulatory Approvals Required for the Merger.”

Risk Factors (see page 12)

●	Because SKNY has a limited operating history, you may not be able to accurately evaluate SKNY’s operations.
●	SKNY is an early development-stage company with no revenues.
●	MIRA has significant and increasing liquidity needs and such needs will be increased by the operations of SKNY such that MIRA will require additional funding.
●	Operating results of MIRA may vary significantly in future periods and the SKNY operations may increase such variability.
●	SKNY has yet to generate revenues or achieve a profit and may not generate revenue or achieve a profit for many years, if at all.
●	Conflicts of interest may arise between SKNY and MIRALOGX, a licensee of compounds that make up SKNY’s product candidates.
●	SKNY’s product candidates, if approved, may be unable to achieve the expected market acceptance and, consequently, limit SKNY’s ability to generate revenue from new products.

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●	If the price for any future-approved products decreases or if government and other third-party payers do not provide coverage and adequate reimbursement levels, SKNY’s revenue and prospects for profitability will suffer.
●	SKNY expects to face intense competition, often from companies having greater resources and experience.
●	SKNY’s future viability will largely depend on the positive development of SKNY-1, and any future product candidates, which development will require significant capital resources and years of clinical development effort.
●	SKNY’s success is dependent on SKNY’s current and future product candidates, some of which may not receive regulatory approval or be successfully commercialized.
●	SKNY has limited marketing experience, and SKNY does not anticipate at this time establishing a sales force or distribution and reimbursement capabilities such that SKNY may not be able to successfully commercialize any of SKNY’s product candidates if they are approved in the future.
●	There is no assurance when or if the Merger will be completed.
●	There has been no public market for SKNY Common Stock and the lack of a public market may make it more difficult to determine the fair market value of SKNY than if there were such a public market.
●	SKNY may fail to expand its manufacturing capability in time to meet market demand for SKNY’s products and product candidates, and the FDA may refuse to accept SKNY’s facilities or those of its contract manufacturers for the production of SKNY’s products and product candidates.
●	If product liability lawsuits are successfully brought against SKNY, it will incur substantial liabilities and may be required to limit the commercialization of SKNY-1 and its product candidates.
●	Legislative or regulatory reform of the health care system in the U.S. may affect SKNY’s ability to profitably sell its products, if approved.
●	SKNY’s directors and executive officers and MIRA’s directors and officers have interests in the Merger that may be different from, or in addition to, the interests of SKNY stockholders generally and the interests of MIRA stockholders generally.
●	Each of MIRA and SKNY are subject to various uncertainties, including contractual restrictions and requirements while the Merger is pending, that could adversely affect their businesses, financial condition and results of operations.
●	Litigation relating to the Transaction may be filed against the MIRA Board that could result in substantial costs or delay or prevent the completion of the Transaction.
●	If MIRA is determined to be an investment company under the U.S. Investment Company Act of 1940, applicable restrictions could make it impractical for to continue with the Transaction and could adversely affect MIRA’s business, financial condition or results of operations.

MIRA Virtual Special Meeting (see page 38)

The MIRA virtual special meeting will be held exclusively online via audio-only webcast on at       Eastern Time, unless postponed or adjourned to a later date. The virtual special meeting can be accessed by visiting www.voteproxy.com, where you will be able to vote your shares and submit questions during the MIRA virtual special meeting webcast by logging in to the website listed above using the control number included in your proxy card. Online check-in will begin at       Eastern Time, and we encourage you to allow ample time for the online check-in procedures. Please note that you will not be able to attend the MIRA virtual special meeting in person.

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MARKET PRICE AND DIVIDEND INFORMATION

MIRA Common Stock is currently listed on The Nasdaq Global Market under the symbol “MIRA.” SKNY is a private company and the shares of SKNY Capital Stock are not publicly traded.

MIRA Common Stock

The closing price of MIRA Common Stock on March 18, 2025, the trading day immediately prior to the public announcement of the Merger on March 19, 2025, as reported on The Nasdaq Global Market, was $1.17 per share. The closing price of MIRA Common Stock on March 19, 2026, as reported on The Nasdaq Global Market, was $1.20 per share. As of , 2025, the record date for the MIRA virtual special meeting, there were holders of record of the MIRA Common Stock.

Dividends

MIRA has never declared or paid any cash dividends on the MIRA Common Stock and does not anticipate paying cash dividends on the MIRA Common Stock for the foreseeable future. Notwithstanding the foregoing, any determination to pay cash dividends subsequent to the Merger will be at the discretion of MIRA’s then-current board of directors and will depend upon a number of factors, including MIRA’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the then-current board of directors deems relevant.

SKNY has never declared or paid any cash dividends on shares of SKNY Capital Stock, and SKNY and does not anticipate paying any cash dividends on shares of its common stock in the foreseeable future.

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RISK FACTORS

Following the Merger, MIRA will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement, you should carefully consider the material risks described below before deciding how to vote your shares of MIRA Common Stock. You should also read and consider the other information in this proxy statement. Please see the section titled “Where You Can Find More Information.”

If any of the following risks and uncertainties develop into actual events, these events could have a material adverse effect on the business, financial condition and results of operations of MIRA. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to SKNY

Because SKNY has a limited operating history, you may not be able to accurately evaluate SKNY’s operations.

SKNY has had no operations to date, and therefore, SKNY has a limited operating history upon which to evaluate the merits of investing in SKNY. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays encountered in connection with the operations that SKNY plans to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate SKNY’s business, and additional costs and expenses that may exceed current estimates. SKNY expects to continue to incur significant losses into the foreseeable future. SKNY recognizes that if the effectiveness of its business plan is not forthcoming, it will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that SKNY will prove successful, and it is doubtful that SKNY will generate any operating revenues or ever achieve profitable operations. If SKNY is unsuccessful in addressing these risks, SKNY’s business will most likely fail.

SKNY is an early development-stage company with no revenues.

As a very early development-stage enterprise that is focused on the development of a pre-clinical pharmaceutical product, SKNY has generated no revenue to date. There can be no assurance that SKNY will be successful in obtaining sufficient funding on terms acceptable to it to fund continuing operations, if at all, identify and enter into any strategic transactions that will provide the capital that SKNY will require or achieve the other strategies to alleviate the conditions that raise substantial doubt about SKNY’s ability to continue as a going concern. The failure to obtain sufficient capital on acceptable terms when needed may require SKNY to delay, limit, or eliminate the development of business opportunities and SKNY’s ability to achieve its business objectives. Any of such failures will materially adversely affect SKNY’s competitiveness, and SKNY’s business, financial condition, and results of operations. In addition, the perception that SKNY may not be able to continue as a going concern may cause others to choose not to deal with it due to concerns about SKNY’s ability to meet SKNY’s contractual obligations.

SKNY has significant and increasing liquidity needs and will require additional funding.

Research and development, general and administrative expenses and cash used for operations will continue to be significant and may increase substantially in the future in connection with new research and development initiatives and continued product commercialization efforts. Following the Merger, the combined company may need to raise additional capital to fund its operations, continue clinical trials to support potential regulatory approval of marketing applications and to fund commercialization of its products.

Operating results may vary significantly in future periods.

Following the Merger, the combine company’s operating and financial results are likely to fluctuate significantly in the future. SKNY’s operating and financial results are unpredictable and may fluctuate, for among other reasons, due to:

●	SKNY’s achievement of product development objectives and milestones
●	clinical trial enrollment and expenses;
●	research and development expenses; and
●	the timing and nature of contract manufacturing and contract research payments.

In addition, a high portion of SKNY’s costs are determined on an annual basis, due in part to SKNY’s significant research and development costs. Thus, increases in SKNY’s costs could disproportionately affect financial results in a quarter. Other factors, including non-cash expenses associated with financing activity, could also lead to fluctuations in SKNY’s results of operations. Because of these factors, SKNY’s operating and financial results in one or more future quarters may fail to meet the expectations of securities analysts or investors, which could cause MIRA’s share price to decline.

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SKNY has yet to generate revenues or achieve a profit and may not generate revenue or achieve a profit for many years, if at all.

SKNY has not yet produced any revenues or profit and may not for many years, if at all. SKNY’s ability to generate revenue is dependent on the receipt of regulatory approval of SKNY’s product candidates, which will take years to achieve and may not be obtained. MIRA therefore cannot assure you SKNY will be able to ever generate sufficient revenue to pay for SKNY’s expenses or achieve profitability. SKNY’s ability to continue as a going concern in the future is dependent upon raising capital from financing transactions and keeping operating expenses below SKNY’s revenue levels in order to achieve positive cash flows, none of which can be assured.

SKNY does not own rights to SKNY-1

All of SKNY’s rights in SKNY-1 are granted to it under a license (“License”) from MIRALOGIX LLC, a Florida corporation (“Licensor”), so SKNY does not have an ownership interest in SKNY-1. The License give SKNY the right to make, use and sell SKNY-1 only in the US, Canada, and Mexico. The Licensor retained the rights to SKNY-1 everywhere outside of the US, Canada and Mexico. If SKNY breaches the License or if the Licensor goes bankrupt, SKNY could lose its rights to SKNY-1 and all of such rights would revert back to the Licensor. Further, Licensor will control the process of applying for and obtaining any patents or other intellectual property rights in SKNY-1, all at the expense of SKNY. All of such patents and intellectual rights will be owned by Licensor, subject to SKNY’s rights under the License. Furthermore, SKNY has no control over the patent prosecution strategy, which is fully managed by the Licensor.

SKNY’s rights to SKNY-1 are subject to royalties.

SKNY entered into an exclusive licensing agreement with MIRALOGIX LLC, a Florida corporation (“MIRALOGIX”) for the licensing by MIRALOGX to SKNY the commercial rights of SKNY-1, or M308 (the “SKNY-1 Licensing Agreement”) in the United States, Mexico and Canada. Under the SKNY-1 Licensing Agreement SKNY will owe MIRALOGX a royalty of 8% on all revenue it receives from SKNY-1, with a minimum annual royalty of $250,000 that begins in the first year that there is any revenue from SKNY-1. This $250,000 will be owed even if in any later year there is no revenue from SKNY-1 or if the 8% royalty rate on actual revenues yields less than $250,000. SKNY’s failure to pay minimum royalties in any year would be a breach of the SKNY-1 Licensing Agreement and such breach would let the Licensor terminate SKNY’s rights to SKNY-1.

Conflicts of interest may arise between SKNY and MIRALOGX.

MIRALOGX is the license of SKNY’s rights to SKNY-1. MIRALOGX is a separate intellectual property development company owned by the Bay Shore Trust. The Bay Shore Trust is also SKNY’s largest stockholder. MIRALOGX is 100% owned by the Bay Shore Trust. SKNY’s relationship with MIRALOGX and the Bay Shore Trust may create, or may create the appearance of, conflicts of interest when SKNY is faced with decisions that benefit MIRALOGIX but do not benefit other holders of MIRA Common Stock. Furthermore, in light of the license agreement that SKNY has with MIRALOGX, if a dispute were to arise between MIRALOGX and MIRA relating to SKNY’s past or future relationship with MIRALOGX or with respect to intellectual property matters, there could be a conflict of interest that may make it more difficult for SKNY to resolve such disputes on terms that are acceptable to SKNY.

SKNY’s product candidates, if approved, may not achieve the expected market acceptance and, consequently, limit SKNY’s ability to generate revenue.

Even when product development is successful and regulatory approval has been obtained, SKNY’s ability to generate sufficient revenue depends on the acceptance of its products by physicians and patients. There is no assurance that SKNY’s product candidates will achieve the expected level of market acceptance and revenue if and when they obtain the requisite regulatory approvals. The market acceptance of any product depends on a number of factors, including the indication statement and warnings required by regulatory authorities in the product label. Market acceptance can also be influenced by continued demonstrations of efficacy and safety in commercial use, physicians’ willingness to prescribe the product, reimbursement from third-party payers such as government health care programs and private third-party payers, the price of the product, the nature of any post-approval risk management activities mandated by regulatory authorities, competition, and marketing and distribution support. Further, an ineffective or inefficient distribution model at launch may lead to the inability to fulfill demand, and consequently a loss of revenue. Any factors preventing or limiting the market acceptance of SKNY’s products could have a material adverse effect on SKNY’s business, results of operations and financial condition.

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If the price for any future approved products decreases or if government and other third-party payers do not provide coverage and adequate reimbursement levels, SKNY’s revenue and prospects for profitability will suffer.

Patients who are prescribed medicine for the treatment of their conditions generally rely on third-party payers to reimburse all or part of the costs associated with their prescription drugs. Reimbursement systems in international markets vary significantly by country and by region, and reimbursement approvals generally must be obtained on a country-by-country basis. Coverage and adequate reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payers is critical to new product acceptance. Coverage decisions may depend upon clinical and economic standards that disfavor new drug products when more established or lower-cost therapeutic alternatives are already available or subsequently become available. Even if SKNY obtains coverage for products SKNY may market, the resulting reimbursement payment rates may require co-payments that patients find unacceptably high. Patients may not use SKNY’s products if coverage is not provided, or reimbursement is inadequate to cover a significant portion of their cost.

In addition, the market for SKNY’s products will depend significantly on access to third-party payers’ drug formularies or lists of medications for which third-party payers provide coverage and reimbursement. The industry competition to be included in such formularies often leads to downward pricing pressures on pharmaceutical companies. Also, third-party payers may refuse to include a particular branded drug in their formularies or otherwise restrict patient access to a branded drug when a less costly generic equivalent or other alternative is available, even if not approved for the indications for which SKNY’s products are approved.

Third-party payers or governmental or commercial entities are developing increasingly sophisticated methods of controlling healthcare costs. The current environment is putting pressure on companies to price products below what they may feel is appropriate. Selling SKNY’s products at less than an optimized price could impact its revenues and overall success as a company. It will be difficult to determine the optimized price for SKNY’s products. In addition, in the U.S., no uniform policy of coverage and reimbursement for drug products exists among third-party payers. Therefore, coverage and reimbursement for its products may differ significantly from payer to payer. As a result, the coverage determination process is often a time-consuming and costly process that will require SKNY to provide scientific and clinical support for the use of its products to each payer separately, with no assurance that coverage will be obtained. If SKNY is unable to obtain coverage of, and adequate payment levels for, products we may market to third-party payers, physicians may limit how much or under what circumstances they will prescribe or administer them, and patients may decline to purchase them. This in turn could affect SKNY’s ability to successfully commercialize products we may market, and thereby adversely impact SKNY’s profitability, results of operations, financial condition, and future success.

In addition, where SKNY has chosen to collaborate with a third party on product candidate development and commercialization, SKNY’s partner may elect to reduce the price of its products in order to increase the likelihood of obtaining reimbursement approvals. In many countries, products cannot be commercially launched until reimbursement is approved and the negotiation process in some countries can exceed 12 months. In addition, pricing and reimbursement decisions in certain countries can be affected by decisions taken in other countries, which can lead to mandatory price reductions and/or additional reimbursement restrictions across a number of other countries, which may thereby adversely affect SKNY’s sales and profitability. In the event that countries impose prices that are not sufficient to allow SKNY or its partners to generate a profit, SKNY’s partners may refuse to launch the product in such countries or withdraw the product from the market, which would adversely affect sales and profitability. Events, such as price decreases, government mandated rebates or unfavorable reimbursement decisions, could affect the pricing and reimbursement of SKNY’s products and its other product candidates and could have a material adverse effect on SKNY’s business, reputation, results of operations and financial condition.

SKNY expects to face intense competition, often from companies with greater resources and experience than it has.

Demand for SKNY’s product candidates will likely be dependent on a number of social, political, legislative, and economic factors that are beyond its control. While we believe that there will be a demand for such drugs, and that the demand will grow, there is no assurance that such demand will happen, that we will benefit from any demand or that its business, in fact, will ever generate revenues from its drug development programs or become profitable.

The emerging markets for product candidates like SKNY’s and related medical research and development is and will likely remain competitive. The development and commercialization of drugs and medicines is highly competitive. SKNY competes with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as products and processes being developed by universities and other research institutions. Many of SKNY’s competitors have developed, are developing, or will develop drugs and processes which may be competitive with SKNY’s drug candidates. Competitive therapeutic treatments include those that have already been approved by medicines regulators and accepted by the medical community and any new treatments that may enter the market. For some of SKNY’s drug development programs / areas of therapeutic interest, other treatment options are currently available, under development, and may become commercially available in the future. If any of SKNY’s product candidates are approved for the diseases and conditions SKNY is currently pursuing, they may compete with a range of medicines or therapeutic treatments that are either in development, will be developed in the future or currently marketed.

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Established companies may have a competitive advantage over SKNY due to their size and experiences, financial resources, and institutional networks. Many of SKNY’s competitors may have significantly greater financial, technical, and human resources than SKNY does. Due to these factors, SKNY’s competitors may have an advantage in marketing their approved drugs and may obtain regulatory approval of their drug candidates before SKNY is able to, which may limit its ability to develop or commercialize SKNY’s drug candidates. SKNY’s competitors may also develop drugs / medicines that are safer, more effective, more widely used and less expensive than SKNY’s. These advantages could materially impact SKNY’s ability to develop and, if approved, commercialize SKNY’s product candidates successfully. Furthermore, some of these competitors may make acquisitions or establish collaborative relationships among themselves or with third parties to increase their ability to rapidly gain market share.

Moreover, as generic versions of drug products enter the market, the price for such medicines may be expected to decline rapidly and substantially. Even if SKNY-1 is the first to obtain FDA approval of one of its product candidates, the future potential approval of generics could adversely affect the price SKNY is able to charge, and the profitability of SKNY’s product(s) will likely decline.

Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in more resources being concentrated among a smaller number of SKNY’s competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

These companies may compete with SKNY in recruiting and retaining qualified scientific, management and commercial personnel, utilizing contract manufacturing facilities or contract research organizations (CROs), or establishing clinical trial sites and subject registration for clinical trials, as well as in acquiring technologies complementary to SKNY’s research projects.

Risks Relating to SKNY’s Business and SKNY’s Industry

Our future viability will largely depend on the positive development of SKNY-1, and any future product candidates, which development will require significant capital resources and years of clinical development effort.

We currently have no drug products on the market, and SKNY’s drug development projects is in a pre-clinical stage of development or moving into clinical stages. SKNY’s business depends almost entirely on the successful pre-clinical and clinical development, FDA regulatory approval, and commercialization of SKNY’s product candidate, SKNY-1. Investors need to be aware that substantial additional investments including pre-clinical and clinical development and FDA regulatory submission and approval efforts will be required before SKNY is permitted to undertake clinical studies and market and commercialize SKNY’s product candidates, if ever. It may be several years before SKNY can commence clinical trials, if ever. Any clinical trial will be subject to extensive and rigorous review and regulation by numerous government authorities in the United States and other jurisdictions where SKNY intends, if approved, to market SKNY’s product candidates. Before obtaining regulatory approvals for any of SKNY’s product candidates, SKNY must demonstrate through pre-clinical testing and clinical trials that the product candidate is safe and effective for its specific application. This process can take many years and may include post-marketing studies and surveillance, which would require the expenditure of substantial resources. Of the large number of drugs in development for approval in the United States (and the rest of the world), only a small percentage will successfully complete the FDA regulatory approval financing to fund SKNY’s planned research, development, and clinical programs. SKNY cannot assure you that any of SKNY’s product candidates will be successfully developed or commercialized.

We may be unable to formulate or scale up any or all of SKNY’s product candidates. There is no guarantee that any of the product candidates will be or are able to be manufactured or produced in a manner to meet the FDA’s criteria for product stability, content uniformity and all other criteria necessary for product approval in the United States and other markets. Any of SKNY’s product candidates may fail to achieve their specified endpoints in clinical trials.

Furthermore, product candidates may not be approved even if they achieve their specified endpoints in clinical trials. The FDA may disagree with SKNY’s trial design and SKNY’s interpretation of data from clinical trials or may change the requirements for approval even after it has reviewed and commented on the design for SKNY’s clinical trials. The FDA may also approve a drug for fewer or more limited indications than SKNY requests or may grant approval contingent on the performance of costly post-approval clinical trials (i.e., Phase IV trials). In addition, the FDA may not approve the labeling claims that SKNY believe is necessary or desirable for the successful commercialization of SKNY’s product candidates.

If SKNY is unable to obtain regulatory approval for its drug candidates within the timeline SKNY anticipates, SKNY will not be able to execute SKNY’s business strategy effectively and SKNY’s ability to substantially grow SKNY’s revenues will be limited, which would have a material adverse impact on SKNY’s long-term business, results of operations, financial condition, and prospects.

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We are dependent on SKNY’s current and future product candidates, some of which may not receive regulatory approval or be successfully commercialized.

Our ability to progress SKNY’s plan will depend on SKNY’s ability to clinically develop, gain regulatory approval for and ultimately commercialize SKNY’s product candidates. SKNY’s ability to successfully commercialize SKNY’s product candidates will depend on, among other things, SKNY’s ability to:

● successfully complete pre-clinical and other nonclinical studies and clinical trials in a manner that allows us to progress SKNY’s studies;

● receive IND acceptance and regulatory approvals from the FDA;

● produce, through a validated process, in manufacturing facilities inspected and approved by regulatory authorities, including the FDA, sufficiently large quantities of product candidates to permit successful commercialization;

● obtain reimbursement from payers such as government health care programs and insurance companies and achieve commercially attractive levels of pricing;

● secure acceptance of SKNY’s product candidates from physicians, health care payers, patients, and the medical community;

● create positive publicity surrounding SKNY’s product candidates;

● manage SKNY’s spending as costs and expenses increase due to clinical trials and commercialization; and

● obtain and enforce sufficient intellectual property rights for SKNY’s product candidates.

SKNY’s failure or delay with respect to any of the factors above could have a material adverse effect on SKNY’s business, results of operations and financial condition.

Results of pre-clinical studies and earlier clinical trials are not necessarily predictive indicators of future results.

Any positive results from future pre-clinical testing of SKNY’s product candidates and potential future clinical trials may not be predictive of the results from Phase I, Phase II or Phase III clinical trials. In addition, SKNY’s interpretation of results derived from clinical data or SKNY’s conclusions based on SKNY’s pre-clinical data may prove inaccurate. Frequently, pharmaceutical and biotechnology companies have suffered significant setbacks in clinical trials after achieving positive results in pre-clinical testing and early phase clinical trials, and SKNY cannot be certain that SKNY will not face similar setbacks. These setbacks may be caused by the fact that pre-clinical and clinical data can be susceptible to varying interpretations and analyses. Furthermore, certain product candidates may perform satisfactorily in pre-clinical studies and clinical trials but nonetheless fail to obtain FDA approval or appropriate approvals by the appropriate regulatory authorities in other countries. If SKNY fails to produce positive results in SKNY’s clinical trials for SKNY’s product candidates, the development timeline and regulatory approval and commercialization prospects for them and as a result SKNY’s business and financial prospects would be materially adversely affected.

We have limited marketing experience, and SKNY does not anticipate at this time establishing a sales force or distribution and reimbursement capabilities, and SKNY may not be able to successfully commercialize any of SKNY’s product candidates if they are approved in the future.

If regulatory approval of SKNY’s products is ever obtained, SKNY’s ability to generate revenues ultimately depends on SKNY’s ability to sell SKNY’s approved products and secure adequate third-party reimbursement. SKNY currently has limited experience in marketing and selling SKNY’s products. SKNY currently does not have any products approved for sale in the United States or in any other country.

The commercial success of SKNY’s product candidates will not even be possible for the foreseeable future and will depend on a number of factors beyond SKNY’s control, including the willingness of physicians to prescribe SKNY’s products to patients, payers’ willingness and ability to pay for the drugs, the level of pricing achieved, patients’ response to SKNY’s drugs and the ability of SKNY’s marketing partners to generate sales. There can be no guarantee that SKNY will be able to establish or maintain the personnel, systems, arrangements and capabilities necessary to successfully commercialize SKNY’s product candidates that may be approved by the FDA in the future. If SKNY fails to establish or maintain successful marketing, sales and reimbursement capabilities or fail to enter into successful marketing arrangements with third parties, SKNY’s product revenues may suffer.

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Should SKNY later determine that it is in SKNY’s best interest to develop a sales force, SKNY may be unable to effectively train and equip SKNY’s sales force, therefore SKNY’s ability to successfully commercialize SKNY’s products may be harmed.

We may be required to expend significant time and resources to train SKNY’s sales force to be credible, persuasive and compliant with applicable laws in marketing SKNY’s product candidates to physicians for their approved uses. In addition, SKNY must continue to train its sales force to ensure that a consistent and appropriate message about SKNY’s product candidates delivered to SKNY’s potential customers. If MIRA is unable to effectively train its sales force and equip them with effective materials, including medical and sales literature, to help them inform and educate potential customers about the benefits of Ketamir-2 and MIRA-55 and SKNY’s product candidates and its proper administration, SKNY’s efforts to successfully commercialize its product candidates could be jeopardized, which would negatively impact SKNY’s ability to generate product revenues.

The manufacture of SKNY’s product candidates is complex and uncertain, and until SKNY develops a validated manufacturing process, SKNY may encounter difficulties in supplying its planned and future clinical trials. If SKNY encounters such difficulties, or fails to meet quality standards, SKNY’s ability to meet clinical timelines and expand its development strategy could be impacted.

The processes involved in manufacturing SKNY’s other product candidates are complex, expensive, highly regulated and subject to multiple risks and uncertainties. In addition, as product candidates are developed through early to late-stage clinical trials and then to approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods, are modified along the way to optimize the scale, process and results. Any changes to the manufacturing processes carry the risk that they will not achieve these intended objectives, or that the product candidates may not meet the rigorous quality standards necessary for use in SKNY’s pre-clinical or clinical trials.

Also, if planned or future manufacturing of SKNY’s product candidates fails to meet the quality standards for use in its pre-clinical or clinical trials, or the active drug substance does not meet its quality specifications, it could impact SKNY’s timelines and limit its development strategy.

SKNY’s management and personnel, systems, and facilities currently in place may not be adequate to support its business plan and future growth. As a result, SKNY may need to further expand certain areas of its organization.

SKNY’s operations, growth and various projects requires that it:

● continue to improve its operational, financial, management and regulatory compliance controls and reporting systems and procedures;

● attract and retain enough talented employees;

● manage its clinical trials effectively;

● manage its external manufacturing operations with contract research organizations effectively and in a cost-effective manner; and

● manage its development efforts effectively while carrying out its contractual obligations to contractors and other third parties.

In addition, SKNY may utilize the services of part-time outside consultants and contractors to perform several tasks for it, including tasks related to compliance programs, clinical trial management, regulatory affairs, formulation development and other drug development functions. Its growth strategy may entail expanding its use of consultants and contractors to implement these and other tasks going forward. If SKNY is not able to effectively expand its organization by hiring new employees and expanding its consultants and contractors, it may be unable to successfully implement the tasks necessary to effectively execute on its planned research, development, manufacturing, and commercialization activities and, accordingly, may not achieve its research, development and commercialization goals.

Risks Related to the Merger

There is no assurance when or if the Merger will be completed.

The completion of the Merger is subject to the satisfaction or waiver of a number of conditions as set forth in the Merger Agreement, including, among others, the receipt of the MIRA Stockholder Approval and the approval of NASDAQ. Further, at the time of the completion of the Merger, under the terms of the Merger Agreement, SKNY must have cash and marketable securities valued at $5 million. There can be no assurance that any conditions, consents, clearances or approvals necessary or advisable to be obtained in connection with the Merger will be obtained in a timely manner or at all, or whether they will be subject to actions, conditions, limitations or restrictions that may jeopardize or delay the completion of the Transaction, materially reduce or delay the anticipated benefits of the Merger or allow the parties to terminate the Merger Agreement.

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The Merger Agreement may be terminated in certain circumstances, including, among others, if the Merger has not been completed by the outside date of December 31, 2025 or if a governmental entity of competent jurisdiction has issued or granted an order, judgment, decree, ruling or injunction that results in a permanent restraint that has become final and nonappealable or imposes, as a final and nonappealable condition. See “The Merger Agreement—Termination.”

The price of MIRA’s common stock is subject to fluctuations

The market price of MIRA Common Stock is subject to general price fluctuations in the market for publicly traded equity securities and has experienced volatility in the past. Stock price changes may result from a variety of factors, including, among others, general market and economic conditions, changes in the businesses, operations and prospects of MIRA, and an evolving regulatory landscape. Market assessments of the benefits of the Merger and the likelihood that the Merger will be completed, as well as general and industry specific market and economic conditions, may also impact the market price of MIRA Common Stock. Many of these factors are beyond MIRA’s control. You are encouraged to obtain current market price quotations for MIRA Common Stock before you determine how to vote on the Merger.

There has been no public market for SKNY Common Stock and the lack of a public market may make it more difficult to determine the fair market value of SKNY than if there were such a public market.

The outstanding shares of SKNY Common Stock are privately held and are not traded on any public market. The lack of a public market makes it more difficult to determine the fair market value of SKNY than if the outstanding shares of SKNY Comon Stock were traded publicly. The value ascribed to SKNY in the Merger and in the Merger Consideration may not be indicative of the price at which the outstanding shares of SKNY Common Stock may have traded on a public market if such were available. The Merger Consideration to be paid to SKNY stockholders was determined based on negotiations between MIRA and SKNY and not on the basis of market prices. The relative values of MIRA and SKNY may not be indicative of the price at which the shares of SKNY Common Stock may have been traded on a public market.

SKNY may fail to expand its manufacturing capability in time to meet market demand for SKNY’s products and product candidates, and the FDA may refuse to accept SKNY’s facilities or those of its contract manufacturers as being suitable for the production of SKNY’s products and product candidates. Any problems in SKNY’s manufacturing process could have a material adverse effect on MIRA’s business, results of operations and financial condition.

Before SKNY can begin commercial manufacture of any product candidates for sale in the U.S., it must obtain FDA regulatory approval for the product, which requires a successful FDA inspection of its manufacturing facilities and those of its contract manufacturers, processes, and quality systems in addition to other product-related approvals. Although SKNY may successfully navigate this pre-approval inspection process in the U.S., pharmaceutical manufacturing facilities are continuously subject to post-approval inspection by the FDA and foreign regulatory authorities. Due to the complexity of the processes used to manufacture SKNY’s product candidates, SKNY may be unable to initially or continue to pass federal, state or international regulatory inspections in a cost-effective manner. If SKNY is unable to comply with manufacturing regulations, SKNY may be subject to fines, unanticipated compliance expenses, recall or seizure of approved products, total or partial suspension of production and/or enforcement actions, including injunctions, and criminal or civil prosecution. These possible sanctions would adversely affect SKNY’s business, results of operations and financial condition.

Business interruptions could delay the process of developing SKNY’s product candidates and could disrupt product sales.

SKNY’s research and development activities are conducted through outside contractors and manufacturers. Loss of SKNY’s contracted manufacturing facilities, stored inventory or laboratory facilities through fire, theft or other causes, or loss of access to raw materials, could have an adverse effect on SKNY’s ability to continue product development activities and to conduct its business. Failure to supply SKNY’s partners with commercial product may lead to adverse consequences, including the right of partners to take over responsibility for product supply. SKNY currently does not have insurance coverage to compensate it for such business interruptions.

If product liability lawsuits are successfully brought against SKNY, it will incur substantial liabilities and may be required to limit the commercialization of SKNY’s product candidates.

Although SKNY has never had any product liability claims or lawsuits brought against it, SKNY faces potential product liability exposure related to the testing of its product candidates in human clinical trials. SKNY may face exposure to claims by an even greater number of persons when it begins to market and distribute or products commercially in the U.S., Europe and elsewhere. Now, and in the future, an individual may bring a liability claim against SKNY alleging that one of its product candidates caused an injury. While SKNY continues to take what it believes are appropriate precautions, it may be unable to avoid significant liability if any product liability lawsuit is brought against it. Large judgments have been awarded in class action or individual lawsuits based on drugs that had unanticipated side effects. If SKNY cannot successfully defend itself against product liability claims, it will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

●	decreased demand for SKNY product candidates if such product candidates are approved;

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●	injury to our reputation;
●	withdrawal of clinical trial participants;
●	costs of related litigation;
●	substantial monetary awards to patients and others;
●	increased cost of liability insurance;
●	loss of revenue; and
●	the inability to successfully commercialize our products.

SKNY depends upon its key personnel and ability to attract and retain employees.

SKNY’s future growth and success depend on its ability to recruit, retain, manage, and motivate employees. The inability to hire or retain experienced management personnel could adversely affect SKNY’s ability to execute its business plan and harm its operating results. Due to the specialized scientific and managerial nature of SKNY’s business, it relies heavily on its ability to attract and retain qualified scientific, technical, and managerial personnel. The competition for qualified personnel in the pharmaceutical field is intense. Due to this intense competition, SKNY may be unable to attract and retain the qualified personnel necessary for the development of its business or to recruit suitable replacement personnel.

SKNY is subject to the U.S. Foreign Corrupt Practices Act and other anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing its operations. If SKNY fails to comply with these laws, it could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect its business, results of operations and financial condition.

SKNY’s operations are subject to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and other anti-corruption laws that apply in countries where it does business. The FCPA and these other laws generally prohibit SKNY’s and its employees and intermediaries from bribing, being bribed or making other prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. SKNY is likely to operate in a number of jurisdictions that pose a high risk of potential FCPA violations, and SKNY participation in collaborations and relationships with third parties could potentially subject SKNY to liability under the FCPA or local anti-corruption laws. In addition, SKNY cannot predict the nature, scope, or effect of future regulatory requirements to which its international operations might be subject or the manner in which existing laws might be administered or interpreted.

SKNY is also subject to other laws and regulations governing its international operations, including regulations administered by the government of the U.S. and other countries in which SKNY operates or plans to operate, including applicable export control regulations, economic sanctions on countries and persons, customs requirements, and currency exchange regulations, (collectively referred to as the “Trade Control laws”).

However, there is no assurance that SKNY will be completely effective in ensuring its compliance with all applicable anti-corruption laws, including the FCPA or other legal requirements, including Trade Control laws. If SKNY is not in compliance with the FCPA and other anti-corruption laws or Trade Control laws, it may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on SKNY’s business, financial condition, results of operations and liquidity, as well as its reputation. Likewise, any investigation of any potential violations of the FCPA, other anti-corruption laws or Trade Control laws by the U.S. or other authorities could also have an adverse impact on SKNY’s reputation, its business, results of operations and financial condition.

SKNY’s proprietary information, or that of its suppliers and business partners, may be lost or it may suffer security breaches.

In the ordinary course of its business, SKNY will collect and store sensitive data, including valuable and commercially sensitive intellectual property, clinical trial data, its proprietary business information and that of its suppliers and business partners, and personally identifiable information of its clinical trial subjects and employees, on its networks, and with its third-party cloud service providers. The secure processing, maintenance and transmission of this information is critical to its operations. Despite SKNY’s security measures, its information technology and infrastructure, and that of its third parties, may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Any breach could compromise its networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disrupt its operations, damage its reputation, and cause a loss of confidence in its products and SKNY’s ability to conduct clinical trials, which could adversely affect its business and reputation and lead to delays in gaining regulatory approvals for SKNY-1 or other product candidates.

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Failure of SKNY’s information technology systems, including cybersecurity attacks or other data security incidents, could significantly disrupt the operation of its business.

SKNY’s business is dependent on critical, complex, and interdependent information technology (“IT”) systems, including internet-based systems, some of which are managed or hosted by third parties, to support business processes as well as internal and external communications. The size and complexity of its IT systems make SKNY potentially vulnerable to IT system breakdowns, malicious intrusion, and computer viruses, which may result in the impairment of its ability to operate its business effectively.

Legislative or regulatory reform of the health care system in the U.S. may affect SKNY’s ability to profitably sell its products, if approved.

SKNY’s ability to commercialize its future products successfully, alone or with collaborators, will depend in part on the extent to which coverage and reimbursement for the products will be available from government and health administration authorities, private health insurers and other third-party payers. The continuing efforts of the U.S. government, insurance companies, managed care organizations and other payers for health care services to contain or reduce health care costs may adversely affect SKNY’s ability to set prices for our products which it believes are fair, and our ability to generate revenues and achieve and maintain profitability.

Specifically, in the U.S., there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect SKNY’s ability to sell products profitably. For example, the 2010 Affordable Care Act, or the ACA, substantially changed the way healthcare is financed by both governmental and private insurers. The U.S. trade tariffs implemented by President Donald Trump may challenge us, particularly concerning the uncertainty and volatility introduced by these tariffs complicate decision making, planning and forecasting for our customers as well as for us, making it difficult to predict future costs and financial outcomes accurately.

Unfavorable global economic and geopolitical conditions could adversely affect MIRA’s business, financial condition, stock price, and results of operations.

SKNY’s business could be adversely affected by unstable economic and political conditions within the United States and foreign jurisdictions, including as a result of an economic downturn, tariffs, trade wars and geopolitical events, such as changes in U.S. federal policy that affect the geopolitical landscape. Changes to policy implemented by the U.S. Congress, the Trump administration or any new administration have impacted and may in the future impact, among other things, the U.S. and global economy, international trade relations, unemployment, immigration, healthcare, taxation, the U.S. regulatory environment, inflation and other areas. For example, during the prior Trump administration, increased tariffs were implemented on goods imported into the U.S., particularly from China, Canada, and Mexico. Historically, tariffs have led to increased trade and political tensions, between not only the U.S. and China, but also between the U.S. and other countries in the international community. In response to tariffs, other countries have implemented retaliatory tariffs on U.S. goods. Political tensions as a result of trade policies could reduce trade volume, investment, technological exchange and other economic activities between major international economies, resulting in a material adverse effect on global economic conditions and the stability of global financial markets. Any changes in political, trade, regulatory, and economic conditions, including U.S. trade policies, could have a material adverse effect on SKNY’s financial condition or results of operations. Until SKNY knows what policy changes are made, whether those policy changes are challenged and subsequently upheld by the court system and how those changes impact its business and the business of our competitors over the long term, SKNY will not know if, overall, it will benefit from them or be negatively affected by them.

The global credit and financial markets have also generally experienced extreme volatility and disruptions (including as a result of actual or perceived changes in interest rates, inflation, tariffs and macroeconomic uncertainties), which has included severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, high inflation, uncertainty about economic stability, global supply chain disruptions, and increases in unemployment rates. The financial markets and the global economy may also be adversely affected by military conflict, including the ongoing conflicts between Russia and Ukraine, and Israel and Hamas, terrorism, or other geopolitical events. Sanctions imposed by the United States and other countries in response to such conflicts, including the one in Ukraine, may also continue to adversely impact the financial markets and the global economy, and any economic countermeasures by the affected countries or others could exacerbate market and economic instability. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. A severe or prolonged economic downturn could result in a variety of risks to SKNY’s business.

In addition, inflation in the global economy may impact salaries and wages, costs of goods and transportation expenses, among other things may create market and economic instability. SKNY cannot anticipate all of the ways in which the foregoing, and the current economic climate and financial market conditions generally, could adversely impact our business.

Clinical trials for SKNY’s product candidates are expensive, time-consuming, uncertain, and susceptible to change, delay or termination. The results of clinical trials are open to differing interpretations.

Clinical trials are expensive, time consuming and difficult to design and implement. Regulatory agencies may analyze or interpret the results differently than SKNY. Even if the results of SKNY’s clinical trials are favorable, the clinical trials for a number of SKNY’s product candidates are expected to continue for several years and may take significantly longer to complete. In addition, SKNY, the FDA, or other regulatory authorities, including state and local authorities, or an Institutional Review Board (IRB), with respect to a trial at its institution, may suspend, delay or terminate SKNY’s clinical trials at any time, require SKNY to conduct additional clinical trials, require a particular clinical trial to continue for a longer duration than originally planned, require a change to SKNY’s development plans such that it conducts clinical trials for a product candidate in a different order, e.g., in a step-wise fashion rather than running two trials of the same product candidate in parallel, for various reasons, including:

●	lack of effectiveness of any product candidate during clinical trials;

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●	discovery of serious or unexpected toxicities or side effects experienced by trial participants or other safety issues, such as drug interactions, including those which cause confounding changes to the levels of other concomitant medications;
●	slower than expected rates of subject recruitment and enrollment rates in clinical trials;
●	difficulty in retaining subjects who have initiated a clinical trial but may withdraw at any time due to adverse side effects from the therapy, insufficient efficacy, fatigue with the clinical trial process or for any other reason;
●	delays or inability in manufacturing or obtaining sufficient quantities of materials for use in clinical trials due to regulatory and manufacturing constraints;
●	inadequacy of or changes in our manufacturing process or product formulation;
●	delays in obtaining regulatory authorization to commence a trial, including “clinical holds” or delays requiring suspension or termination of a trial by a regulatory agency, such as the FDA, before or after a trial is commenced;
●	changes in applicable regulatory policies and regulations, including changes to requirements imposed on the extent, nature, or timing of studies;
●	delays or failure in reaching agreement on acceptable terms in clinical trial contracts or protocols with prospective clinical trial sites;
●	uncertainty regarding proper dosing;
●	delay or failure to supply product for use in clinical trials which conforms to regulatory specification;
●	unfavorable results from ongoing pre-clinical studies and clinical trials;
●	failure of contract research organizations, or CROs, or other third-party contractors to comply with all contractual requirements or to perform their services in a timely or acceptable manner;
●	failure by SKNY, its employees, CROs or their employees to comply with all applicable FDA or other regulatory requirements relating to the conduct of clinical trials or the handling, storage, security, and recordkeeping;
●	scheduling conflicts with participating clinicians and clinical institutions;
●	failure to design appropriate clinical trial protocols;
●	insufficient data to support regulatory approval;
●	inability or unwillingness of medical investigators to follow our clinical protocols; or
●	difficulty in maintaining contact with patients during or after treatment, which may result in incomplete data.

Any of the foregoing could have a material adverse effect on MIRA’s business, results of operations and financial condition.

Risks Related to Interested Parties and Conflicts of Interests

SKNY’s directors and executive officers and MIRA’s directors and officers have interests in the Merger that may be different from, or in addition to, the interests of SKNY stockholders generally and the interests of MIRA stockholders generally.

Certain SKNY directors and executive officers have interests in the Merger that may be different from, or in addition to, those of SKNY stockholders. Certain of SKNY’s directors and executive officers negotiated the terms of the Merger Agreement and some of them hold executive positions in MIRA. Further, certain of the stockholders of MIRA also hold shares of SKNY Common Stock, and certain of such directors and officers may also serve as directors or officers of companies with whom SKNY has ongoing contractual relations. Some of such relations may create conflicts with the interests of SKNY or MIRA. For example, among the shareholders of SKNY and of MIRA are shareholders of MIRALOGIX, the licensor to SKNY of certain of SKNY’s product candidates. In some cases, such licenses obligate SKNY to pay royalties to MIRALOGIX even if SKNY is not then earning revenue on the licensed products.

The members of the MIRA Board were aware of and considered these interests in evaluating the Merger and in making the MIRA Recommendation. The interests of MIRA’s directors and executive officers are described in more detail in “Interests of the MIRA Directors, Executive Officers and Affiliate Shareholders in the Merger” on page 31 of this proxy statement.

The completion of the Merger is not conditioned on the receipt of an opinion of counsel to the effect that the Merger will qualify for the Intended Tax Treatment, and neither MIRA nor SKNY intends to request a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Merger.

It is intended that, for U.S. federal income tax purposes, the Merger will constitute the Intended Tax Treatment (as defined below). However, the completion of the Merger is not conditioned on the Merger qualifying for the Intended Tax Treatment or upon the receipt of an opinion from counsel to that effect, and whether or not the Transaction will qualify for the Intended Tax Treatment depends on facts that will not be known until the Merger is completed. Finally, neither MIRA nor SKNY intends to request a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Merger. Therefore, even if MIRA concludes that the Merger qualifies for the Intended Tax Treatment, no assurance can be given that the Internal Revenue Service will not challenge that conclusion or that a court would not sustain such a challenge.

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You should read “Material U.S. Federal Income Tax Considerations” and consult your own tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances.

MIRA is subject to various uncertainties, including contractual restrictions and requirements while the Merger is pending, that could adversely affect their businesses, financial condition and results of operations.

During the pendency of the Merger, it is possible that commercial partners and/or other persons with whom MIRA has a business relationship may elect to delay or defer certain business decisions or seek to terminate, change or renegotiate their relationships with MIRA as a result of the Merger. Such events and actions could significantly reduce the expected benefits of the Merger and/or negatively affect MIRA’s revenues, earnings and cash flows, MIRA’s plans for commercialization and approval of SKNY’s products and the market price of MIRA Common Stock, regardless of whether the Merger is completed. Uncertainty about the effects of the Merger on employees may impair the ability of MIRA to attract, retain and motivate key personnel during the pendency of the Merger. If key employees depart because of issues related to the uncertainty and difficulty of integration or a desire not to remain with MIRA following the completion of the Merger, MIRA may have to incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent. Matters relating to the Merger will require substantial commitments of time and resources by MIRA management which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to SKNY as an independent company. MIRA will also incur significant costs related to the Merger, some of which must be paid even if the Merger is not completed. These costs are substantial and include financial advisory, legal and accounting costs.

Under the terms of the Merger Agreement, MIRA is also subject to restrictions on the conduct of its business prior to the completion of the Merger, which may adversely affect its ability to execute certain of its business strategies, including the ability in certain cases to amend its organizational documents or pay dividends or distributions. Such limitations could adversely affect MIRA’s business, strategy, operations and prospects prior to the completion of the Merger.

Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the completion of the Merger.

Litigation relating to the Merger may be filed against the MIRA Board that could result in substantial costs or delay or prevent the completion of the Merger.

In connection with the Merger, it is possible that stockholders of SKNY and/or MIRA may file lawsuits against the SKNY Board and/or the MIRA Board. Among other remedies, these stockholders could seek damages and/or to enjoin the Merger. The outcome of any litigation is uncertain and any such potential lawsuits could prevent or delay the completion of the Merger and/or result in substantial costs. Any such actions may create uncertainty relating to the Merger and may be distracting to management. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Merger is completed may adversely affect MIRA’s business, financial condition and results of operations following the completion of the Merger.

Risks Related to MIRA after Completion of the Merger

MIRA may not be able to integrate SKNY’s development activities into its own operations or manage the combined business effectively, and many of the anticipated synergies and other benefits of acquiring SKNY may not be realized or may not be realized within the expected time frame.

MIRA and SKNY entered into the Merger Agreement with the expectation that the Transaction would result in various benefits, including, among other things, operating efficiencies, synergies and cost savings. Achieving the anticipated benefits of the Merger is subject to a number of uncertainties, including whether the development efforts of SKNY can be integrated in an efficient and effective manner.

It is possible that the integration process could take longer than anticipated or that the management of the combined business could be more difficult than expected, and could result in the disruption of ongoing businesses, processes, systems and business relationships, inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, higher than expected costs or difficulties in achieving anticipated synergies, business opportunities and growth prospects from the Merger, any of which could adversely affect MIRA’s ability to achieve the anticipated benefits of the Merger. MIRA’s results of operations could also be adversely affected by any issues attributable to either company’s operations that arise or are based on events or actions that occur before the Closing. The integration of SKNY’s development work is subject to a number of risks and uncertainties, and no assurance can be given that the anticipated benefits of the Merger will be realized or, if realized, the timing of their realization. Failure to achieve these anticipated benefits could adversely affect MIRA and the future businesses of SKNY and/or MIRA as well as MIRA’s financial condition, results of operations and prospects.

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Uncertainties associated with the Merger may cause a loss of management personnel and other key employees, and MIRA SKNY may have difficulty attracting and motivating management personnel and other key employees, which could adversely affect the future businesses and operations of MIRA.

Both MIRA and SKNY are dependent on the experience and industry knowledge of their respective management personnel and other key employees to execute their business plans. MIRA’s success after the completion of the Merger will depend in part upon the ability of MIRA to attract, motivate and retain management personnel and other employees to pursue the development of the MIRA and SKNY therapies. Prior to completion of the Merger, current and prospective employees of MIRA may experience uncertainty about their roles following the completion of the Merger, which may have an adverse effect on the ability of each of MIRA and SKNY to motivate or retain management personnel and other key employees. In addition, no assurance can be given that MIRA will be able to attract, motivate or retain management personnel and other key employees to the same extent that SKNY had previously been able. If management personnel or other key employees terminate their employment, MIRA’s business activities may be adversely affected, and management’s attention may be diverted from successfully integrating MIRA and SKNY which may cause MIRA’s progress to suffer.

MIRA will incur significant transaction and integration-related costs in connection with the Merger, which could adversely affect MIRA’s ability to execute its integration plan and achieve the anticipated benefits of the Merger.

MIRA expects to incur a number of non-recurring costs associated with the Merger and combining the operations of the two companies. MIRA continues to assess the magnitude of these Merger and integration-related costs, and additional unanticipated costs may also be incurred. Although MIRA expects that the elimination or avoidance of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses of MIRA and SKNY, should allow SKNY to offset integration-related costs over time, this net benefit may not be achieved in the near term or at all.

The market price of MIRA Common Stock may decline as a result of the Merger and the issuance of shares of MIRA Common Stock to SKNY stockholders in the Merger may have a negative impact on MIRA’s financial results, including future earnings per share.

The market price of MIRA Common Stock may decline as a result of the Merger, and holders of MIRA Common Stock (including holders of SKNY Common Stock who receive MIRA Common Stock) could see a decrease in the value of their investment holdings if, among other things, MIRA is unable to achieve the expected growth in earnings, or if the anticipated benefits, including synergies, cost savings, innovation and operational efficiencies, from the Merger are not realized, or if the Merger and integration-related costs related to the Merger are greater than expected. The market price of MIRA Common Stock may also decline if MIRA does not achieve the anticipated benefits of the Merger as rapidly or to the extent expected by financial or industry analysts or if the effects of the Merger on MIRA’s financial position, results of operations or cash flows are not otherwise consistent with the expectations of financial or industry analysts. The issuance of shares of MIRA Common Stock in the Merger could on its own have the effect of depressing the market price for MIRA Common Stock. In addition, some SKNY stockholders may decide not to continue to hold the shares of MIRA Common Stock they receive as a result of the Merger, and any such sales of MIRA Common Stock could have the effect of depressing the market price for MIRA Common Stock. Moreover, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, MIRA Common Stock, regardless of the actual operating performance of MIRA or the surviving company following the completion of the Merger.

If MIRA is found to be an investment company under the U.S. Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could adversely affect our business, financial condition or results of operations.

We intend to conduct our business so as not to become regulated as an investment company under the U.S. Investment Company Act. An entity generally will be determined to be an investment company for purposes of the U.S. Investment Company Act if, absent an applicable exemption, (i) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the ICA 40% Test. SKNY is the beneficial owner of shares of Telomir Pharmaceuticals, Inc. (Nasdaq: TELO), or Telomir. Accordingly, following the completion of the Merger, we will own such shares of Telomir, and potentially be in violation of the ICA 40% Test.

We do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, and believe that we are not engaged primarily in the business of investing, reinvesting or trading in securities.

To ensure that we are not obligated to register as an investment company, we expect to comply with Rule 3a-2 of the U.S. Investment Company Act (“ICA Rule 3-a2”), which provides a one-year safe harbor from the definition of investment company to any issuer that has a bona fide intent to be engaged primarily, as soon as is reasonably possible, in a business other than that of investing, reinvesting, owning, holding, or trading in securities. Our Board has passed a resolution requiring that following the closing of the Merger, we are required to sell such shares of Telomir during the one-year period following the Merger, in accordance with ICA Rule 3-a2.

If the SEC or its staff does not believe that we complied with ICA Rule 3-a2, or there are changes to ICA Rule 3-a2, our business will be materially and adversely affected. In particular, we would be required to register as an investment company This could make it impractical for us to continue our business as currently conducted. Our ceasing to qualify for an exemption from registration as an investment company could materially and adversely affect the value of our shares and our ability to pay dividends in respect of our shares.

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THE MERGER

This section and the section titled “The Merger Agreement” in this proxy statement describe the material aspects of the Merger, including the Merger Agreement. While MIRA believes that this description covers the material terms of the Merger and the Merger Agreement, it may not contain all of the information that is important to you. You should carefully read this entire proxy statement for a more complete understanding of the Merger and the Merger Agreement, including the Merger Agreement attached as Annex A, and the fairness opinion and valuation report of SKNY Pharmaceuticals, Inc. attached as Annex B, the valuation report for MIRA Pharmaceuticals Inc. is attached as Annex C, and the fairness opinion for the Merger attached as Annex D and the SKNY-1 License Agreement is attached as Annex Eto this proxy statement, and the other documents to which you are referred herein. See the section titled “Where You Can Find More Information” in this proxy statement.

Background of the Merger

On December 13, 2024, SKNY was incorporated in the state of Delaware. At such point, SKNY’s owners and executives had considered separately and independently listing its shares on the Nasdaq Stock Exchange in 2025.

In February 2025, several holders of shares of SKNY spoke with Erez Aminov, CEO of MIRA about the possibility of SKNY becoming a wholly-owned subsidiary of MIRA, and forgo its planned stand-alone public offering. These discussions focused on MIRA’s interest in acquiring SKNY to strengthen and expand its drug development pipeline. MIRA believed that the acquisition of SKNY, particularly due to the potential of SKNY-1, would enhance shareholder value. Given the overlapping relationships and common interests between MIRA and MIRALOGX, conversations regarding the proposed Merger were frequent, direct, and collaborative. See “Interests of the MIRA Directors, Executive Officers and Affiliate Shareholders in the Merger” on page 31 of this proxy statement for additional details.

On March 10, 2025, MIRA conducted an introductory call with Moore Financial Consulting Ltd. (“Moore”) regarding conducting valuations of MIRA and SKNY for purposes of determining the Exchange Ratio to be used in the Merger based on the relative valuations of MIRA and SKNY.

On March 14, 2025, MIRA engaged Moore to conduct a valuation of MIRA and SKNY for determination of the Exchange Ratio.

On March 17, 2025, a first draft of a Binding Letter of Intent (LOI) was circulated between MIRA and SKNY

On March 18, 2025, after significant information discussion, Kelly Stackpole was appointed as Chief Executive Officer of SKNY and continued on behalf of SKNY to negotiate the terms of the Merger with MIRA.

On March 19, 2025 a revised draft of the LOI was circulated between MIRA and SKNY.

On March 19, 2025, the MIRA Board held a meeting to discuss the LOI. Mr. Aminov provided a presentation on SKNY’s business and explained the potential synergies between the two companies and market potential of SKNY-1. Mr. Aminov also explained to the MIRA Board the conflicts of interests involved in the Merger. The terms of the LOI and the SKNY-1 Licensing Agreement were also discussed and reviewed. The MIRA Board approved the Merger and the terms of the LOI.

At the March 19, 2025 meeting of the MIRA Board, the MIRA Board unanimously (i) determined that the Merger is fair to, advisable and in the best interests of MIRA and its stockholders, and (ii) approved and declared advisable the Merger Agreement, including the issuance of shares of MIRA Common Stock to the stockholders of SKNY.

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The MIRA Board considered the following reasons in reaching its conclusion to approve the Merger Agreement and the Merger:

●	the Board’s belief, after discussions with MIRA’s senior management and legal counsel, that the Merger is more favorable to MIRA’s stockholders than the potential value that might have resulted from other strategic options available to MIRA;

●	the Board’s belief, based in part on scientific, regulatory and commercial diligence and an analysis process conducted over several weeks by MIRA’s management and reviewed with the MIRA Board, that SKNY-1 has the potential to become a commercial asset with a sizable potential market and efficient commercialization plan and may create value for the stockholders of MIRA and an opportunity for MIRA’s stockholders to participate in the resulting potential growth for MIRA;

●	based on review with the management of MIRA, the ability to expand MIRA’s product offering and engage a new product market, and the likelihood that the post-Merger company would possess sufficient financial resources to allow the management team to focus on such plans;

●	the possibility that the post-Merger company would be able to take advantage of the potential benefits resulting from the combination of MIRA’s public company structure with SKNYs drug candidates to raise additional funds in the future;

●	the strength of the balance sheet of the post-Merger company, which includes the $5 million of cash or cash equivalents contributed as part of the Merger transaction;

●	MIRA Board’s belief, based in part on scientific, regulatory and commercial diligence and an analysis process conducted over several weeks by MIRA’s management and reviewed with the MIRA Board, that SKNY-1 has significant market potential and is supported by a clear and efficient development and commercialization roadmap, which may create long-term value for the stockholders of the combined company and provide MIRA’s stockholders with an opportunity to participate in the potential growth of the combined enterprise; and

●	the MIRA Board’s belief that based on Moore’s valuation, it agreed to a favorable Exchange Ratio for MIRA stockholders, and that the terms of the Merger Agreement include favorable terms to MIRA.

The MIRA Board also reviewed various reasons impacting the financial condition, results of operations and prospects of SKNY, including:

●	the risks associated with entering a new product market for SKNY-1 in an area where MIRA’s senior management does not have prior expertise;

●	the risks associated with SKNY-1 becoming a commercially viable program, the competitive landscape among pharmaceutical products designed to address obesity and smoking, and the inherent technical risks of early-stage pharmaceutical programs;

●	the risks associated with early preclinical assets and the timelines for beginning clinical development and demonstrating clinical proof-of-concept.

●	the risks associated with the conflicts of interest involved in the Merger, including that the terms of the Merger primarily address the interests of SKNY and MIRAs’ management and related parties at the expense of MIRA’s shareholders.

The MIRA Board also reviewed the terms and conditions of the Merger Agreement, as well as the safeguards and protective provisions included therein intended to mitigate risks, including:

●	the initial estimated Exchange Ratio used to establish the number of shares of MIRA Common Stock to be issued to SKNY’s stockholders in the Merger was determined based on the relative valuations of MIRA and SKNY as is described in the Moore valuation study;

●	the limited number and nature of the conditions to SKNY’s obligation to consummate the Merger and the limited risk of non-satisfaction of such conditions as well as the likelihood that the Merger will be consummated on a timely basis;

●	the agreement of SKNY to provide the written consent of SKNY’s stockholders necessary to adopt the Merger Agreement and the actual receipt of such written consent; and

●	the belief that the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable under the circumstances.

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In the course of its deliberations, the MIRA Board also considered a variety of risks and other countervailing factors related to entering into the Merger, including:

●	the Potential Conflicts of Interest;

●	the potential expenses to be incurred in connection with the Merger, including the costs associated with any related litigation;

●	the likelihood of disruptive stockholder litigation following announcement of the Merger;

●	the possible volatility, at least in the short term, of the trading price of MIRA Common Stock resulting from the announcement of the Merger;

●	the risk that the Merger might not be consummated in a timely manner or at all and the potential adverse effect of the public announcement of the Merger or delay or failure to complete the Merger on the reputation of MIRA;

●	the likely detrimental effect on MIRA’s cash position, stock price and ability to initiate another process and to successfully complete an alternative transaction should the Merger not be completed;

●	the risk to MIRA’s business, operations and financial results in the event that the Merger is not consummated, including the diminution of MIRA’s cash and the significant challenges associated with the need to raise additional capital through the public or private sale of equity securities;

●	the risk that the combined company could be subject to the Investment Company Act Rule 3-a2; and

●	various other risks associated with the combined company and the Merger, including those described in the section titled “Risk Factors.”

Neither MIRA nor the Board considered other merger candidates. MIRA’s CEO was previously familiar with SKNY and its prospects for growth and was interested in acquiring this specific company to increase shareholder value.

In view of the wide variety of reasons considered in connection with its evaluation of the Merger and the complexity of these matters, the MIRA Board did not find it useful to attempt, and did not attempt, to quantify, rank or otherwise assign relative weights to these reasons. In considering the reasons described above, individual members of the MIRA Board may have given different weight to different reasons. The MIRA Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, MIRA’s CEO and the legal and financial advisors of MIRA, and considered the reasons overall to be favorable to, and to support, its determination.

The LOI was signed by both MIRA and SKNY on March 19, 2025.

On March 14, 2025, each of SKNY and MIRA granted Moore access to its data room.

On March 17, 2025, MIRA and Moore provided SKNY with a list of diligence questions related to SKNY’s pipeline, clinical development plans, the competitive landscape, regulatory and commercial considerations. Additionally, Moore provided MIRA with a list of diligence questions related to SKNY’s pipeline, clinical development plans, the competitive landscape, regulatory and commercial considerations

On March 21, 2025, MIRA provided Moore with a detailed forecast of MIRA’s research and development and general administrative expenses through 2027, proforma financials, historical R&D spending analysis, estimated drug prices, market share information, and royalty information, as prepared by MIRA’s Chief Financial Officer and controller. MIRA’s Chief Scientific Advisor provided Moore a presentation, including targeted diseases and a roadmap for all clinical trials and timelines. MIRA’s Chief Executive Officer also had input to all deliverables.

On March 23, 2025, Moore provided MIRA with follow up questions related to diligence. MIRA promptly responded with the requested information.

On March 26, MIRA’s Chief Financial Officer provided responses to the questions asked by Moore.

On April 8, 2025, Moore provided SKNY with follow up questions related to diligence. SKNY promptly responded with the requested information.

On April 9, 2025, Moore provided the parties a preliminary valuation of SKNY.

On April 10, 2025, Moore provided the parties a preliminary valuation of MIRA.

On April 21, 2025, Moore provided a preliminary oral discussion of its valuation results with the management teams of MIRA and SKNY.

On April 22, 2025, Moore provided SKNY’s and MIRA’s management with an initial fairness opinion for the Exchange Ratio and valuation reports of SKNY and MIRA.

On April 30, 2025, MIRA’s board of directors held a meeting to discuss the approval of the Merger Agreement and Exchange Ratio. Moore presented MIRA’s board of directors with an analysis of its determination of MIRA’s and SKNY’s valuations. MIRA’s and SKNY’s management provided a discussion regarding the benefits of the Merger. MIRA’s legal counsel provided a discussion on the potential conflicts of interest involved in the Merger. Following several discussions and questions, MIRA’s board of directors approved the Merger.

On May 22, 2025, Moore provided MIRA with a revised fairness addressing additional details related to SKNY’s business.

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Moore Fairness Opinion and Valuation Reports

On March 14, 2025, MIRA retained Moore as financial advisor to MIRA in connection with the Merger. SKNY had previously never been subject to a third-party valuation. Moore was selected due to its global presence, and in particular, its presence in and familiarity with the markets and professional customs in Europe and the United States. Further, MIRA selected Moore because of its strong reputation in the field and recommendations from other similar companies. Moore’s staff have several years of experience in economic and financial consulting to some of the most prestigious businesses, acting in management positions in leading consulting firms. MIRA had no material relationship or affiliation with Moore over the past two years.

The fairness opinion and valuation reports were not prepared for the benefit of MIRA’s shareholders and accordingly, MIRA’s shareholders are not entitled to rely on the fairness opinion and valuation reports. Additionally, the fairness opinion does not opine on the fairness of the Exchange Ratio to MIRA or MIRA’s shareholders.

On April 30, 2025, Moore rendered its fairness opinion and valuation reports to the MIRA Board, the MIRA Chief Executive Officer and the MIRA Chief Scientific Officer, subsequently confirmed by delivery to MIRA of a written fairness opinion and valuation reports dated April 2025.

At the meeting dated April 30, 2025, Moore rendered its oral discussion of its determination of valuations of MIRA and SKNY to the Chairman of the MIRA Board, the MIRA Chief Executive Officer and the MIRA Chief Scientific Advisor, based upon and subject to the factors and assumptions set forth in its report. Moore confirmed its oral opinion by delivering its written opinion to MIRA, dated April 22, 2025. On May 22, 2025, Moore provided MIRA with a revised fairness addressing additional details related to SKNY’s business.

The full text of the fairness opinion and valuation report of Moore dated May 22, 2025, which set forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex D to this proxy statement and is incorporated herein by reference. The summary of the opinion of Moore set forth in this proxy statement is qualified in its entirety by reference to the full text of such fairness opinion and valuation reports. MIRA’s shareholders are urged to read the fairness opinion and valuation reports in their entirety. Moore’s fairness opinion and valuation report was addressed to MIRA in connection with and for the purposes of its valuation of MIRA and SKNY in the proposed Merger, and did not address any other aspect of the Merger. Moore expressed no opinion as to the fairness of the Exchange Ratio to the holders of any class of securities, creditors or other constituencies of MIRA or as to the underlying decision by MIRA to engage in the proposed Merger. The summary of the opinion of Moore set forth in this proxy statement is qualified in its entirety by reference to the full text of such report. The report does not constitute a recommendation to any shareholder of MIRA as to how such shareholders should vote with respect to the proposed Merger or any other matter.

In arriving at its valuation determinations, Moore, among other things: (i) reviewed certain publicly available business and financial information concerning SKNY and MIRA (collectively, the “Companies”) and the industries in which they operate; (ii) analyzed MIRA’s share pricing as traded on the stock exchange; (iii) reviewed certain internal financial analyses and forecasts prepared by the accounting teams of the Companies relating to their businesses; and (iv) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of the report.

In addition to the above, Moore held discussions with members of the management of the Companies with respect to certain aspects of the Merger, and the past and current business operations of the Companies, the financial condition and future prospects and operations of the Companies, and certain other matters Moore believed necessary or appropriate for its inquiry.

In determining valuation, Moore relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Moore by the Companies or otherwise reviewed by or for Moore. Moore has not independently verified any such information or its accuracy or completeness and, pursuant to its engagement letter with MIRA, Moore did not assume any obligation to undertake any such independent verification. Except for the fairness opinion and valuation reports prepared by Moore, it has not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor has it evaluated the solvency of the Companies under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to Moore or derived therefrom, including technological and pharmaceutical situations of both Companies, Moore has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by managements as to the expected future results of operations and financial condition of the Companies to which such analyses or forecasts relate.

The forecasts were provided to Moore on April 20, 2025. These forecasts were based on projections through comparisons to a peer group consisting of publicly-listed pharmaceutical companies similar to SKNY’s area of focus. It also assumed that the FDA timelines and drug development process for these comparable companies presented in the forecast would be similar to the timeline for SKNY. Additionally, SKNY presented forecasts of the expected demand over the next few years for its pharmaceutical products. This included the expected prevalence of nicotine dependence and obesity across certain geographic locations and the current market for treatments. Moore was also provided SKNY’s corporate presentation as of April 1, 2025.

Moore is not a legal, regulatory or tax expert and has relied on the assessments made by advisors to the Companies with respect to such issues. Moore has further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Companies or on the contemplated benefits of the Merger. Moore’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of April 21, 2025. It should be understood that subsequent developments may affect Moore’s valuation reports and/or fairness opinion, and that Moore does not have any obligation to update, revise, or reaffirm its valuation reports or fairness opinion. Moore’s opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio in the proposed transaction.

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The decision to enter into the Merger Agreement was solely that of the SKNY Board and the MIRA Board. Moore’s valuation report and fairness opinion were only one of the many factors considered by the SKNY Board and the MIRA Board in their evaluation of the proposed Merger and should not be viewed as determinative of the views of such boards with respect to the proposed Merger or the Exchange Ratio.

The full text of the valuation report and fairness opinion of Moore dated May 2025, which set forth, among other things, the assumptions made, forecasts presented, matters considered and limitations on the review undertaken, is attached as Annex B to this proxy statement.

Valuation of SKNY through Income Approach Using rNPV Analysis

In accordance with customary practice, Moore employed generally accepted valuation methodology in rendering its valuation report of SKNY. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of SKNY and MIRA valuation analyses.

SKNY’s and MIRA’s valuations were performed under the income approach, using the Risk-Adjusted Net Present Value, or the rNPV Analysis method. This method enhances standard discounted cash flow, or DCF Analysis, analysis by adjusting cash flow projections for the probability of success, i.e., adjusting for the probability of successfully advancing through clinical trials and regulatory approval. As a result, this method is also referred to as the expected net present value (eNPV) method.

According to the income approach, the value of an economic asset is derived from the future cash flows arising from it. The basic principle underlying the income approach is that an asset/company is an active ongoing concern premise and will operate in the future. The aim of the income approach is to reach the current value based on the company’s forecast cash flows.

The main valuation methodology in the income approach is the DCF Analysis. This method’s principle is that the value of the asset is the present value of free cash flow which is generated during the forecast period (finite or infinite). The first step in this approach is to build a cash flow projection of the entity (based on the entity’s business model). In the second phase, to determine the value of the asset, it is required to set an appropriate discount rate which is the basis for discounting future cash flows and translating them into current values. The discount rate reflects the level of activity’s risk. As much as the entity’s activity is risky (i.e., the level of uncertainty that exists to realization is lower) then it is required to choose a higher discount rate. As much as the discount rate is higher, then the cash flow’s present value will be lower.

Among the various early-stage biotech valuation methods, the rNPV Analysis method is the most appropriate. This method is suited for valuing preclinical and clinical stage biotech assets, novel pharma and biotech drugs undergoing development, and other life sciences assets that undergo phased development.

The mechanics of rNPV involve (1) estimating clinical trial and approval probabilities; (2) adjusting cash flow projections for risk using these probabilities; (3) discounting risk-adjusted cash flows to present value; and (4) summing risk-adjusted cash flows to derive rNPV. This captures the risks inherent in biotech drug development. rNPV provides a more accurate asset valuation than basic DCF Analysis as it enables conducting pharma and biotech valuation based on the stage (preclinical, Phase 1-3) of development of assets. As mentioned in the company description, SKNY is currently in the process of developing a pharmaceutical candidate, SKNY-1, with two indications: (1) aiming to treat nicotine dependence and smoking cessation; and (2) as a weight loss treatment.

Moore has valued SKNY under the assumption that SKNY-1 is its single project, therefore Moore accounted for expected income and expenses related to these indications alone and did not take into consideration developments that SKNY might be performing in the future.

Another assumption made for the sake of the current valuation is that SKNY will develop the two indications on its own until the successful termination of the Phase II clinical trials and following that will seek for a business agreement with a large pharma company that will perform the Phase III clinical trials (on its own account) and after the successful conclusion of the trials will continue and market the finished products. SKNY will be entitled to an upfront payment at the end of Phase II and royalties from the third-party revenues. The detailed analysis of the DCF Analysis can be reviewed in the valuation reports attached as Annex B to this proxy statement which is incorporated herein by reference

Review of Available Markets

In its analysis, Moore based the potential of SKNY-1 on the total available market of its potential users, which consisted of smokers who use medication to quit smoking. More specifically, Moore assumed that the relevant markets for SKNY-1 in the first years of sales are as follows: U.S.A, Mexico and Canada (collectively, the “Assumed Markets”). The analysis resulted in an approximate total market size of 12,869,780 potential users of SKNY-1 for combatting smoking. For weight loss, Moore applied the same analysis for a similar criterion of potential users in the Assumed Markets, resulting in a total market size of 17,092,086.

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Moore then assumed that the third-party pharmaceutical company with which SKNY will reach a marketing agreement will take the following market share in each of the two indications within the Assumed Markets:

●	For SKNY-1 weight loss, over a span of 16 years, it was assumed that SKNY-1 will obtain a 15% market share, collectively, within the Assumed Markets; and

●	For combatting nicotine dependence, it was assumed that SKNY-1 will obtain a 15% market share, collectively, within the Assumed Markets.

Treatments: Schedule and Price and Upfront Royalties

Moore assumed that SKNY-1 for Nicotine dependence will be given to patients for twelve months at approximately $300 per month and that SKNY-1 for weight loss will be given each month at approximately $900 per month.

Additionally, one of Moore’s main assumptions is that SKNY will continue developing and testing the SKNY-1 until the successful termination of phase II clinical trials and afterward will come to an agreement with a large pharmaceutical company that will take charge of the continuation of the clinical testing (Phase III) and, when successful, for commercialization of both developments.

Moore assumed that SKNY will be entitled to an upfront payment upon signing the agreement with a pharma company and, afterward, to royalties paid based on the revenues that this third party will generate from the sales of SKNY-1. The upfront and royalty rates assumed for each indication were an upfront amount of $30,000,000 based on a royalty rate of 10%. Moore also assumed that SKNY will incur R&D expenses until the end of the Phase II clinical trials and G&A expenses throughout its lifespan. Also, SKNY will finance the costs of the IND, Phase I, and Phase II clinical trials. For each of the Weight Loss the Nicotine Dependence indication, SKNY-1 is expected to assume a total of $24,040,000 of R&D costs through Phase III testing (for each indication, and not collectively).

Summary of Analysis

Moore began its analysis through performing the income approach and the risk-adjusted net present value (rNPV) method. This method enhances standard DCF analysis by adjusting cash flow projections for the probability of success, i.e., adjusting for the probability of successfully advancing through clinical trials and regulatory approval

According to the rNPV method used in this valuation, all the revenues and expenses in the model are multiplied by the probability of success; for instance, the SKNY-1(Nicotine Dependence) R&D expenses until Phase I are to be multiplied by the probability of success of the SKNY-1(Nicotine Dependence) IND (90%). Another example, Royalties revenue from the SKNY-1(Nicotine Dependence) must be multiplied by the product of the probability of success of IND ,Phase I, Phase II, Phase III and NDA (90.00% * 47.70% * 26.80% * 53.10% * 86.70% = 5.71%).

From the Pre-Tax Income, taxes at a rate of 26.5% (Company tax rate) were deducted. The net income resulting was then discounted at a rate of 30% (see in appendix) and a terminal value rate of 3%.

Based on the above analysis, Moore determined that SKNY’s enterprise value is $30.5 million.

Valuation of MIRA Through Income Approach Using rNPV Analysis

As mentioned above, MIRA’s valuation was performed under the income approach, using the Risk-Adjusted Net Present Value, or the rNPV Analysis method which is able to capture the risks inherent in biotech drug development. rNPV Analysis provides a more accurate asset valuation than basic DCF Analysis as it enables conducting pharma and biotech valuation based on the stage (preclinical, Phase 1-3) of development of assets. As mentioned in MIRA’s description, MIRA is currently in the process of developing two indications:

●	Ketamir-2 – A ketamine analog under investigation for the potential to treat Diabetic Neuropathic Pain (“DNP”); and

●	Mira-55 – a THC analogue under investigation for treating patients suffering from Mild Cognitive Impairment (“MCI”)

Moore valued MIRA under the assumption that these are its only two projects, therefore Moore accounted for expected income and expenses related to these indications alone and did not take into consideration developments that MIRA might be performing in the future.

Another assumption made for the sake of the valuation is that MIRA will develop the two indications on its own until the successful termination of the Phase II clinical trials, and following that, will seek for a business agreement with a large pharma company that will perform the Phase III clinical trials (on its own account) and after the successful conclusion of the trials will continue and market the finished products. MIRA will be entitled to an upfront payment at the end of Phase II and royalties from the third-party revenues. The detailed analysis of the DCF Analysis method can be reviewed in the valuation reports attached as Annex C to this proxy statement which is incorporated herein by reference.

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Summary of Analysis

MIRA’s valuation was performed under the income approach, using the Risk-Adjusted Net Present Value (rNPV) method. As determined by Moore, success rates of clinical trials differ according to the area of disease and according to the phase. The probability of success of Phase I is 52% and those of Phase II and Phase III are 28.9% and 57.8% respectively. For MIRA’s indications development, Moore used the Neurology success rateThe success rate in IND applications is around 90%.

According to the rNPV method used in this valuation, all the revenues and expenses in the model are multiplied by the probability of success, for instance, the Ketamir-2 R&D expenses until Phase II are to be multiplied by the probability of success of the Ketamir-2 Phase I (47.70%). Another example, Royalties revenue from the Mira-55 must be multiplied by the product of the probability of success of IND, Phase I, Phase II, Phase III and NDA (90.0% * 47.7% * 28.9% * 53.1% * 86.7% = 5.71%).

From the Pre-Tax Income, taxes at a rate of 26.5% (US, Florida company tax rate) were deducted. The net income resulting was then discounted at a rate of 30% (see in appendix) and a terminal value rate of 3%.

Based on the above analysis, Moore determined that MIRA’s enterprise value is approximately $30 million.

Determination of Fairness of Exchange Ratio

In order to examine the fairness of the Exchange Ratio proposed in the Merger, Moore calculated the relative values of both companies, and then calculated each party’s relative part from the combined company (which was assumed to be at an aggregate value of MIRA and SKNY). Moore concluded that the Exchange Ratio is fair, from a financial point of view.

Background of Moore

The compensation paid to Moore for the valuation report and fairness opinion was $15,000. The study was performed by Tzach Kasuto, M.Sc. Mr. Kasuto is a partner at Moore. He has approximately 20 years of experience in consulting and management, including extensive experience in business, strategic and economic consulting. Mr. Kasuto holds a bachelor’s degree in economics and an MBA from Tel Aviv University. His areas of expertise include: company valuation, fairness opinions, common share valuations, purchase price allocations, employee stock option valuation, expert opinions, feasibility studies, and pricing analysis. In the last two years, there has been no relationship or understanding between Moore or its affiliates and SKNY or its affiliates, nor was any compensation paid or payable to Moore, other than in connection with the fairness opinion and valuation reports.

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Moore. The preparation of a valuation report and fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Moore believes that the foregoing summary and its analyses, together with reviewing the annexed valuation report and fairness opinion in detail, must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion.

The order of analyses described does not represent the relative importance or weight given to those analyses by Moore. In arriving at its opinion, Moore did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, Moore considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Moore are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Moore’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Companies.

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Interests of the MIRA Directors, Executive Officers and Affiliate Shareholders in the Merger

In considering the recommendation of the MIRA Board with respect to the approval of the Merger Agreement, the Merger and the issuance of shares of MIRA Common Stock as contemplated by the Merger Agreement, and the other matters to be acted upon by the MIRA stockholders at the MIRA virtual special meeting, the MIRA stockholders should be aware that certain current and former members of the MIRA Board, current and former executive officers of MIRA, and current holders shares of MIRA have interests in the Merger that may be different from, or in addition to, the interests of the MIRA stockholders.

The MIRA Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching their respective decisions to approve the Merger Agreement and the Merger, and to recommend, as applicable, that MIRA’s stockholders approve the proposals to be presented to MIRA’s stockholders for consideration at the MIRA virtual special meeting as contemplated by this proxy statement.

Ownership Interests

As of June 12, 2025, MIRA’s directors and executive officers (including affiliates) beneficially owned, in the aggregate approximately 23.6% of the outstanding shares of MIRA. Approval of Proposals Nos. 1 and 2 requires the affirmative vote of a majority of the votes cast virtually or by proxy at the MIRA virtual special meeting.

Beneficial Ownership of SKNY

Several beneficial owners of SKNY are also related parties of MIRA. For example, MIRA’s CEO, Erez Aminov, and owner of 19.23% of MIRA also holds a beneficial ownership interest of 3,000,000 shares, or 13.6% of SKNY, and MIRA’s director Dr. Denil Shekhat holds a beneficial ownership interest of 1.1% of SKNY as well as serving as the trustee of the 2023 YEA Irrevocable Trust, which holds 2,739,000 shares of SKNY. Furthermore, shares of MIRA held by several trusts or individuals, also own shares of SKNY. Specifically, (i) Bay Shore Trust holds 2,540,270 shares of MIRA, 1,000,000 shares of MIRA issuable pursuant to warrants held by the Bay Shore Trust that are immediately exercisable and 7,128,532 shares, or 32.3% of SKNY, and (ii) the Celeste J Williams Lifetime QTIP Trust holds of 779,047 shares of MIRA and 576,150, or 2.6% shares of SKNY.

MIRALOGX LLC

Each of MIRA and SKNY license their respective intellectual property from MIRALOGX LLC. Such license agreements call for cash royalty payments to MIRALOGIX that begin upon the first revenue realized from the licensed products and that continue thereafter regardless of whether further revenues are received from such licensed products.

Merger-Related Compensation of Executive Officers

In connection with the approval of the Merger, the Board previously adopted an Executive Compensation Plan that provides for certain performance-based compensation arrangements for executive officers, including the Chief Executive Officer. These arrangements are tied to the successful completion and overall value of the Merger.

Telomir Pharmaceuticals, Inc. Shares Held by MIRA Pharmaceuticals, Inc.

Upon the closing of the Merger, it is expected that upon acquiring SKNY, MIRA will become the beneficial owner of approximately 6.67% of Telomir Pharmaceuticals, Inc. (Nasdaq:TELO), or Telomir. MIRA and Telomir have the same executive officers and share a majority of the members of their respective board of directors. Furthermore, the Bay Shore Trust owns 5,406,431 shares of Telomir as well as the percentage holdings in each of MIRA and SKNY as are described above.

Structure

Under the Merger Agreement, Merger Sub, a wholly owned subsidiary of MIRA formed in connection with the Merger, will merge with and into SKNY, with SKNY surviving as a wholly owned subsidiary of MIRA. Following the Merger, MIRA expects to continue to trade on The Nasdaq Capital Market under the symbol “MIRA.”

Executive Officers of the Combined Company Following the Merger

Immediately following the Merger, the executive management team of the combined company is expected to remain the same as prior to the Merger, and be comprised of the following individuals with such additional officers as may be added by the combined company:

Name	Position with MIRA
Erez Aminov	Chief Executive Officer
Alan Weichselbaum	Chief Financial Officer

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Directors of the Combined Company Following the Merger

Following the Merger, the combined company is expected to retain four of the current directors of MIRA as were in office prior to the Merger, comprised of Matthew Pratt Whalen, CPA; Erez Aminov; Edward MacPherson and Dr. Matthew Paul Del Giudice, and for the fifth director, Dr. Denil Nanji Shekhat, will be replaced by Kelly Stackpole, the current CEO of SKNY, with each until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal. The aforementioned board of directors will maintain its audit committee, compensation committee and nominating and corporate governance committee, in accordance with the Nasdaq rules.

Merger Consideration and Exchange Ratio

For a discussion of the merger consideration and the Exchange Ratio, please see the section titled “The Merger Agreement—Merger Consideration and Exchange Ratio.”

Accounting Treatment of Merger

MIRA will account for the transaction as an asset purchase under the guidance provided in ASC 805-10-55-5 through ASC 805-10-55-9. MIRA concluded that under the applicable rules, the Merger meets the criteria for an asset acquisition rather than a business combination. Neither MIRA nor SKNY has obtained a legal or tax opinion confirming that the Merger qualifies as a reorganization under Section 368(a) of the Code.

Material U.S. Federal Income Tax Consequences of the Merger

This summary is based upon current provisions of the Code, existing Treasury regulations, judicial decisions, and published rulings and administrative pronouncements of the IRS, all in effect as of the date hereof and all of which are subject to differing interpretations or change. Any such change or differing interpretation, which may be retroactive, could alter the tax consequences to SKNY stockholders as described in this summary.

This discussion applies only to SKNY stockholders who hold their SKNY Capital Stock as a “capital asset” within the meaning of Section 1221 of the Code, and does not address all U.S. federal income tax consequences relevant to a SKNY stockholder. In addition, it does not address consequences relevant to SKNY stockholders that are subject to particular U.S. or non-U.S. tax rules, including, without limitation to SKNY stockholders that are:

●	brokers, dealers or traders in securities; banks; insurance companies; other financial institutions; mutual funds;

●	real estate investment trusts; regulated investment companies; tax-exempt organizations or governmental organizations;

●	pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein);

●	persons who are not U.S. holders (as defined below);

●	subject to the alternative minimum tax provisions of the Code;

●	persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction;

●	persons that have a functional currency other than the U.S. dollar;

●	persons who hold shares of SKNY Capital Stock that may constitute “qualified small business stock” under Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code;

●	persons who elect to apply the provisions of Section 1400Z-2 to any gains realized in the Merger;

●	persons who acquired their shares of SKNY Capital Stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to SKNY Capital Stock being taken into account in an “applicable financial statement” (as defined in the Code);

●	persons deemed to sell SKNY Capital Stock under the constructive sale provisions of the Code

●	persons who acquired their shares of SKNY Capital Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or through the exercise of a warrant or conversion rights under convertible instruments; and

●	certain expatriates or former citizens or long-term residents of the United States.

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SKNY stockholders subject to particular U.S. or non-U.S. tax rules that are described in this paragraph are urged to consult their own tax advisors regarding the consequences to them of the Merger.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds SKNY Capital Stock, the U.S. federal income tax treatment of a partner in the partnership will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership or a partner of a partnership holding SKNY Capital Stock or any other person not addressed by this discussion, you should consult your tax advisors regarding the tax consequences of the Merger.

In addition, the following discussion does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Merger, whether or not they are in connection with the Merger, including, without limitation, transactions in which shares of SKNY Capital Stock are acquired or disposed of other than in exchange for shares of MIRA Common Stock in the Merger; (b) the tax consequences to holders of options or warrants issued by SKNY which are assumed in connection with the Merger; (c) the tax consequences of the ownership of shares of MIRA Common Stock following the Merger; (d) any U.S. federal non-income tax consequences of the Merger, including estate, gift or other tax consequences; (e) any state, local or non-U.S. tax consequences of the Merger; or (f) the Medicare contribution tax on net investment income.

Definition of “U.S. Holder”

For purposes of this discussion, a “U.S. holder” is a beneficial owner of SKNY Capital Stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
●	a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of such trust, or (ii) the trust was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes; or
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

Treatment of U.S. Holders in the Merger

If the Merger qualifies as a reorganization under Section 368(a) of the Code, SKNY stockholders will not recognize gain or loss upon the exchange of their SKNY Capital Stock for MIRA Common Stock. SKNY stockholders will obtain a basis in the MIRA Common Stock they receive in the Merger equal to their basis in the SKNY Capital Stock exchanged therefor. The holding period of the shares of MIRA Common Stock received by an SKNY stockholder in the Merger will include the holding period of the shares of SKNY Capital Stock surrendered in exchange therefor (collectively, the “Intended Tax Treatment”).

If the Merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code, then each U.S. holder will be treated as exchanging its SKNY Capital Stock in a fully taxable transaction in exchange for MIRA Common Stock. U.S. holders of SKNY Capital Stock generally will recognize capital gain or loss in such exchange equal to the difference between (i) the sum of the fair market value of the MIRA Common Stock received in the Merger and (ii) such holder’s tax basis in the SKNY Capital Stock surrendered in the Merger. The aggregate tax basis of a U.S. holder in the MIRA Common Stock received in the Merger will equal its fair market value at the Effective Time, and the holding period of MIRA Common Stock received in the Merger will begin on the day after the Effective Time of the Merger.

For purposes of the above discussion of the bases and holding periods for shares of SKNY Capital Stock acquired by SKNY stockholders at different times for different prices, such SKNY stockholders must calculate their gains and losses and holding periods separately for each identifiable block of such SKNY Capital Stock exchanged in the Merger.

Information Reporting

Each U.S. holder who receives shares of MIRA Common Stock in the Merger is required to retain permanent records pertaining to the Merger, and make such records available to any authorized IRS officers and employees. Such records should specifically include information regarding the amount, basis, and fair market value of all transferred property, and relevant facts regarding any liabilities assumed or extinguished as part of such reorganization. U.S. holders who owned immediately before the Merger at least one percent (by vote or value) of the total outstanding stock of SKNY or securities of SKNY with a basis of $1,000,000 or more are required to attach a statement to their tax returns for the year in which the Merger is consummated that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the U.S. holder’s tax basis in such holder’s SKNY Capital Stock surrendered in the Merger, the fair market value of such stock, the date of the Merger and the name and employer identification number of each of SKNY and MIRA. U.S. holders are urged to consult with their tax advisors to comply with these rules.

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Holders of SKNY Capital Stock are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the Merger in light of their personal circumstances and the consequences to them under state, local and non-U.S. tax laws and other federal tax laws.

Nasdaq Stock Market Listing

MIRA Common Stock currently is listed on The Nasdaq Global Market under the symbol “MIRA.” MIRA has agreed to use commercially reasonable efforts (i) to maintain its existing listing on Nasdaq until the Effective Time and obtain approval of the listing of the combined company on Nasdaq, (ii) to the extent required by the rules and regulations of Nasdaq, to prepare and submit to Nasdaq a notification form for the listing of the shares of MIRA Common Stock to be issued in connection with the MIRA, and to cause such shares to be approved for listing (subject to official notice of issuance), and (iii) to the extent required by Nasdaq Marketplace Rule 5110, to file an initial Nasdaq Listing Application for the MIRA Common Stock on Nasdaq and to cause such listing application to be conditionally approved prior to the Effective Time.

In addition, under the Merger Agreement, each of SKNY’s and MIRA’s obligation to complete the Merger is subject to the satisfaction or waiver by each of the parties, at or prior to the Closing, of various conditions, including that the shares of MIRA Common Stock to be issued in the Merger have been approved for listing (subject to official notice of issuance) on Nasdaq as of the Closing.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference. The Merger Agreement has been attached to this proxy statement to provide you with information regarding its terms. It is not intended to provide any other factual information about MIRA, SKNY or Merger Sub. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. You should refer to the full text of the Merger Agreement for details of the Merger and the terms and conditions of the Merger Agreement.

Parties to the Merger

The Agreement and Plan of Merger, dated June 16, 2025 (“Merger Agreement”), is entered into by and among MIRA Pharmaceuticals, Inc., a Florida corporation, MIRAPHARM Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of MIRA (“Merger Sub”), and SKNY. Merger Sub will merge with and into SKNY, with SKNY being the surviving corporation (the “Merger”).

Form of the Merger

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into SKNY, with SKNY continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of MIRA. In the Merger, all of the issued and outstanding SKNY Shares immediately prior to the Effective Time shall no longer be outstanding and shall be exchanged for and automatically converted into that certain number of fully paid and nonassessable MIRA Common Shares as calculated in accordance with the terms of the Exchange Ratio. It is anticipated that the initial Exchange Ratio is estimated to result in SKNY shareholders holding 50% of the issued and outstanding shares of MIRA Common Shares.

Merger Consideration and Exchange Ratio.

At the Effective Time, each outstanding share of SKNY Common Stock, will be converted into the right to receive such number of shares of common stock of MIRA Common Stock as is calculated in to the Exchange Ratio . The Exchange Ratio is calculated using the relative company valuations of each of MIRA and SKNY where the MIRA share value is calculated on an as-issued basis and the SKNY share value is calculated on a fully diluted basis to include all issued SKNY options and warrants. After giving effect to the Closing, the SKNY holders will hold not more than 50% of the shares of the combined company. It is expected that shareholders of SKNY will receive one share of MIRA Common Stock for each share of SKNY Common Stock held (the “Merger Consideration”). The MIRA Common Stock issued as the consideration will not be registered for trading under the Securities Act.

Absence of Contingent Consideration

There are no contingent value rights, earnouts, or milestone payments associated with the merger consideration

Exchange Procedures

Pursuant to the terms of the Merger Agreement, prior to or at the Closing, MIRA shall designate its transfer agent, or a depository, bank or trust company reasonably acceptable to MIRA to act as the exchange agent in connection with the Merger, or the Exchange Agent, and enter into an exchange agreement, in a form reasonably acceptable to MIRA, for the payment of the Merger Consideration. Prior to or substantially concurrently with the Effective Time, MIRA shall deposit or cause to be deposited with the Exchange Agent, for the benefit of the holders of SKNY Common Stock for exchange in accordance with the terms and conditions of the Merger Agreement through the Exchange Agent, the full number of MIRA Common Stock, which shall be in uncertificated book-entry form, issuable as Merger Consideration.

In addition, a warrant issued by SKNY to Bay Shore Trust (the “Warrant”) will be converted such that the shares of SKNY Common Stock exercisable thereunder shall be converted into shares of MIRA Common Stock pursuant to the Exchange Ratio.

Completion and Effectiveness of the Merger

The Merger will be completed as promptly as practicable after all of the conditions to Closing are satisfied or waived, including the approval of the stockholders of MIRA and of SKNY, unless earlier terminated in accordance with the terms of the Merger Agreement. For more information on termination rights, see the section titled “The Merger Agreement—Termination.” MIRA and SKNY cannot predict the exact timing of the Closing because it is subject to various conditions.

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Conditions to the Merger

The completion of the Merger is subject to customary closing conditions, including but not limited to:

●	SKNY shall have assets comprising any combination of cash and marketable securities with a total value of at least five million U.S. dollars (US$5,000,000).
●	There shall be no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger issued by any court of competent jurisdiction or other governmental body of competent jurisdiction and that remains in effect, and no law may have made the consummation of the Merger illegal.
●	Approval of the Merger by the stockholders of both MIRA and SKNY.
●	NASDAQ shall not have objected to the consummation of the Merger and issuance of the Merger Consideration.
●	Receipt of all necessary regulatory approvals.
●	No material adverse changes occurring to the business or financial condition of either MIRA or SKNY.

SKNY Capitalization on Closing

As mentioned earlier, upon Closing, SKNY is to have assets comprising any combination of cash and marketable securities with a total value of at least five million U.S. dollars (US$5,000,000). It is expected that upon closing, SKNY will hold approximately $5 million worth of shares of Telomir Pharmaceuticals, Inc. (Nasdaq:TELO).

Approvals

The Board of Directors of SKNY has unanimously approved the Merger Agreement and recommends that shareholders of SKNY approve the Merger. Similarly, the Board of Directors of MIRA has approved the Merger and recommends that its shareholders vote “FOR” the issuance of shares in connection with the Merger.

Termination

The Merger Agreement provides for termination under certain circumstances, including:

●	Mutual written consent of MIRA and SKNY
●	Failure to obtain shareholder approval by MIRA and by SKNY;
●	If the Closing has not occurred by December 31, 2025;
●	If a Governmental Entity has issued a final ruling prohibiting the Closing; and
●	By one party upon an uncured breach of the Merger Agreement by the other party.

Treatment of SKNY Stock Options

SKNY currently has no stock options outstanding.

Treatment of SKNY Warrants

Under the terms of the Merger Agreement, each warrant to purchase shares of SKNY Common Stock that is outstanding will be converted into and become a warrant to purchase shares of MIRA Common Stock and MIRA will assume each SKNY warrant in accordance with its terms.

Treatment of MIRA Options, RSUs and Warrants

MIRA’s outstanding options, RSUs and warrants will not be affected by the Merger.

Representations and Warranties

The Merger Agreement contains representations and warranties that MIRA and Merger Sub, on the one hand, and SKNY, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Merger Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if such statements made in the representations and warranties prove to be incorrect. In addition, the assertions made in the representations and warranties are qualified by the information in confidential disclosure schedules exchanged by the parties in connection with the signing of the Merger Agreement. While MIRA and SKNY do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about MIRA, SKNY or Merger Sub, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between MIRA and Merger Sub on the one hand, and SKNY on the other hand, and are modified by the disclosure schedules.

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Management Following the Merger

Following the Merger, the combined company is expected to retain four of the current directors of MIRA as were in office prior to the Merger, comprised of Matthew Pratt Whalen, CPA; Erez Aminov; Edward MacPherson and Dr. Matthew Paul Del Giudice, and for the fifth director, Dr. Denil Nanji Shekhat, will be replaced by Kelly Stackpole, the current CEO of SKNY, with each until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal

Regulatory Approvals

We are not aware of any federal, state, local or foreign regulatory requirements that must be complied with or approvals that must be obtained prior to completion of the merger pursuant to the merger agreement, other than compliance with applicable federal and state securities laws, the filing of articles of merger as required under the Florida Business Corporation Act and various state governmental authorizations.

Appraisal Rights and Dissenters’ Rights

Pursuant to Section 607.1302 of the Florida Business Corporation Act, the shareholders of MIRA will not be entitled to appraisal rights or dissenters rights as a result of the merger.

Additional Information

For a detailed description of the Merger Agreement, including representations, warranties, covenants, and other terms, please refer to the full text of the Merger Agreement filed as Annex A to this Proxy Statement.

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MATTERS BEING SUBMITTED TO A VOTE OF MIRA’S STOCKHOLDERS

PROPOSAL NO. 1:

APPROVAL OF THE ISSUANCE OF SHARES OF MIRA COMMON STOCK OR OTHER SECURITIES OF MIRA PURSUANT TO THE MERGER, WHICH WILL REPRESENT (OR ARE CONVERTIBLE INTO) MORE THAN 20% OF THE SHARES OF MIRA COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE MERGER PURSUANT TO NASDAQ LISTING RULE 5635(A)

At the MIRA virtual special meeting, MIRA’s stockholders will be asked to approve the issuance of shares of MIRA Common Stock or other securities of MIRA to the holders of SKNY Capital Stock and warrants to purchase SKNY Capital Stock pursuant to the Merger, which shares of MIRA Common Stock or other securities of MIRA will represent (or are convertible into) more than 20% of the shares of MIRA Common Stock outstanding immediately prior to the Merger, pursuant to Nasdaq Listing Rule 5635(a).

Immediately after the Merger, the pre-Merger equity holders of SKNY are expected to hold approximately 50% of the outstanding shares of MIRA Common Stock and the pre-Merger equity holders of MIRA are expected to hold approximately 50% of the outstanding shares of MIRA Common Stock, in each case, on a fully diluted basis using the treasury stock method. to purchase shares of MIRA Common Stock.

The terms of, reasons for and other aspects of the Merger Agreement, the Merger, the issuance of SKNY Common Stock pursuant to the Merger Agreement and the change of control resulting from the Merger are described in detail in the other sections in this proxy statement.

Required Vote

The affirmative vote of a majority of the votes cast virtually or by proxy at the MIRA virtual special meeting is required to approve Proposal No. 1. Abstentions and broker non-votes will have no effect on the outcome of this proposal. It is anticipated that Proposal No. 1 will be a nondiscretionary proposal considered non-routine under the rules of the Nasdaq, which generally controls the ability of brokers to vote or not vote shares held in street name on certain matters, and thus may result in broker non-votes.

THE MIRA BOARD RECOMMENDS THAT MIRA’S STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1 TO APPROVE (I) THE ISSUANCE OF SHARES OF MIRA COMMON STOCK OR OTHER SECURITIES OF MIRA PURSUANT TO THE MERGER, WHICH WILL REPRESENT MORE THAN 20% OF THE SHARES OF MIRA COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE MERGER. THE APPROVAL OF PROPOSAL NO. 1 IS REQUIRED TO CONSUMMATE THE MERGER.

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PROPOSAL NO. 2:

APPROVAL OF POSSIBLE ADJOURNMENT OF THE MIRA VIRTUAL SPECIAL MEETING

If MIRA fails to receive a sufficient number of votes to approve Proposal No. 1 MIRA may propose to postpone or adjourn the MIRA virtual special meeting, for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve Proposal No. 1. MIRA currently does not intend to propose postponement or adjournment at the MIRA virtual special meeting if there are sufficient votes to approve Proposal No. 1.

The affirmative vote of a majority of the votes cast virtually or by proxy at the MIRA virtual special meeting is required to approve Proposal No. 2. Abstentions and broker non-votes will have no effect on the outcome of this Proposal. It is anticipated that Proposal No. 2 will be a discretionary proposal considered routine under the rules of the Nasdaq, which generally controls the ability of brokers to vote or not vote shares held in street name on certain matters, and thus will not result in broker non-votes.

THE MIRA BOARD RECOMMENDS THAT MIRA’S STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO POSTPONE OR ADJOURN THE MIRA VIRTUAL SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1. THE APPROVAL OF PROPOSAL NO. 1 IS REQUIRED TO CONSUMMATE THE MERGER.

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DESCRIPTION OF SKNY’S BUSINESS

Overview

SKNY Pharmaceuticals, Inc. (“SKNY”) is a preclinical-stage company developing SKNY-1, a novel oral therapeutic designed to modulate cannabinoid receptors CB1 and CB2, as well as selectively inhibit monoamine oxidase B (MAO-B), an enzyme involved in dopamine metabolism and addiction regulation. SKNY-1 is being developed for two lead indications: weight loss and nicotine dependence. SKNY holds exclusive rights to SKNY-1 in the United States, Canada, and Mexico. Despite existing treatments in both therapeutic areas, SKNY-1 is believed to offer the potential for improved efficacy with a favorable safety profile, making it a promising candidate for both the weight loss and nicotine dependence markets.

Obesity and smoking share pharmacological and physiological connections that intertwine through neurotransmitter systems, metabolic pathways, and behavioral mechanisms. These links influence how each condition affects the other, smoking can suppress weight gain, while quitting often swaps nicotine craving for food craving, as both hit dopamine pathways. (Source: Cell Press, Neuron Review)

SKNY’s research indicates that SKNY-1 engages multiple targets involved in appetite regulation and reward-driven behaviors, including cannabinoid receptor 1 (CB1), cannabinoid receptor 2 (CB2), and monoamine oxidase B (MAO-B). CB1 is known to play a central role in modulating cravings for high-fat and high-sugar foods by influencing dopamine and appetite pathways. CB2, while not a direct driver of appetite, is associated with modulating stress and inflammation, which may indirectly contribute to craving-related behaviors. MAO-B regulates dopamine and trace amine levels, and its inhibition may help modulate the neurochemical environment associated with compulsive or reward-based eating.

Together, CB1, CB2, and MAO-B are part of interconnected systems—the endocannabinoid system and monoamine metabolism—that influence appetite, satiety, and behavior. These systems operate both centrally and peripherally, with potential implications for addressing conditions such as obesity and nicotine dependence.

The U.S. Drug Enforcement Administration’s (“DEA”) scientific review of SKNY-1 concluded that it would not be considered a controlled substance or listed chemical under the Controlled Substances Act (“CSA”) and its governing regulations. This regulatory distinction significantly enhances SKNY-1’s commercial and clinical viability, removing potential barriers associated with controlled substances and positioning the compound for streamlined clinical development and commercialization.

SKNY was incorporated under the laws of the State of Delaware in December 2024.

Mechanism of Action of SKNY-1

The Endocannabinoid System, consisting of CB1 and CB2

The human body’s endocannabinoid system (ECS) is a complex network of receptors found throughout the body, including the brain, organs, connective tissues, glands, and immune cells. The primary function of the ECS is to maintain bodily homeostasis—biological harmony in response to environmental changes. The ECS comprises mainly two types of receptors: CB1 and CB2.

CB1 receptors, concentrated in brain regions such as the hypothalamus, nucleus accumbens, and prefrontal cortex, as well as in peripheral tissues like the gut and adipose tissue, play a key role in appetite regulation. The activation of the CB1 receptors by endocannabinoids (anandamide, 2-AG) or retrahydrocannabinol (“THC”) boosts dopamine in reward circuits and stimulates hunger—even when full—by enhancing signals from NPY/AgRP neurons. This “craving” effect heightens the appeal of food, especially for high-fat, high-sugar items. CB1 activation in the gut increases ghrelin signaling via the vagus nerve, while in fat tissue, it promotes storage and reinforces overeating. THC increases food intake, while CB1 blockers reduce appetite and weight, however central nervous system side effects limit their use. CB1 drives both energy-based and pleasure-driven eating.

CB2 receptors are sparse in a healthy brain but increase in microglia and certain neurons during periods of stress or inflammation. They are more prevalent in peripheral tissues like the gut, fat, and immune cells. Unlike CB1, CB2 does not directly stimulate appetite but may indirectly reduce cravings by lowering inflammation and stress—key triggers for emotional eating. In the brain, CB2 activation reduces neuroinflammation, which can overstimulate reward circuits in obesity or addiction. In the gut and adipose tissue, CB2 curbs inflammatory cytokines, supports insulin sensitivity, and may stabilize appetite signals. While CB1 says “eat more,” CB2 seems to say “regulate,” fine-tuning consumption through immune modulation.

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MAO-B

MAO-B, found in the brain (striatum, hypothalamus, astrocytes) and periphery (adipose, liver), breaks down dopamine, phenylethylamine (“PEA”), and trace amines. By clearing dopamine—a key player in reward and satiety—high MAO-B activity may dull satisfaction, increase cravings, and promote overeating. In the hypothalamus, it may alter hunger circuits. MAO-B inhibitors (such as selegiline) boost dopamine and can reduce food intake in animals, though results vary. In humans, Parkinson disease patients on MAO-B inhibitors report appetite shifts, suggesting a craving link. Elevated MAO-B in obese fat tissue may signal oxidative stress, potentially driving emotional eating. Overall, MAO-B may sustain hunger by lowering dopamine and PEA; inhibition might curb appetite, but effects depend on context. (Source: the Journal of Frontiers in Pharmacology)

Interplay: CB1, CB2, and MAO-B

Both CB1 and MAO-B increase the amount of dopamine required by the body through different mechanisms: CB1 increases its release in reward circuits by increasing dopamine cravings, while MAO-B degrades existing dopamine, leaving the body demanding more. In obesity, high CB1 and MAO-B activity can trap individuals in a cycle of dopamine spikes (from food) and crashes, fueling cravings. However, CB2 may counteract this cycle of increased dopamine demand by reducing neuroinflammation that sensitizes reward pathways. Chronic stress and obesity-related inflammation, whether in the brain, gut, or adipose tissue, further intensify cravings. CB2 helps by calming immune cells like microglia and macrophages, while CB1 may worsen stress signaling. In the gut, CB1 promotes hunger via ghrelin and vagal signals; CB2 reduces the inflammatory exaggeration of these cues. MAO-B in adipose tissue or liver may influence energy signals back to the brain. In obesity, CB1-driven hedonic eating dominates. High MAO-B may blunt dopamine’s satiety signal, while low CB2 allows inflammation to amplify stress-eating. CB1 drives hunger and fat storage; MAO-B weakens satiety by clearing dopamine; CB2 may stabilize this system via anti-inflammatory effects. Together, these pathways form a feedback loop that reinforces overeating, especially under stress or inflammation.

Source: SKNY Pharmaceuticals, Inc.

Tetrahydrocannabivarin (THCV) as a Solution

In recent years, the cannabis plant has emerged as a surprising ally in the battle against weight gain, with certain strains showing promise for weight management. Among these, Tetrahydrocannabivarin (“THCV”), a compound found in cannabis has been gaining attention as “nature’s Ozempic,” due to its potential in aiding weight loss and managing appetite

THCV, a compound found in cannabis, differs from THC in its effects on appetite and metabolism. Unlike THC, which is known to stimulate appetite, THCV has been observed to decrease appetite and increase energy metabolism in rodent models. This unique property of THCV presents an intriguing option for weight management andthe treatment of obesity and diabetes. (Source: British Journal of Pharmacology )

In lower doses, studies have proved that THCV acts as a CB1 antagonist and a CB2 partial agonist. As an antagonist, THCV blocks the action of cannabinoids at the CB1 receptor, especially in the central nervous system. This action is crucial because CB1 receptors are widely implicated in appetite regulation and feeding behavior. By blocking CB1 receptors, THCV can potentially reduce hunger and prevent overeating. In higher doses, it may start to activate CB1 receptors, albeit less intensely than THC. This dual action makes THCV an interesting subject for research in appetite control and weight management. In addition, THCV has the potential to block MAO-B’s dopamine clearing mechanism, thus counteracting the mechanism that increases the body’s demand for dopamine.

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Similar to its effect on overeating, SKNY-1 may have a similar effect on assisting with smoking cessation. At low doses, THCV can act as a CB1 antagonist to reduce the dopamine craving for nicotine, and as a partial agonist for CB2 Furthermore, while acting as a CB2 partial agonist, THCV helps stimulate CB2 to indirectly reduce the nicotine cravings by lowering inflammation and stress.

Potential Additional Application; Insulin Resistance

Studies have found that THCV may also influence metabolism, providing a potential additional application for this compound (Source: British Journal of Pharmacology ). By interacting with the ECS, particularly through the CB2 receptors, THCV might help in regulating blood sugar levels and reducing insulin resistance. This is particularly significant for individuals with obesity or type 2 diabetes, where insulin resistance is a common issue. In addition to appetite suppression, THCV has been linked to other metabolic benefits that could be relevant to obesity. It has demonstrated potential to improve glycemic control and reduce fasting plasma glucose levels in models of type 2 diabetes, a condition frequently associated with obesity. Some studies, including studies published in the Journal of Cannabis Research, also suggest it may help with dyslipidemia, a common obesity-related issue involving abnormal lipid levels in the blood . Human research is still limited but promising. A recent clinical trial involving obese adults found that daily administration of THCV combined with cannabidiol (“CBD”) via oral strips led to significant weight loss, reduced abdominal girth, lower systolic blood pressure, and improved cholesterol levels compared to a placebo group over 90 days. While these findings are encouraging, the study’s small sample size and the combination with CBD mean more research is needed to isolate THCV’s specific effects.

Also, this unique profile seems to be ideal to be able to treat the ensemble of factors related to smoking cessation and the associated weight gain, as the three components of the drug can work in concert to affect all the above parameters.

SKNY-1; a THCV Analog

SKNY-1 was synthetized as an analogue of THCV. THCV and SKNY-1 have similar effects, except that SKNY-1 has a five-membered ring, compared with THCV. The profile of SKNY-1 was evaluated in a Eurofin study, where it was confirmed as  a potent CB2 partial agonist (IC50 at 70 nM), and less potent CB1 partial agonist (IC50 at 2.7 µM). In addition, it has inhibitory MAO-B activities, but lacking MAO-A action. The full profile is currently undergoing further evaluation. This property confers to SKNY-1 a very unique profile, enabling it to act on feeding mechanism, inflammation, reward, and smoking cessation. While this profile is reminiscent of the profile of THCV, it is different in the more potent extent of CB2 agonist properties of SKNY-1 and also its MAO-B activities, that are expected to play an important role in smoking cessation and accentuation of the anti-craving effects of the cannabinoid system.

SKNY-1 Development Plan and FDA Pathway Strategy

SKNY intends to pursue FDA approval of SKNY-1 for smoking cessation, with a secondary objective of demonstrating its ability to mitigate post-cessation weight gain—an unmet need not adequately addressed by currently approved therapies. The development program will include both preclinical and clinical stages, leading to an Investigational New Drug (IND) application submission.

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Preclinical Development

The preclinical program will focus on:

●	Pharmacology and receptor-binding studies confirming modulation of CB1, CB2, and MAO-B pathways;
●	In vivo efficacy models for nicotine dependence and metabolic regulation;
●	Toxicology and safety pharmacology studies, including GLP-compliant rodent and non-rodent studies; and
●	ADME (absorption, distribution, metabolism, and excretion) profiling.

These studies will provide the foundation for a robust IND submission, enabling the initiation of human trials under U.S. FDA oversight.

Phase 1 – Safety, Tolerability, and Pharmacokinetics in Healthy Volunteers

A randomized, double-blind, placebo-controlled trial will be conducted in healthy adult volunteers. The primary objective will be to assess the safety and tolerability of SKNY-1. Secondary objectives will include pharmacokinetics (PK) and pharmacodynamics (PD). Dosing will begin at subtherapeutic levels and be escalated under careful monitoring. Assessments will include vital signs, ECGs, clinical labs, and adverse event reporting.

Phase 2 – Proof-of-Concept Trial in Smokers with Focus on Weight Stability

Following a successful Phase 1, a Phase 2 randomized, placebo-controlled trial will be initiated in treatment-seeking adult smokers. The primary endpoint will be continuous smoking abstinence, typically measured over weeks 9–12 post-quit date in line with FDA guidance. Secondary endpoints will include:

●	7-day point prevalence abstinence
●	Time to relapse
●	Changes in body weight from baseline to the end of study
●	Patient-reported craving and withdrawal scores

Subjects will be monitored using standardized tools such as the Fagerström Test for Nicotine Dependence (FTND) and exhaled carbon monoxide (CO) levels to confirm abstinence. Weight will be tracked using digital scales and analyzed for statistical differences between groups.

The trial will be designed to demonstrate that SKNY-1 not only helps subjects achieve smoking cessation but also avoids the common side effect of post-cessation weight gain, a leading cause of relapse among smokers.

Strategic Rationale

This dual-pathway strategy allows SKNY to target a well-established FDA approval path for smoking cessation (e.g., similar to Chantix or Nicorette), while also differentiating SKNY-1 with a unique weight-stabilizing mechanism. If successful, SKNY-1 may represent a first-in-class therapeutic that addresses both physiological and behavioral drivers of relapse.

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Our Market Opportunity and Market Advantage

The two leading causes of preventable death in the United States are smoking and obesity. Obesity is a significant health concern, affecting over 70 million people in the United States and accounting for about 40.3% of the adult population, according to data from the Centers for Disease Control and Prevention (“CDC”) for the years 2021–2023. This widespread health issue not only undermines the quality of life and daily functioning of individuals but also imposes a substantial economic burden, with costs in the United States. amounting to over $100 billion annually. Additionally, the productivity loss related to obesity is estimated at an annual cost of $6.4 billion. If approved by the FDA, SKNY-1 may potentially provide weight-loss benefits for patients.

Smoking is a significant U.S. health concern, with approximately 28.8 million smokers in the United States, accounting for about 11.6% of the adult population, according to data from the (CDC) as of 2022. This widespread health issue imposes a substantial economic burden, with costs in the U.S. amounting to over $240 billion annually, per the CDC. Productivity losses due to premature death and exposure to secondhand smoke are estimated at over $185 billion annually. Current medications, such as Varenicline and Bupropion, have serious side effects that may cause discontinuation. Varenicline side effects include suicidal ideation, nausea, sleep disturbance, unusual or strange dreams, constipation, gas, and vomiting. Bupropion is not suitable for patients with seizure disorders or a predisposition to seizures. Side effects include dry mouth, insomnia, and changes in mood or behavior (per the British Medical Journal).

Source: www.cdc.gov

Weight Loss Market Overview

As of March 26, 2025, current market estimates for weight loss drugs vary depending on the forecast period and source, but they reflect significant growth driven by surging demand and expanding applications. Based on available data, Bloomberg Intelligence estimates global weight loss drug sales at approximately $24.6 billion for 2025, reflecting a sharp increase from $14.8 billion in 2024 and $6.3 billion in 2023. This aligns with the rapid uptake of GLP-1 agonists like Wegovy and Zepbound. IQVIA’s 2024 outlook projected global spending on obesity medications could reach $131 billion by 2028, implying an annualized growth rate of about 27% from the $24 billion recorded in 2023. This suggests a 2025 figure potentially exceeding $40 billion if shortages ease and manufacturing capacity increases, though supply constraints remain a limiting factor. Analysts from BMO Capital Markets and Reuters cite forecasts of $150 billion annually by the early 2030s (around 2033), up from earlier estimates of $100 billion, driven by increasing supply, new entrants, and broader insurance coverage. Morgan Stanley offers a more conservative estimate of $77 billion by 2030, while Morningstar and Pitchbook project a potential $200 billion market by 2031, factoring in 16 new drugs expected by 2029. The U.S. market alone hit $11.9 billion in 2023 according to Marketdata LLC, doubling from $5.1 billion in 2022, suggesting that 2024 and 2025 estimates could climb higher as shortages resolve (e.g., the FDA removed Tirzepatide from its shortage list in December 2024). Many of the large pharmaceutical companies have show significant revenue increases in their weight loss and diabetes prescription drug sales.

Revenue Accelerators for Weight Loss Market

Drug – Revenue	2024	2023	Change
Mounjaro – Worldwide	$11.54B	$5.2B	124%
Zepbound – U.S.	$4.9B	$176M	2684%
Ozempic DKK M	$29.1B	$26.4B	10.2%
Rybelsus DKK M	$12.2B	$7.4B	65%
Wegovy DKK M	$11.4B	$1.9B	500%

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Figure: Estimates of the Weight Loss Target Population.

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License Agreement with MIRALOGX

On March 26, 2025, SKNY entered into an exclusive licensing agreement with MIRALOGIX LLC, a Florida limited liability company, for the licensing by MIRALOGX to SKNY the commercial rights of SKNY-1, or M308 in the United States, Mexico and Canada (the “SKNY-1 Licensing Agreement”). Under the SKNY-1 Licensing Agreement, beginning in the calendar year during which revenue is first received by SKNY for SKNY-1, SKNY-1 will pay MIRALOGX a minimum annual royalty of two hundred fifty thousand dollars ($250,000). In the event the earned royalty in any calendar year exceeds the minimum royalty payment due for that calendar year, the excess amount shall be credited to any deficiency in the minimum annual royalty payment due in subsequent years. Payment of unearned royalty in any given year shall be credited to earned royalty in any subsequent year. Additionally, SKNY also agrees to pay MIRALOGX an amount equal to eight percent (8.0%) of the consideration actually received by SKNY for the invoice price for SKNY-1 (the “Net Sales Price”) and total revenue (less the Net Sales Price). Under the SKNY-1 Licensing Agreement, SKNY is permitted to license SKNY-1 to third parties for an 8% fee on all revenue earned from such sublicensee. The SKNY-1 Licensing Agreement expires upon the expiration of the later of the SKNY-1 patent and the date of expiration of the last strategic partnership/sublicensing agreement covering SKNY-1. SKNY may terminate the SKNY-1 Licensing Agreement at any time upon thirty (30) days prior written notice to MIRALOGX. The full text of the SKNY-1 Licensing Agreement is attached as Annex E to this proxy statement.

Competitors for Weight Loss Products

There are several potential pharmaceutical companies that we deem as competitors actively developing new weight loss drugs. These companies are working on innovative therapies, primarily focusing on GLP-1 agonists and other mechanisms to address obesity, a field experiencing explosive growth. These companies may have products that are more advanced in their development and FDA-process than SKNY-1 or have more resources than SKNY. These companies include:

●	Eli Lilly & Company (NYSE:LLY) – LLY has developed Zepbound (Tirzepatide), which was approved by the FDA in 2023. Zepbound is a dual GLP-1/GIP agonist, achieving up to 20% weight loss in trials. LLY offers vials measuring 2.5 mg for $349 per month, 5 mg for $499 per month, 7.5 mg for $599 per month, and 10 mg for $699/month. Pen pricing is 2.5 mg/0.5 mL subcutaneous solutions for around $374 for 2 mL. Additionally, LLY has also developed orforglipron, an oral GLP-1 agonist in Phase 3 trials, showing a 13.5% weight loss in early data, potentially a game-changer due to its non-injectable form, and retatrutide, a triple agonist (GLP-1/GIP/glucagon) in Phase 3, with trials indicating up to a 24% weight loss, one of the highest efficacy rates seen so far.

●	Novo Nordisk A/S (NYSE: NVO) – NVO is developing Wegovy (semaglutide), an FDA-approved GLP-1 agonist with an average weight loss of 15%. This medication for chronic weight management has a list price of approximately $1,350 for a 28-day supply, totaling over $16,000 annually without insurance or manufacturer discounts.

●	Sanofi (NASDAQ: SNY) – SNY is developing rimonabant (Acomplia), the first CB1 receptor antagonist approved in Europe in 2006 for obesity. It was withdrawn in 2008 due to depression and suicide risks. Since then, Sanofi has not publicly pursued a new CB1 antagonists, shifting focus to other metabolic therapies like diabetes drugs.

●	Pfizer Inc. (NYSE: PFE) – PFE is developing otenabant (CP-945,598), a CB1 antagonists and selective inverse agonist for obesity and metabolic disorders. It reached Phase 3 trials but was discontinued in 2008 due to psychiatric risks similar to those of rimonabant and a strategic shift away from this class after rimonabant’s withdrawal.

Despite the foregoing, SKNY believes that its SKNY-1 presents the unique property of acting as a CB1 blocker, CB2 activator and a selective MAO-B inhibitor without side effects.

Smoking Cessation Market Overview

The smoking cessation market in 2025 is a dynamic and growing sector driven by increasing global awareness of the health risks associated with smoking, government initiatives to reduce tobacco use, and advancements in cessation products and therapies. The global smoking cessation and nicotine de-addiction market is experiencing robust growth. Estimates suggest the market was valued at approximately $25.5 billion in 2024 and is projected to grow at a compound annual growth rate (CAGR) of around 10-12% from 2025 to the early 2030s. By 2030-2034, the market size could reach between $53.87 billion and $71.5 billion, depending on various forecasts. This growth is fueled by rising demand for nicotine replacement therapies (NRT), e-cigarettes, and innovative cessation aids, alongside increasing quitting attempts worldwide. (Source: http://www.researchandmarketingreview.com and http://www.gminsights.com)

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Key Drivers

Growing recognition of smoking-related diseases—such as lung cancer, cardiovascular issues, and respiratory disorders—continues to push individuals toward cessation. Public health campaigns by organizations like the World Health Organization (“WHO”) and local governments amplify this trend (Source: http://www.tocaccofreekids.org). Policies such as higher tobacco taxes, smoking bans in public spaces, and subsidized cessation programs are significant catalysts. For instance, the UK aims for a smoke-free England by 2030, while countries like Japan have raised tobacco costs to encourage quitting. Innovations like smart nicotine patches, digital cessation apps, and personalized quit programs enhance effectiveness and accessibility. E-cigarettes and heat-not-burn products also offer alternatives that appeal to smokers transitioning away from traditional cigarettes. In the U.S. alone, millions of smokers attempt to quit annually, with similar trends globally, increasing demand for cessation products and services.

Product Segments

Nicotine Replacement Therapy (NRT): Dominates the market with products like gums, patches, lozenges, inhalers, and sprays. NRT is favored for its proven efficacy in reducing withdrawal symptoms and is expected to grow at a CAGR of around 9-15% through 2034 (Source: https://www.factmr.com) ..

E-Cigarettes: A rapidly expanding segment due to their popularity as a less harmful alternative to traditional smoking. This category is projected to grow at a CAGR of up to 19% according to some forecasts, driven by product innovation and consumer acceptance (Source: https://www.precedenceresearch.com).

Prescription Medications: Drugs like varenicline (Chantix) and bupropion (Zyban) remain key options, though generics may temper revenue growth for branded versions.

Digital and Behavioral Therapies: Mobile apps and counseling services are gaining traction, offering tailored support and contributing to market diversification.

Weight Gain Associated With Smoking Cessation

Weight gain is a common concern for people who quit smoking, and clinical studies have explored this phenomenon in detail. The market for addressing weight gain during smoking cessation is closely tied to the broader smoking cessation and nicotine de-addiction market, which includes products and drugs aimed at helping individuals quit smoking while managing associated side effects like weight gain (Source https://pmc.ncbi.nlm.nih.gov). Below is an overview based on available data and trends:

Market Size Estimates:

The global smoking cessation and nicotine de-addiction market was valued at approximately $25.5 billion in 2024 and is projected to grow at a compound annual growth rate (CAGR) of 12% from 2025 to 2034, reaching around $71.5 billion by 2031 (based on estimates from sources like Grand View Research and iHealthcareAnalyst). While this encompasses all cessation aids, a portion of this market addresses weight gain management, though specific figures for this subset are not isolated in most reports. The nicotine replacement therapy (“NRT”) market, a significant segment of smoking cessation, was valued at $2.94 billion in 2024 and is expected to reach $4.27 billion by 2032, with a CAGR of 4.8% (Fortune Business Insights). Drugs and therapies within this segment often influence weight gain outcomes (Source: https://pmc.ncbi.nlm.nih.gov and https://www.gminsights.com).

Figure: Estimates of the Smoking Cessation Target Population.

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Trends Driving the Market

Increased recognition of smoking-related health issues (e.g., lung cancer, cardiovascular disease) and the associated challenge of weight gain post-cessation are driving demand for integrated solutions. Weight gain, averaging 4-5 kg in the first year after quitting, is a well-documented barrier to cessation success, prompting interest in dual-purpose interventions. Governmental and international initiatives (e.g., WHO’s Framework Convention on Tobacco Control) and awareness campaigns are boosting the adoption of cessation aids, including those that mitigate weight gain. For instance, the prevalence of smoking remains high globally (1.3 billion tobacco users per WHO 2023 data), amplifying the need for effective cessation strategies. There is a trend toward combining smoking cessation with weight control strategies, as many quitters cite weight gain as a relapse trigger. This has spurred research into drugs that address both nicotine withdrawal and metabolic changes. Clinical studies and product launches by key players (e.g., Achieve Life Sciences’ cytisinicline trial in May 2024) are expanding options, though most focus on cessation efficacy rather than weight gain alone. However, the side effect of weight gain is increasingly considered in trial designs.

Market Challenges

Some cessation drugs have side effects that complicate weight management, potentially limiting their appeal. While short-term weight gain prevention is achievable, sustaining these effects beyond 12 months remains a challenge, influencing market growth dynamics.

Competitors for Smoking Cessation Products

There are several potential pharmaceutical companies that we deem as competitors actively developing smoking cessation products.. These companies may have products that are more advanced in their development and FDA-process than SKNY-1 or have more resources than SKNY. These companies include:

-	Pfizer Inc. (NYSE: PFE) - PFE is developing Chantix (Varenicline), a prescription medication used to help adults quit smoking. It works by binding to nicotine receptors in the brain, reducing both cravings and withdrawal symptoms while also blocking the pleasurable effects of nicotine if a person smokes.

-	GlaxoSmithKline (NYSE: GSK) – GSK is developing Zyban (Bupropion), a prescription medication used to help people quit smoking. Bupropion, an antidepressant also marketed as Zyban for smoking cessation, reduces weight gain by approximately 1.01 kg at the end of treatment compared to placebo. It is an atypical antidepressant that works by reducing nicotine cravings and withdrawal symptoms. Zyban influences dopamine and norepinephrine, neurotransmitters involved in addiction and mood regulation.

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Regulation

The FDA and comparable regulatory authorities in state and local jurisdictions impose substantial and burdensome requirements upon companies involved in the clinical development, manufacture, marketing, and distribution of drugs. These agencies and other federal, state, and local entities regulate, among other things, the research and development, testing, manufacture, quality control, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion, distribution, post-approval monitoring and reporting, sampling and export and import of our drug candidates.

U.S. Government Regulation

In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act, or FDCA, and its implementing regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant to a variety of administrative or judicial sanctions, such as the FDA’s refusal to approve pending New Drug Applications (or NDAs), withdrawal of an approval, imposition of a clinical hold, issuance of warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties. The process required by the FDA before a drug may be marketed in the United States generally involves the following:

●	completion of pre-clinical laboratory tests, animal studies and formulation studies in compliance with the FDA’s good laboratory practice (“GLP”) regulations;

●	submission to the FDA of an IND application, which must become effective before human clinical trials may begin;

●	approval by an independent Institutional Review Board (“IRB”), at each clinical site before each trial may be initiated;

●	performance of adequate and well-controlled human clinical trials in accordance with good clinical practices (“GCP”) requirements to establish the safety and efficacy of the proposed drug product for each indication;

●	demonstration that the Application Programming Interface and finished product are manufactured under well controlled (eventually cGMP) conditions and meet all applicable standards of identity, strength, quality, and purity;

●	submission to the FDA of an NDA;

●	satisfactory completion of an FDA advisory committee review, if applicable;

●	satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with cGMP requirements and to assure that the facilities, methods, and controls are adequate to preserve the drug’s identity, strength, quality, and purity;

●	FDA review and approval of the NDA, including consideration of the views of any FDA advisory committee, prior to commercial marketing or sale of the drug in the United States; and

●	compliance with any post-approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategy (“REMS”) or to conduct a post-approval study.

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Pre-clinical studies

Before testing any drug or biological product candidate in humans, the product candidate must undergo rigorous pre-clinical testing. The pre-clinical developmental stage generally involves laboratory evaluations of drug chemistry, formulation, and stability, as well as studies to evaluate toxicity in animals, to assess the potential for adverse events (“AEs”) and, in some cases, to establish a rationale for therapeutic use. The conduct of pre-clinical studies is subject to federal regulations and requirements, including GLP regulations for safety/toxicology studies. An IND sponsor must submit the results of the pre-clinical studies, together with manufacturing information, analytical data, any available clinical data or literature and a proposed clinical protocol, to the FDA as part of the IND.

An IND is a request for authorization from the FDA to ship an investigation product and then administer it to humans and must be allowed to proceed by the FDA before human clinical trials may begin. Some long-term pre-clinical testing, such as animal tests of reproductive AEs and carcinogenicity, may continue after the IND is submitted. An IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA raises concerns or questions before that time related to one or more proposed clinical trials and places the trial on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. As a result, submission of an IND may not result in the FDA allowing clinical trials to commence.

Clinical trials

The clinical stage of development involves the administration of the investigational product to healthy volunteers or patients under the supervision of qualified investigators, generally physicians not employed by, or under control of, the trial sponsor, in accordance with GCPs, which include the requirement that all research patients provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria and the parameters to be used to monitor subject safety and assess efficacy. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of the IND. Furthermore, each clinical trial must be reviewed and approved by an IRB for each institution at which the clinical trial will be conducted to ensure that the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. There also are requirements governing the reporting of ongoing clinical trials and completed clinical trial results to public registries. Information about most clinical trials must be submitted within specific timeframes for publication on the www.clinicaltrials.gov website. Information related to the product, patient population, phase of investigation, study sites and investigators and other aspects of the clinical trial is made public as part of the registration of the clinical trial. Sponsors are also obligated to disclose the results of their clinical trials after completion. Disclosure of the results of these trials can be delayed in some cases for up to two years after the date of completion of the trial. Competitors may use this publicly available information to gain knowledge regarding the progress of development programs.

Human clinical trials are typically conducted in three sequential phases, which may overlap or be combined:

●	Phase I clinical trials generally involve a small number of healthy volunteers or disease-affected patients who are initially exposed to a single dose and then multiple doses of the product candidate. The primary purpose of these clinical trials is to assess the metabolism, pharmacologic action, side effect tolerability and safety of the drug.

●	Phase II clinical trials involve studies in disease-affected patients to determine the dose required to produce the desired benefits. At the same time, safety and further pharmacokinetic and pharmacodynamic information is collected, possible adverse effects and safety risks are identified, and a preliminary evaluation of efficacy is conducted.

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●	Phase III clinical trials generally involve a larger number of patients at multiple sites and are designed to provide the data necessary to demonstrate the effectiveness of the product for its intended use, its safety in use and to establish the overall benefit/risk relationship of the product and provide an adequate basis for product approval. These trials may include comparisons with placebo and/or other comparator treatments. The duration of treatment is often extended to mimic the actual use of a product during marketing.

Post-approval trials, sometimes referred to as Phase IV clinical trials, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication, particularly for long-term safety follow up. In certain instances, the FDA may mandate the performance of Phase IV clinical trials as a condition of approval of an NDA or a Biologics License Application (“BLA”).

Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if significant adverse events (“SAEs”) occur. The FDA or the sponsor may suspend or terminate a clinical trial at any time, or the FDA may impose other sanctions on various grounds, including a finding that the research patients are being exposed to an unacceptable health risk. Similarly, an IRB can refuse, suspend, or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients.

Concurrently with clinical trials, companies usually complete additional pre-clinical studies and must also develop additional information about the physical characteristics of the drug or biological product as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the sponsor must develop methods for testing the identity, strength, quality, potency, and purity of the final biological product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the biological product candidate does not undergo unacceptable deterioration over its shelf life.

Marketing Approval

Assuming successful completion of the required clinical testing, the results of the pre-clinical studies and clinical trials, together with detailed information relating to the product’s chemistry, manufacture, controls, and proposed labeling, among other things, are submitted to the FDA as part of an NDA requesting approval to market the product for one or more indications. In most cases, the submission of an NDA is subject to a substantial application user fee.

The review process typically takes twelve months from the date the NDA is submitted to the FDA. The FDA conducts a preliminary review of all NDAs within the first 60 days after submission to determine whether they are sufficiently complete to permit substantive review before accepting them for “filing.” The FDA may request additional information rather than accept an NDA for filing. In this event, the application must be resubmitted with the additional information and may be subject to an additional application user fee. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review. The FDA reviews an NDA to determine, among other things, whether the drug is safe and effective and whether the facility in which it is manufactured, processed, packaged, or held meets standards designed to assure the product’s continued safety, quality and purity. Under the current guidelines in effect in the Prescription Drug User Fee Act (PDUFA), the FDA has a goal to review and act on the submission within ten months from the completion of the preliminary review of a standard NDA for a new molecular entity.

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The FDA also may require submission of a REMS plan to ensure that the benefits of the drug outweigh its risks. The REMS plan could include medication guides, physician communication plans, assessment plans, and/or elements to assure safe use, such as restricted distribution methods, patient registries, or other risk minimization tools.

The FDA may refer an application for a novel drug to an advisory committee. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving an NDA, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA may inspect one or more clinical trial sites to assure compliance with GCP requirements.

After evaluating the NDA and all related information, including the advisory committee recommendation, if any, and inspection reports regarding the manufacturing facilities and clinical trial sites, the FDA may issue an approval letter, or, in some cases, a complete response letter. A complete response letter generally contains a statement of specific conditions that must be met in order to secure final approval of the NDA and may require additional clinical trials or pre-clinical studies in order for FDA to reconsider the application. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. If and when those conditions have been met to the FDA’s satisfaction, the FDA will typically issue an approval letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications.

Post-approval requirements

Drugs manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, advertising and promotion and reporting of adverse experiences with the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims are subject to prior FDA review and approval. There also are continuing annual user fee requirements for any marketed products and the establishments at which such products are manufactured, as well as new application fees for supplemental applications with clinical data.

Intellectual Property

SKNY hold a license in the U.S. and its territories, Mexico and Canada from MIRALOGX for the use of SKNY-1 in human applications. SKNY has filed international application no. PCT/US25/17127 under the Patent Cooperation Treaty (PCT) on February 25, 2025, titled “SYNTHETIC CANNABINOID ANALOGS, PHARMACEUTICAL COMPOSITIONS, AND METHODS OF TREATING ANXIETY AND OTHER DISORDERS,” and hold patent no. 63/653,326 on 5/30/24, titled “SYNTHETIC CANNABINOID ANALOGS, PHARMACEUTICAL COMPOSITIONS, AND METHODS OF TREATING BACTERIAL INFECTIONS AND VIRAL INFECTIONS,” and in due course intends to enter the national phase in the United States, among other countries. These applications, if granted and subject to payment of patent maintenance fees, would offer protection extending through at least February 25, 2045, and May 30, 2044, respectively. The patent rights for SKNY-1 outside of the United States are not included in the SKNY-1 Licensing Agreement.

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Besides relying on patents, we also rely on trade secrets, proprietary know-how and continuing innovation to develop and maintain our competitive position, especially when we do not believe that patent protection is appropriate or can be obtained. We seek protection of these trade secrets, proprietary know-how and any continuing innovation, in part, through confidentiality and proprietary information agreements. However, these agreements may not provide meaningful protection for, or adequate remedies to protect, our technology in the event of unauthorized use or disclosure of information. Furthermore, our trade secrets may otherwise become known to, or be independently developed by, our competitors. We intend to seek appropriate patent protection for technology in our research and development programs, where applicable, and their uses by filing patent applications in the United States and other selected countries. We intend for these patent applications to cover, where possible, claims for compositions of matter, medical uses, processes for preparation and formulations.

Properties

Our current business address is 3014 West Palmira Ave., Suite 302 Tampa, FL 33629.

Employees

As of June 2025, we have one full time employee and various consultants providing support. None of our employees are represented by a labor union or are covered by a collective bargaining agreement. We consider our relationship with our employees to be satisfactory.

Legal Proceedings

From time to time, we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations, or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

We anticipate that we will expend significant financial and managerial resources in the defense of our intellectual property rights in the future if we believe that our rights have been violated. We also anticipate that we will expend significant financial and managerial resources to defend against claims that our products and services infringe upon the intellectual property rights of third parties.

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PRINCIPAL STOCKHOLDERS OF MIRA PHARMACEUTICALS, INC.

The following table sets forth, as of the date of this proxy statement, the ownership of our securities by: (i) each of our directors, (ii) all persons who, to our knowledge, are the beneficial owners of more than 5% of the outstanding shares of common stock, (iii) each of the executive officers, and (iv) all of our directors and executive officers, as a group. Each person named in this table has sole investment power and sole voting power with respect to the shares of common stock set forth opposite such person’s name, except as otherwise indicated.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, MIRA believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,385,140 shares outstanding on June 10, 2025, adjusted as required by rules promulgated by the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Directors and Executive Officers (1)
Erez Aminov (2)	4,011,200	19.23%
Alan Weichselbaum	-	*
Matthew Whalen	-	*
Matthew Del Giudice	25,000	*
Denil Nanji Shekhat	41,666	*
Edward MacPherson	25,000	*
All current directors and officers as a group (6 persons)	4,102,866	23.60%

5% Stockholders
Brian McNulty(3)	5,029,317	28.93%

*	Represents beneficial ownership of less than 1%

(1)	Unless otherwise denoted, the address of each noted person is 1200 Brickell Avenue, Suite 1950 #1183, Miami, Florida 33131.

(2)	Consists of (i) 782,200 shares of common stock and (2) options to purchase 3,479,000 shares of common stock.

(3)	Includes (i) 10,000 shares held directly by Mr. McNulty, (ii) 2,540,270 shares held by the Bay Shore Trust, (iii) 779,047 shares held by the Celeste J Williams Lifetime QTIP Trust, (iv) 1,000,000 shares issuable pursuant to warrants held by the Bay Shore Trust that are immediately exercisable, and (v) 700,000 shares issuable pursuant to warrants held by MIRALOGX LLC, that are immediately exercisable. As trustee of the Bay Shore Trust and the Celeste J Williams Lifetime QTIP Trust, Mr. McNulty has sole voting and dispositive power over the shares held by each trust, and, as a result is deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by the trusts. The address for MIRALOGX LLC and the Bay Shore Trust is 900 West Platt Street, Suite 200, Tampa, Florida, 33606.

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FUTURE STOCKHOLDER PROPOSALS

MIRA’s stockholders may submit proposals on matters appropriate for stockholder action at meetings of MIRA’s stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in MIRA’s proxy materials relating to MIRA’s 2025 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by MIRA no later than . However, if MIRA’s 2025 annual meeting of stockholders is not held between and , then the deadline will be a reasonable time prior to the time MIRA begins to print and mail its proxy materials.

To be considered for inclusion as a director nominee in the proxy statement relating to our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), the notice must comply with Rule 14a-9 under the Exchange Act, and include certain information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock, the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve. For all business proposed to be brought to the 2025 Annual Meeting other than director nominations, a proposing stockholder’s notice must be delivered to or mailed and received at the Company’s principal office on or before May 14, 2025 (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, the text of any proposal or business, and any substantial interest in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), and description of all agreements, arrangements or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Proposals should be addressed to our Corporate Secretary at:

MIRA Pharmaceuticals, Inc.

1200 Brickell Avenue

Suite 1950 #1183

Miami, FL 33131

(786) 423-9792.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

This proxy statement, the Notice of Annual Meeting of Stockholders, and our form of proxy card are available for viewing, printing and downloading at https://www.astproxyportal.com/ast/27484. To view these materials please have your control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2024, is available for viewing on the SEC at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://www.mirapharmaceuticals.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to us at 1200 Brickell Avenue, Suite 1950 #1183, Miami, FL, 33131, Attention: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

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STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to 1200 Brickell Avenue, Suite 1950 #1183, Miami, FL, 33131, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are made available on our Internet website, www.mirapharmaceuticals.com, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC. The SEC maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company.

INFORMATION INCORPORATED BY REFERENCE

This proxy statement incorporates by reference the documents listed below that MIRA has previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about MIRA and its financial condition.

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025.

●	Quarterly Report on Form 10-Q for the for the quarterly period ended March 31, 2025 filed with the SEC on May 14, 2025;

●	Current Reports on Form 8-K filed with the SEC on April 1, 2025, April 11, 2025, April 16, 2025, April 23, 2025, May 6, 2025, May 8, 2025, May 21, 2025 and May 28, 2025; and

●	the description of MIRA’s common stock contained in its registration statement on Form 8-A, filed with the SEC on July 31, 2023 including all amendments and reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC by MIRA, such information or exhibit is specifically not incorporated by reference.

In addition, MIRA incorporates by reference any future filings it may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the MIRA virtual special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this proxy statement, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

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MIRA has supplied all information contained in this proxy statement relating to MIRA, and SKNY has supplied all information contained in this proxy statement relating to SKNY.

If you would like to request documents from MIRA or SKNY, please send a request in writing or by telephone to either MIRA or SKNY at the following addresses:

MIRA Pharmaceuticals, Inc.

1200 Brickell Avenue

Suite 1950 #1183

Miami, FL 33131

Telephone: (786) 423-9792

SKNY Pharmaceuticals, Inc.

3014 West Palmira Ave., Suite 302

Tampa, FL 33629 .

Telephone: (504) 931-642

By Order of the Board of Directors,

/s/ Erez Aminov
Name:	Erez Aminov
Title:	Chief Executive Officer and Chairman of the Board of Directors

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Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

MIRA Pharmaceutics, INC.,

MIRAPHARM ACQUISITION, INC.

and

SKNY Pharmaceuticals, Inc.

DATED AS OF JUNE 16, 2025

This document is intended solely to facilitate discussions among the parties identified herein. It is not intended to create, and shall not be deemed to create, a legally binding or enforceable offer or agreement of any type or nature prior to the duly authorized and approved execution of this document by all such parties and the delivery of an executed copy hereof by all such parties to all other parties.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), is dated as of June 16, 2025 (the “Signing Date”), and made by and among MIRA Pharmaceuticals, Inc., a Florida corporation (the “Company”), MIRAPHARM Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and SKNY Pharmaceuticals, Inc., a Delaware corporation (“SKNY”). Terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 8.9 of this Agreement.

RECITALS

WHEREAS, the respective boards of directors of the Company (the “Company Board”), the Merger Sub (the “Merger Sub Board”) and SKNY(the “SKNY Board”) have approved, and declared advisable, fair to and in the best interests of each such entity and its respective stockholders to enter into this Agreement and to perform and execute the transactions contemplated by this Agreement, including the merger of SKNY with and into Merger Sub, with the SKNY being the surviving entity (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of Section 251 of the Delaware General Corporations Law (“DGCL”);

WHEREAS, in connection with the Merger, each holder of shares of common stock, par value $0.001 per share, of SKNY (“SKNY Common Stock”) as of immediately prior to the Effective Time shall be entitled to receive shares of Common Stock, par value $0.0001 per share of the Company at the exchange ratio set forth on Schedule A hereto (the “Exchange Ratio” and the “Company Common Stock”) for each share of SKNY Common Stock held by such stockholder;

WHEREAS, each of the Merger Sub Board and the SKNY Board intends to recommend that the stockholders of Merger Sub and SKNY, respectively, approve and adopt this Agreement and the Merger;

WHEREAS, each of the Company, Merger Sub and SKNY wish hereby to make certain representations, warranties, covenants, and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

WHEREAS, for U.S. federal income Tax purposes, the Parties intend that the Merger qualify as a tax-free contribution pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants, and agreements herein contained, and intending to be legally bound hereby, the Company, Merger Sub and SKNY hereby agree as follows:

AGREEMENT

Article I
THE MERGER

1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, SKNY shall be merged with and into Merger Sub. Following the Merger, (a) SKNY shall continue as the surviving corporation (the “Surviving Corporation”), while the separate corporate existence of Merger Sub shall cease, (b) the Certificate of Incorporation of SKNY shall remain in effect without amendment, (c) all outstanding shares of capital stock of Merger Sub shall be cancelled and converted into only the right to receive Company Common Stock at the Exchange Ratio, and (d) SKNY shall be a wholly owned subsidiary of MIRA.

1.2 Closing. The closing of the Merger (the “Closing”) will take place at a time and on a date (the “Closing Date”) to be specified by the Parties, which shall be no later than the second Business Day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), remotely by exchange of documents and signatures via Electronic Delivery, unless another time, date or place is agreed to in writing by the Parties hereto.

1.3 Effective Time. As soon as practicable after the determination of the date on which the Closing is to take place, each of Merger Sub and SKNY shall, in coordination with each other, deliver to each of the Division of Corporations of the State of Delaware a notice or certificate of the contemplated Merger in the form required under the DGCL which shall inform it that all conditions to the Merger and of this Agreement have been met and set forth the proposed date of the Merger and shall include and provide for all other requirements of Section 251 of the DGCL (the “Certificate of Merger”). The Merger shall become effective on the date and at the time of the issuance by the Division of Corporations of the State of Delaware of a Certificate of Merger in respect of Merger Sub and SKNY (such date and time being referred to herein as the “Effective Time”). It is the intention of the parties hereto that the Merger shall be declared effective and that the issuance of the Certificate of Merger shall both occur on the Closing Date.

1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of, and simultaneously with, the Merger and without any further action on the part of the Company, SKNY and Merger Sub or any of their stockholders, (a) SKNY shall be merged with and into Merger Sub and the separate corporate existence of Merger Sub shall cease with SKNY as the Surviving Corporation; (b) all the properties, rights, privileges, powers and franchises of Merger Sub shall vest in SKNY; (c) all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of SKNY; (d) the issued SKNY Common Stock shall be cancelled and replaced with only the right to receive shares of Company Common Stock at the Exchange Ratio, and (e) SKNY shall be deemed a wholly owned subsidiary of MIRA.

1.5 Officers and Directors. As of the Effective Time, the positions of the officers and directors of Merger Sub shall be terminated, and the officers and directors of SKNY shall become the officers and directors of the Surviving Corporation, in each case until their respective successors are duly appointed or until their earlier death, resignation or removal.

2

Article II
EFFECTS OF MERGER ON SHARE CAPITAL; EXCHANGE OF SHARES

2.1 Effect on Securities.

2.1.0 Conversion .

(a) At the Effective Time, by virtue of the Merger and without any further action by any of the Company, Merger Sub or SKNY, or any of their respective stockholders, each share of SKNY Common Stock issued and outstanding immediately prior to the Effective Time, other than SKNY Common Stock owned by SKNY in its treasury, shall, by virtue of the Merger and without any action on the part of the Company or Merger Sub, be exchanged for and converted into the right to receive a number of newly issued, fully paid and nonassessable shares of Company Common Stock at the Exchange Ratio, subject to Section 2.1.2 below (such shares of Company Common Stock, the “Merger Consideration”), without interest.

(b) Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or SKNY Common Stock shall have been changed into a different number of shares or a different class by reason of any stock split, dividend or distribution of securities convertible into shares of Company Common Stock or SKNY Common Stock, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar event, then the Exchange Ratio shall be correspondingly adjusted to provide the holders of the SKNY Common Stock the same economic effect as contemplated by this Agreement prior to such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar event.

(c) Each share of SKNY Common Stock to be converted into the right to receive the Merger Consideration as provided in this Section 2.1.0 shall no longer be outstanding and shall be automatically canceled and shall cease to exist, and the holders of certificates (“Certificates”) which, immediately prior to the Effective Time represented such shares of SKNY Common Stock, shall cease to have any rights with respect to such shares other than the right to receive, upon surrender of such Certificates for Company Common Stock calculated in accordance with the Exchange Ratio.

2.1.1 No Fractional Shares. No fraction of a share of Company Common Stock will be issued in connection with the Merger, and no certificates or scrip for any such fractional shares will be issued. All fractional share amounts shall be rounded down to the nearest whole based on the total number of shares of Company Common Stock to be issued to the holder of shares of SKNY Common Stock who would otherwise be entitled to receive a fraction of Company Common Stock (after aggregating all fractional Company Common Stock issuable to such holder).

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2.2 Exchange Procedures. As soon as reasonably practicable after the Effective Time (but not later than three Business Days thereafter), Company shall deliver to the holders of SKNY Common Stock, stock certificates or evidence of book entry for the number of shares of Company Common Stock to which the holders of record of SKNY Common Stock become entitled to receive pursuant to Section 2.1.1 above, and the holders of SKNY Common Stock shall surrender to the Company the certificates evidencing ownership of such shares of SKNY Common Stock.

2.3 Full Discharge. All shares of Company Common Stock issued upon the surrender for exchange of shares of SKNY Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to cancelled shares of SKNY Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of SKNY of the SKNY Common Stock that were outstanding immediately prior to the Effective Time.

2.4 No Liability. The rights of a holder of SKNY Common Stock to receive Company Common Stock upon surrender of the shares of SKNY Common Stock shall expire on the 18-month anniversary of the Closing. Company shall not be liable to any holder of shares of SKNY Common Stock for any shares of Company Common Stock (or dividends or distributions, if any, with respect thereto) properly delivered to a public official pursuant to any applicable abandoned property, escheat, or similar Applicable Law.

2.5 Further Actions. If, at or prior to the Effective Time, any further action is necessary or desirable to carry out the purposes or intent of this Agreement, the directors and officers of the Company, Merger Sub and SKNY shall have the authority to take all such lawful and necessary action.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as expressly disclosed in the SKNY Disclosure Schedule, SKNY hereby represents and warrants to each of the Company and Merger Sub as follows:

3.1 Organizational and Qualification; Subsidiaries; Investments. SKNY is duly organized, validly existing and in good standing under the laws of the State of Delaware. SKNY has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect on SKNY. SKNY is duly qualified to transact business under the Applicable Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure of such qualification or registration would not, individually or in the aggregate, have a Material Adverse Effect on SKNY. True, correct, and complete copies of the organizational or governing documents of SKNY have been made available to the Company and Merger Sub, each as amended to date, and each such organizational or governing documents are in full force and effect. SKNY has no Subsidiaries and does not hold stock or other equity interests in any other Person, company or entity.

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3.2 Capitalization of SKNY.

3.2.0 The authorized share capital of SKNY consists of One Hundred Million shares of Common Stock, par value $0.001 per share (“SKNY Common Stock”), of which, as of June 13, 2025 (the “Measurement Date”), 22,050,000 shares of SKNY Common Stock were issued and outstanding, and Ten Million Shares of Preferred Stock, par value $0.001 per share (“SKNY Preferred Stock”) of which none are outstanding as of the Measurement Date.. Between the Measurement Date and the date hereof, except as disclosed in Section 3.2.0 of the SKNY Disclosure Schedule, no shares of SKNY Common Stock or SKNY Preferred Stock have been issued, and no rights to receive or subscribed for shares of SKNY Common Stock or SKNY Preferred Stock have been granted. All of the outstanding shares of SKNY Common Stock have been validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth above and as disclosed in Section 3.2.0 of the SKNY Disclosure Schedule, there are no outstanding (i) shares, equity interests or other voting securities or Capital Stock of SKNY, (ii) securities of SKNY convertible into or exchangeable or exercisable for shares or other securities of SKNY, (iii) options, preemptive or other rights to acquire from SKNY, or obligations of SKNY to issue, any shares of stock, voting securities or securities convertible into or exchangeable or exercisable for shares or other securities of SKNY or (iv) equity equivalent interests in the ownership or earnings of SKNY or other similar rights (collectively “SKNY Securities”). There are no outstanding rights or obligations of SKNY to repurchase, redeem or otherwise acquire any SKNY Securities. There are no voting agreements, voting trusts or other agreements or understandings to which SKNY is a party or by which SKNY is bound relating to the voting or registration of any shares of Capital Stock of SKNY.

3.2.1 Except as disclosed in Section 3.2.1 of the SKNY Disclosure Schedule, there are no outstanding SKNY Securities that are convertible into or exchangeable or exercisable for, options or other rights to acquire from SKNY, any Capital Stock or other ownership interests in or any other securities of entity, and there exists no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such Capital Stock. There are no outstanding contractual obligations of SKNY to repurchase, redeem or otherwise acquire any outstanding shares of Capital Stock or other ownership interests in any entity.

3.3 Authority Relative to This Agreement; Recommendation.

3.3.0 SKNY has all necessary corporate or similar power and authority to execute and deliver this Agreement and each of the other Transaction Agreements to which it is, or will be, a party, to perform its obligations hereunder and thereunder, and, subject to the fulfillment of the terms prescribed in Section 6, to consummate the transactions contemplated hereby and thereby. The execution and delivery by SKNY of this Agreement and the other Transaction Agreements to which it is a party or will be a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the SKNY Board, and as of the Closing, by the SKNY stockholders in accordance with Certificate of Incorporation of SKNY, and no other corporate or similar proceedings on the part of SKNY are necessary to authorize this Agreement and the other Transaction Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Transaction Agreement to which SKNY is now or is to become a party has been or by the Effective Time will be, duly and validly executed and delivered by SKNY and constitutes, assuming the due authorization, execution and delivery hereof and thereof by the Company and Merger Sub, the valid, legal and binding agreement of SKNY, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a Proceeding at law or in equity.

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3.3.1 Without limiting the generality of the foregoing, the SKNY Board (i) has unanimously approved this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby, (ii) has made the SKNY Recommendation, and (iii) has not, prior to the execution hereof, withdrawn or modified such approval (which approval has not been subsequently rescinded or modified in any way) or the SKNY Recommendation.

3.3.2 The approval of SKNY and SKNY’s stockholders as approved in the SKNY Stockholder Meeting, is the only vote of holders of any class or series of Capital Stock of SKNY required in connection with the adoption of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

3.4 Financial Statements and Records.

3.4.0 SKNY has no audited financial statements for 2024. Attached as Section 3.4 to the SKNY Disclosure Schedule are audited financial statements of SKNY as of March 31, 2025 (“SKNY Financial Statements”). All of the SKNY Financial Statements were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition of SKNY as of the date thereof and the consolidated results of operations and cash flows for the periods then ended. No basis exists that would require, and to the Knowledge of SKNY no circumstance exists that would be reasonably expected to require, SKNY to restate any of the SKNY Financial Statements.

3.4.1 All stock registers required to be kept by or on behalf of SKNY under the provisions of any Applicable Law are true, complete, and accurate in all material respects. All returns, particulars, resolutions, reports and other documents required to be filed with or delivered to any Governmental Entity in respect of SKNY are true, complete and accurate and have been properly filed or delivered in a timely manner or a proper exemption from such filing was obtained, except where the failure to file such true, complete and accurate returns, particulars, resolutions, reports and other documents does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SKNY.

3.4.2 SKNY maintains books and records that fairly reflect its material assets and liabilities. Since SKNY was founded, there has been no material change in its accounting policies or methods of making accounting estimates or changes in estimates.

3.5 Information Supplied. None of the information supplied or to be supplied by SKNY specifically for inclusion or incorporation by reference, in the notice and proxy statement of the general meeting of the Company’s stockholders to be held in connection with the Merger (the “Company Proxy Statement” and the “Company Stockholder Meeting”, respectively), or in the notice of the Company Stockholder Meeting and Parent Proxy Statement (as defined below), will, at the date mailed to stockholders of the Company and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading.

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3.6 Consents and Approvals; No Violations.

3.6.0 Except (i) as set forth in Section 3.6 of the SKNY Disclosure Schedule, and (ii) for Consents as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or “blue sky” laws and NASDAQ, no notice to and no Consent of any Governmental Entity is necessary for the execution and delivery by SKNY of this Agreement and the Transaction Agreements to which it is or will be a party or the consummation by SKNY of the transactions contemplated hereby or thereby except for such Consents the failure of which to make or obtain would not, individually or in the aggregate, prevent or material delay the transactions contemplated hereby or have a Material Adverse Effect on SKNY.

3.6.1 Assuming that all Consents described in Section 3.6.0 have been obtained or made, neither the execution, delivery and performance by SKNY, as applicable, of this Agreement and of the other Transaction Agreements to which it is now or is to become a party nor the consummation by SKNY of the transactions contemplated hereby or thereby will (i) contravene, conflict with or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of SKNY, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, loss of any benefit, acceleration or Lien) or require any Consent under any of the terms, conditions or provisions of any Contract to which SKNY is a party or by which it or any of its respective properties or assets may be bound, (iii) violate any Order or Applicable Law applicable to SKNY or any of its respective properties or assets, (iv) contravene, conflict with or result in a violation of, or give any Governmental Entity or other Person the right to exercise any remedy or obtain any relief under, any legal requirement or Applicable Law or any Order to which SKNY, or any of the assets owned or used by SKNY, is subject, or (v) result in the creation of a Lien on any property or asset of SKNY, or (vi) with the passage of time, the giving of notice, or the taking of any action by a third Person, have any of the effects set forth in clauses (i) through (v) of this Section 3.6.1; in each case other than such conflicts, violations, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SKNY.

3.7 No Default. SKNY is not in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or Bylaws, (b) any Contract to which SKNY is now a party or by which it or any of its properties or assets is bound, or (c) any Applicable Law.

3.8 No Undisclosed Liabilities; Absence of Changes.

3.8.0 SKNY has no Liabilities of a type required by GAAP to be reflected on a balance sheet of SKNY other than (a) Liabilities in respect of obligations under this Agreement, the other Transaction Agreements, and the transactions contemplated hereby and thereby, (b) to the extent disclosed in Section 3.8.0(b) of the SKNY Disclosure Schedule, (c) Liabilities that are appropriately reflected or reserved for on the face of the Latest Balance Sheet, and (d) Liabilities incurred since March 31, 2025 in the ordinary course of business consistent with past practice (none of which relate to breach of contract, breach of warranty, tort, infringement, violation of or liability under any Applicable Law or any Proceeding).

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3.8.1 Except (x) as set forth in Section 3.8.1 of the SKNY Disclosure Schedule, since March 31, 2025, there have been no events, developments, changes or occurrences with respect to SKNY that, individually or in the aggregate, have had or reasonably could be expected to have a Material Adverse Effect on SKNY. Without limiting the generality of the foregoing, March 31, 2025, SKNY has conducted its businesses in all material respects in the ordinary course of business consistent with past practice, and SKNY has not taken any action which, if taken after the date hereof and prior to the Effective Time, would constitute a breach of Section 5.2 of this Agreement. Since March 31, 2025, there has not been any material damage, destruction, or other casualty loss with respect to any material asset or property owned, leased, or otherwise used by SKNY.

3.9 Litigation. There is no Proceeding pending or, to the Knowledge of SKNY, threatened against SKNY or any of its properties or assets, or to the Knowledge of SKNY, any manager, director or officer of SKNY in their capacities as such by any Person before any Governmental Entity or any arbitrator. To the Knowledge of SKNY, there is no basis on which any such Proceeding may be brought or threatened against SKNY. None of SKNY or its properties or assets are subject to any material outstanding Order, whether temporary, preliminary, or permanent.

3.10 Compliance With Applicable Law

3.10.0 SKNY is and has been in compliance in all material respects with all Applicable Laws applicable to SKNY; and SKNY has not received notice from any Governmental Entity of any violation, alleged violation or potential violation of any such Applicable Laws.

3.10.1 To the Knowledge of SKNY, no event has occurred, and no condition exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result in a material violation by SKNY of any Applicable Law applicable to SKNY or its business.

3.10.2 There are no Proceedings pending, including any Form FDA-483 observations, demand letter, warning letter, untitled letter, or, to the Knowledge of SKNY, threatened with respect to an alleged material violation by SKNY of the FDCA, FDA regulations adopted thereunder, the Public Health Service Act (“PHSA”), the Federal Food, Drug and Cosmetic Act (“FDCA”) or any other similar Law administered or promulgated by any drug regulatory agency (the “Drug Regulatory Agency”), or there is no act, omission, event, or circumstance of which SKNY has Knowledge that would reasonably be expected to give rise to or form the basis for any Legal Proceedings, Form FDA-483 observation, demand letter, warning letter, untitled letter, proceeding or request for information or any liability (whether actual or contingent) for failure to comply with the FDCA, PHSA or other similar Laws administered or promulgated by any Drug Regulatory Agency.

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3.10.3 SKNY has so far conducted no clinical, pre-clinical or other studies and tests ofs its product candidates.

3.10.4 SKNY is not the subject of any pending or, to the Knowledge of SKNY, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Knowledge of SKNY, it has not has committed any acts, made any statement, or has not failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. None of SKNY or any of its officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion: (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Law. No debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or, to the Knowledge of SKNY, threatened against SKNY or its officers, employees or agents.

3.10.5 SKNY is in compliance in all material respects with all applicable Laws relating to patient, medical or individual health information, including HIPAA, including the standards for the privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the standards for the protection of Electronic Protected Health Information set forth at 45 C.F.R. Part 160 and 45 C.F.R. Part 164, Subpart A and Subpart C, the standards for transactions and code sets used in electronic transactions at 45 C.F.R. Part 160, Subpart A and Part 162, and the standards for Breach Notification for Unsecured Protected Health Information at 45 C.F.R. Part 164, Subpart D, all as amended from time to time. SKNY has not received written notice from the Office for Civil Rights for the U.S. Department of Health and Human Services or any other Governmental Entity of any allegation regarding its failure to comply with HIPAA or any other state law or regulation applicable to the protection of individually identifiable health information or personally identifiable information. No successful “Security Incident,” “Breach of Unsecured Protected Health Information” or breach of personally identifiable information under applicable state or federal laws have occurred with respect to information maintained or transmitted to SKNY or an agent or third party subject to a Business Associate Agreement with SKNY.

3.10.6 SKNY holds all material Consents, ratifications, registrations, permits, licenses, variances, exemptions, orders, and certificates from all respective Governmental Entities (“Permits”) necessary for the lawful conduct of its business as currently conducted.

3.11 Environmental Laws and Regulations.

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3.11.0 Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on SKNY or as set forth in Section 3.11.0 of the SKNY Disclosure Schedule, (a) Hazardous Materials have not been generated, used, treated or stored on, transported to or from or Released or disposed of on, any real property leased or owned by SKNY, except in compliance with applicable Environmental Laws; (b) SKNY is in compliance with all applicable Environmental Laws and the requirements of any Permits issued under such Environmental Laws with respect to any SKNY Property and, to the Knowledge of SKNY, there are no circumstances or conditions, which would prevent compliance with the applicable Environmental Laws; (c) there are no past, pending or, to the Knowledge of SKNY, threatened Environmental Claims against SKNY or any SKNY Property; and (d) SKNY is not subject to any outstanding written orders or agreements with any Governmental Entity or other Person respecting (i) Environmental Laws, (ii) remedial action, or (iii) any Release or threatened Release of a Hazardous Material.

3.12 Taxes. Except as set forth in Section 3.12.0 of the SKNY Disclosure Schedule:

3.12.0 SKNY was established in the current fiscal year and has therefore not filed any tax returns. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon any assets of SKNY.

3.12.1 No claim for assessment or collection of material Taxes is presently being asserted in writing against SKNY and SKNY is not a party to any pending material action, proceeding, or investigation by any Tax authority relating to a material Tax nor does SKNY have Knowledge of any such threatened action, proceeding or investigation. No extension or waiver of the limitation period applicable to any Tax Return has been granted by or requested from SKNY.

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3.12.2 SKNY is not a party to, or bound by any written Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

3.12.3 SKNY has not (i) ever been a member of an affiliated group or (ii) incurred any liability for the Taxes of any other person, as a transferee, successor, by contract, or otherwise.

3.12.4 SKNY has not received any letter ruling from any taxing authority, and no request for such a ruling is currently pending.

3.12.5 SKNY has complied, in all material respects, with applicable Laws relating to the withholding of Taxes in connection with any amounts paid (whether paid in cash, paid in kind, deemed paid or otherwise) or owing by to any employee, creditor, independent contractor, shareholder, or other third party, and to the extent required, have timely paid such Taxes to the relevant Tax authority.

3.13 Intellectual Property.

3.13.0 SKNY has no (i) patents or patent applications; (ii) trademark registrations, applications, or material unregistered Trademarks; or (iii) copyright registrations or applications, whether owned in whole or in part, including jointly with others.

3.13.1 Ownership; Sufficiency of Intellectual Property Assets. SKNY owns or possesses adequate licenses or other rights to use, free and clear of Liens, all of its Intellectual Property used in or required for its businesses as currently conducted.

3.13.2 No Infringement by Third Parties. To the Knowledge of SKNY, no third party is misappropriating, infringing, diluting, or violating any material Intellectual Property owned or used by SKNY, and no such claims have been brought against any third party by SKNY.

3.13.3 No Proceedings. There are no Proceedings (including any opposition, cancellation, revocation, review, or other proceeding), whether settled, pending, or, to the SKNY’s Knowledge threatened (including in the form of offers to obtain a license), (i) alleging any infringement, misappropriation, or other violation by SKNY of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Intellectual Property owned or purported to be owned by SKNY or its right, title, or interest in or to any Intellectual Property owned by SKNY; or (iii) or alleging any infringement, misappropriation, or other violation by any Person of the SKNY Intellectual Property. There are no facts or circumstances that could reasonably be expected to give rise to any such Proceeding. SKNY is not subject to any outstanding Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the ownership or use of any Intellectual Property owned or licensed by SKNY.

3.13.4 No Collaboration with Research Institutions. No personnel, facilities, resources, grants, incentives, exemptions, qualifications or subsidies of any university, college, other educational institution international organization or research center, were used in the development of the SKNY Products or Services or Intellectual Property of SKNY or any products or services currently under development by SKNY.

3.14 Insurance. SKNY has no insurance, has never had any insurance, and has never applied for any insurance.

3.15 Certain Business Practices.

3.15.0 None of SKNY, nor to the Knowledge of SKNY have any of its directors, officers, agents or employees of SKNY or to the Knowledge of SKNY or any other Person acting on its behalf, acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer or supplier of SKNY, or any employee or agent of any customer or supplier of SKNY; (b) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (c) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); or (d) directly or indirectly given or agreed to give any money, gift, bribe, kickback or similar benefit to any customer or supplier of SKNY, any employee or agent of any customer or supplier of SKNY, any official or employee of any Governmental Entity, or any political party or candidate for office (domestic or foreign), or other Person who was, is or may be in a position to help or hinder the business of SKNY (or assist SKNY in connection with any actual or proposed transaction), in each case which (i) may subject SKNY to any material Liability in any Proceeding, (ii) if not given in the past, may have had a material impact on SKNY or its business, or (iii) if not continued in the future, may materially affect SKNY or its business.

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3.15.1 Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to SKNY, taken as a whole, SKNY has not taken, nor to the Knowledge of SKNY have any of its employees, agents, advisors, consultants, representatives, or others for whom any of them may have responsibility taken, any action, directly or indirectly, that constitutes a breach or an alleged breach by such Persons of the FCPA or any other Applicable Laws relating to bribery or corruption, and legislation (the “Anti-Corruption Laws”). Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to SKNY, taken as a whole, SKNY has conducted its business in compliance with the FCPA and the other Anti-Corruption Laws and has retained, and will continue to retain, accurate books and records and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

3.16 Tangible Personal Property; Title; Sufficiency of Assets

3.16.0 Except as would not be material to SKNY, SKNY owns and has good title to, each of the tangible assets reflected as owned by SKNY on the Latest Balance Sheet, free of any Liens. Except as would not be material to SKNY, taken as a whole, all of the equipment and other tangible personal property and assets owned or used by SKNY are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put.

3.16.1 All tangible personal property owned by SKNY and all of the items of material tangible personal property used by SKNY have been reasonably maintained, are structurally sound, are in reasonably good operating condition and repair, subject to normal wear and tear, and are adequate for the uses to which they are currently being put by SKNY in the operation of its businesses as currently conducted, and none of such items of material tangible personal property is in need of maintenance or repairs except for routine maintenance and repairs in the ordinary course of SKNY’s business consistent with past practice that are not material in nature or cost.

3.17 Material Contracts.

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3.17.0 Section 3.17.0 of the SKNY Disclosure Schedule lists each Contract to which SKNY is a party or may be bound or to which its properties or assets are subject, as of the date hereof; (i) under the terms of which any of the rights or obligations of a party thereto will be modified or altered or which provide for any increased payment or benefit or accelerated vesting, in any such case as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby and by the other Transaction Agreements or which contain change in control provisions; (ii) which provides for any Award that would not be expired, exercised, assumed or exchanged as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby and by the other Transaction Agreements; (iii) which provides for any material license or other material arrangement with respect to any Intellectual Property of SKNY; (iv) which constitutes an undertaking or agreement with any other Governmental Entity; (v) which is an arrangement limiting or restraining SKNY or any successor thereto from engaging or competing in any manner or in any business or from conducting any activity in any geographic area or from soliciting any Person to enter into a business or employment relationship or to enter into a relationship with any Person; (vi) under which SKNY makes payments in excess of One Hundred Thousand Dollars ($100,000) on an annual basis; (vii) which is a Labor Agreement or any other Contract with any labor union; (viii) which is a real property lease or a personal property lease; (ix) pursuant to which any Indebtedness is outstanding or may be incurred, including any loan or credit agreement, note, bond, mortgage, indenture, letter of credit, interest rate or currency hedging arrangement or other similar agreement or instrument or pursuant to which any Indebtedness of any Person is guaranteed by SKNY; (x) pursuant to which SKNY is required to indemnify or hold harmless any Person other than Contracts entered into in the ordinary course of business consistent with past practice; (xi) all powers of attorney or other similar agreements or grant of agency by SKNY; (xii) all Contracts involving the settlement of any Proceeding or threatened Proceeding which will (a) involve payments after the date of the Latest Balance Sheet of consideration in excess of One Hundred Thousand dollars ($100,000), or (b) impose monitoring, reporting or other continuing obligations on SKNY; (xiii) pursuant to which SKNY has made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than SKNY); (xiv) which is a partnership, joint venture or similar arrangement or that involves any profit sharing; (xv) which prohibits the payment of dividends or distributions in respect of the Capital Stock of SKNY or prohibits the pledging of the Capital Stock of SKNY; or (xvi) which relates to the acquisition or sale of any material assets of SKNY, other than the acquisition or sale of inventory in the ordinary course of business consistent with past practice; (each such Contract disclosed or required to be disclosed on Section 3.17.0 of the SKNY Disclosure Schedule, a “SKNY Material Contract”).

3.17.1 All SKNY Material Contracts are valid, legal, and binding and in full force and effect as to SKNY and are enforceable against the other parties thereto subject to bankruptcy, insolvency, reorganization, moratorium, and similar Applicable Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. SKNY has paid in full or accrued all material amounts now due from them thereunder and have satisfied in full or provided for all of their material liabilities and obligations thereunder which are presently requested to be satisfied or provided for. SKNY has not nor, to the Knowledge of SKNY, any other parties, have violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of any SKNY Material Contract. SKNY has not issued or received any written notice of termination, cancellation, material breach or default under any SKNY Material Contract and no counterparty to a SKNY Material Contract has made any written demand for such renegotiation of any material terms of any SKNY Material Contract.

3.18 Grants, Incentives and Subsidies. SKNY has received no grants, incentives, or subsidies (collectively, “Grants”) from any Governmental Entity.

3.19 Affiliates; Transactions with Affiliates.

3.19.0 Except for the directors and executive officers of SKNY as of the date hereof, each of whom is listed in Section 3.19.0 of the SKNY Disclosure Schedule, there are no Persons who, to the Knowledge of SKNY, may be deemed to be Affiliates of SKNY under Rule 145 of the Securities Act.

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3.19.1 Except as disclosed on Section 3.19.1 of the SKNY Disclosure Schedule, no Related Party of SKNY is presently engaged in any transactions or business arrangements with SKNY. Except as disclosed on Section 3.19.1, no Related Party of SKNY (i) is a party to any Contract with SKNY; (ii) has any direct or indirect material interest in (a) any property, assets or rights of or used by SKNY; (b) any franchisor, competitor, customer, supplier, distributor, lessor, independent contractor or agent of SKNY (including as an officer, director, manager, employee or consultant of any such Person), or (c) any Person which is a party to any Contract required to be listed pursuant to Section 3.17.0 other than, in the case of clauses (b) and (c) above, as a Person owning beneficially less than 1% of the equity of such entity; or (iii) has outstanding any Indebtedness owed to SKNY, or is the obligee or beneficiary of any liability of SKNY, in each case, except for employment-related compensation or liabilities therefor received or payable in the ordinary course of business or any rights or obligations such Related Party may have in its capacity as a holder of SKNY Common Stock.

3.20 Brokers. Except as set forth on Section 3.20 of the SKNY Disclosure Schedule, no broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any of the other Transaction Agreements based upon arrangements made by or on behalf of SKNY.

3.21 Employee Benefits. SKNY does not have and has never had any employees.

3.22 Indebtedness. Section 3.22 of the SKNY Disclosure Schedule sets forth all outstanding Indebtedness of SKNY as of March 31, 2025, including the amount outstanding with respect thereto.

3.23 Real Property. SKNY does not own or lease, and has never owned or leased, any real property.

3.24 Anti-Takeover Statutes. SKNY is not bound by or has in effect any “poison pill” or similar shareholder rights plan.

3.25 No Other Representations. SKNY acknowledges that none of the Company, Merger Sub or any of their Representatives or any other Person makes, and SKNY acknowledges that it has not relied upon or otherwise been induced by, any express or implied representation or warranty with respect to the Company or Merger Sub or with respect to any other information provided or made available to SKNY or its Representatives in connection with this Agreement and the transactions contemplated hereunder, including any information, documents, projections, forecasts or other material made available to SKNY in certain “data rooms” or management presentations in connection with this Agreement or the transactions contemplated hereunder or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article IV of this Agreement and in any certificate delivered by Company or Merger Sub under this Agreement.

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Article IV
REPRESENTATIONS AND WARRANTIES OF the company and Merger Sub

Except (x) as expressly disclosed in any documents filed or furnished by the Company with the SEC and publicly available prior to the date of this Agreement (including exhibits and other information incorporated by reference therein, but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statement,” or any similar precautionary sections and any other disclosures contained therein that are non-specific, predictive, cautionary or forward looking in nature) or (y) as set forth in the disclosure schedule delivered by the Company to SKNY immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply to and qualify (or, as applicable, a disclosure for purposes of) the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article IV for which it is reasonably apparent on its face that such information is relevant to such other section), the Company and Subsidiary, jointly and severally, hereby represent and warrant to SKNY as follows:

4.1 Organization and Qualification; Subsidiaries.

4.1.0 Each of Company and Merger Sub are duly organized and validly existing under the Applicable Laws of their respective jurisdiction of organization. Each of Company and Merger Sub have all requisite corporate power and authority to own, lease and operate their properties and to carry on their businesses as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect on either of them respectively. The Company and Merger Sub are duly qualified or registered as a foreign company to transact business under the Applicable Laws of each jurisdiction where the character of their activities or the location of the properties owned or leased by their requires such qualification or registration, except where the failure of such qualification or registration would not, individually or in the aggregate, have a Material Adverse Effect on the Company. True, correct, and complete copies of the organizational or governing documents of the Company and Merger Sub have been made available to SKNY, each as amended to date, and each such organizational or governing documents are in full force and effect.

4.1.1 Merger sub is the Company’s only Subsidiary. Merger Sub has no Subsidiaries. All of the shares of Capital Stock or other equity interests of the Company’s Subsidiaries are owned by it, free and clear of all Liens. Except as set forth in Section 4.1.1 of the Company Disclosure Schedule, there are no shares of Capital Stock, other equity interests or other voting securities of the Company or Merger sub reserved for issuance to any third party. Each of the Company and is Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, except where failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Merger Sub, respectively, and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Other than Company’s interests in Merger Sub, and except as set forth in Section 4.1.1 of the Company Disclosure Schedule, neither Company nor Merger Sub directly or indirectly owns any equity or similar interest in, has any equity investment in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or Person. True, correct, and complete copies of the organizational or governing documents of each subsidiary of the Company have been made available to SKNY, each as amended to date, and each such organizational or governing documents for each Subsidiary of the Company are in full force and effect. The Subsidiaries of the Company are not in violation of their respective organizational or governing document.

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4.1.2 Merger Sub. Except as is set forth in Schedule 4.1.2 of the SKNY Disclosure Schedule and in connection with this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, Merger Sub has not conducted any operations, entered into any agreements and has not and will not have prior to the Effective Time or the earlier termination of this Agreement any Liabilities except those arising under this Agreement and the other Transaction Agreements and from the transactions contemplated herein and therein.

4.2 Authority Relative to This Agreement; Recommendation.

4.2.0 Each of the Company and Merger Sub have all necessary corporate or similar power and authority to execute and deliver this Agreement and each of the other Transaction Agreements to which they are, or will be, a party, to perform their obligations hereunder and thereunder, and, subject to the fulfillment of the terms prescribed in Section 6.3 below, to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Company and Merger Sub of this Agreement and the other Transaction Agreements to which each of them are a party or will be a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company Board on behalf of Company and Merger Sub and, as of the Closing, by the sole shareholder of Merger Sub, and other than the ratification and the approval of the Merger and the Transaction Agreements by the Stockholders of the Company, no other corporate or similar proceedings on the part of Company or Merger Sub are necessary to authorize this Agreement and the other Transaction Agreements or to consummate the transactions contemplated hereby and thereby, except as set forth in Section 4.3.0 of the Company Disclosure Schedule. This Agreement has been, and each Transaction Agreement to which the Company and Merger Sub now or are to become a party has been or by the Effective Time will be, duly and validly executed and delivered by each of the Company, the Stockholders of the Company and the sole stockholder of the Merger Sub and constitute, assuming the due authorization, execution and delivery hereof and thereof by SKNY, the valid, legal and binding agreement of each of the Company and Merger Sub, enforceable against the Company and Merger Sub in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a Proceeding at law or in equity.

4.2.1 Without limiting the generality of the foregoing, the Company Board and Merger Sub Board have unanimously approved this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby. The Company Board has made the Company Recommendation, and has not, prior to the execution hereof, withdrawn or modified the Company Recommendation

4.2.2 The approval of Company, as the sole stockholder of Subsidiary and the approval of the stockholders of the Company are the only stockholder approval required for the adoption of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company and the Merger Sub.

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4.3 SEC Reports; Financial Statements.

4.3.0 The Company has filed all forms, reports and documents with the United States Securities and Exchange Commission (the “SEC”) required to be filed under Applicable Law or the rules and regulations of the SEC (such forms, reports and documents, collectively, the “Company Securities Filings”), and complied at the time of filing (after giving effect to any amendments or supplements thereto) in all material respects with all applicable requirements of the rules of the SEC as in effect on the dates such forms, reports and documents were filed. None of such Company Securities Filings, including any financial statements or schedules included or incorporated by reference therein, contained, at the time when made, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company Securities Filing filed subsequently and prior to the date hereof. All of the Company Financial Statements comply, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and the rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP as in effect on the date of such statement (except as may be indicated in the notes thereto and subject, in the case of the unaudited statements, to normal, recurring adjustments not material in amount and the absence of footnotes), and fairly present in all material respects the consolidated financial condition of the Company as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended. No basis exists that would require, and to the Knowledge of the Company, no circumstance exists that would be reasonably expected to require, the Company to restate any of the Company Financial Statements.

4.3.1 Sarbanes-Oxley; Internal Accounting Controls. The Company and its respective officers and directors are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAPP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the relevant rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed Form 10-K under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

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4.3.2 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

4.3.3 Listing and Maintenance Requirements. The Company Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Company Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as set forth in the last sentence of this Section 4.4.3, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Company Common Stock are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

4.3.4 Application of Takeover Protections. The Company and its board of directors have taken all necessary action in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that will be triggered upon the consummation of the transactions contemplated under the Transaction Agreements, including without limitation as a result of the Company’s issuance of Company Common Stock.

4.4 Information Supplied. None of the information supplied or to be supplied by the Company or Merger Sub specifically for inclusion or incorporation by reference in the notice and proxy statement of the general meeting of the Company’s Stockholders to be held in connection with the Merger (the “Company Proxy Statement” and the “Company Stockholder Meeting”, respectively), will, at the date mailed to Stockholders of the Company, and at the time of the Company Stockholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. Notwithstanding the foregoing provisions of this Section 4.5, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Company Proxy Statements, Company Stockholder, which information or statements were not supplied by or on behalf of the Company or Merger Sub.

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4.5 Consents and Approvals; No Violations.

4.5.0 Except (i) for Consents as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or “blue sky” laws, NASDAQ, and (ii) such other Consents as may be required by reason of the status of the Company or its Affiliates, no notice to and no Consent of any Governmental Entity is necessary for the execution and delivery by the Company or Merger Sub of this Agreement and the Transaction Agreements to which they are or will be a party or the consummation by the Company or Merger Sub of the transactions contemplated hereby or thereby except for such Consents the failure of which to make or obtain would not, individually or in the aggregate, prevent or material delay the transactions contemplated hereby or have a Material Adverse Effect on Parent.

4.5.1 Assuming that all Consents described in Section 4.6.0 have been obtained or made, neither the execution, delivery and performance by the Company or Merger Sub, as applicable, of this Agreement and of the other Transaction Agreements to which they are now or to become a party nor the consummation by the Company or Merger Sub of the transactions contemplated hereby or thereby will (i) contravene, conflict with or result in any violation or breach of any provision of the respective memorandum of association, articles of association and other charter documents (or similar governing or organizational documents) of Company or Merger Sub, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, loss of any benefit, acceleration or Lien) or require any Consent under any of the terms, conditions or provisions of any Contract to which the Company or Merger Sub are a party or by which any of them or any of their respective properties or assets may be bound, (iii) violate any Order or Applicable Law applicable to the Company or Merger Sub or any of their respective properties or assets, (iv) contravene, conflict with or result in a violation of, or give any Governmental Entity or other Person the right to exercise any remedy or obtain any relief under, any legal requirement or Applicable Law or any Order to which the Company or Merger Sub, or any of the assets owned or used by the them, is subject, or (v) result in the creation of a Lien on any property or asset of the Company or Merger Sub, or (vi) with the passage of time, the giving of notice, or the taking of any action by a third Person, have any of the effects set forth in clauses (i) through (v) of this Section 4.6.1; in each case (other than clause (i) hereof) other than such conflicts, violations, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub.

4.6 No Default. None of the Company or Merger Sub is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (a) their charter documents (or similar governing or organizational documents), (b) any Contract to which the Company or Merger Sub are now a party or by which they or any of their properties or assets are bound, or (c) any Applicable Law.

4.7 No Undisclosed Liabilities.

4.7.0 Neither the Company nor Merger Sub has any Liabilities of a type required by U.S. GAAP to be reflected on a consolidated balance sheet of Company (including the notes thereto) other than (a) Liabilities in respect of obligations under this Agreement, and the other Transaction Agreements and the transactions contemplated hereby and thereby, (b) to the extent disclosed in Section 4.8.0 of the Company Disclosure Schedule, (c) Liabilities that are appropriately reflected or reserved for on the face of the unaudited balance sheet of Company, dated as of the Latest Balance Sheet Date, and (d) Liabilities incurred since the Latest Balance Sheet Date in the ordinary course of business consistent with past practice (none of which relate to breach of contract, breach of warranty, tort, infringement, violation of or liability under any Applicable Law or any Proceeding).

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4.7.1 Except as disclosed in the Company Securities Filings, since March 31, 2025, there have been no events, developments, changes or occurrences with respect to the Company or its subsidiaries that, individually or in the aggregate, have had or reasonably could be expected to have a Material Adverse Effect on the Company.

4.8 Litigation. There is no Proceeding pending or, to the Knowledge of Company or Merger Sub, threatened against Company or Merger Sub or any of their respective properties or assets, or to the Knowledge of the Company and Merger Sub, any manager, director or officer of the Company or Merger Sub in their capacities as such by any Person before any Governmental Entity or any arbitrator that would, individually or in the aggregate, reasonably be expected to (a) have a Material Adverse Effect on Company or Merger Sub, or (b) prevent or materially delay the consummation of the transactions contemplated by this Agreement beyond the Termination Date. To the Knowledge of the Company and Merger Sub, there is no basis on which any such Proceeding may be brought or threatened against the Company or Merger Sub. None of the Company or Merger Sub or any of its or their respective properties or assets are subject to any material outstanding Order, whether temporary, preliminary, or permanent.

4.9 Compliance with Applicable Law.

4.9.0 Each of the Company and Merger Sub are and have been in compliance in all material respects with all Applicable Laws applicable to the Company and Merger Sub and its and their operations; and neither the Company nor Merger Sub has received notice from any Governmental Entity of any violation, alleged violation or potential violation of any such Applicable Laws.

4.9.1 To the Knowledge of the Company and Merger Sub, no event has occurred, and no condition exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result in a material violation by the Company or Merger Sub of any Applicable Law applicable to the Company or Merger Sub or their respective business.

4.9.2 There are no Legal Proceedings pending, including any Form FDA-483 observations, demand letter, warning letter, untitled letter, or, to the Knowledge of Company, threatened with respect to an alleged material violation by the Company or Merger Sub of the FDCA, FDA regulations adopted thereunder, the PHSA, the FDCA or any other similar Law administered or promulgated by any Drug Regulatory Agency, or there is no act, omission, event, or circumstance of which the Company or Merger Sub has Knowledge that would reasonably be expected to give rise to or form the basis for any Legal Proceedings, Form FDA-483 observation, demand letter, warning letter, untitled letter, proceeding or request for information or any liability (whether actual or contingent) for failure to comply with the FDCA, PHSA or other similar Laws administered or promulgated by any Drug Regulatory Agency.

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4.9.3 All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company, or in which Company or its respective current products or product candidates have participated, were and, if still pending, are being conducted (collectively “Company Clinical Trials”) in all material respects in accordance with standard medical and scientific research procedures and in compliance in all material respects with the applicable regulations of any applicable Drug Regulatory Agency and other applicable Law, including 21 C.F.R. Parts 50, 54, 56, 58 and 312. Since January 1, 2023, neither the Company nor Merger Sub has received any written notices, correspondence, or other written communications from any Drug Regulatory Agency requiring, or to the Knowledge of Company or Merger Sub threatening to initiate, the termination or suspension of any clinical studies conducted by or on behalf of, or sponsored by, Company or in which Company or its current products or product candidates have participated. All Company Clinical Trials are being conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance in all material respects with applicable regulations of any applicable Drug Regulatory Agency and other applicable Law, including the Good Clinical Practice regulations under 21 C.F.R. Parts 50, 54, 56, 312 and 314 and Good Laboratory Practice regulations under 21 C.F.R. Part 58.

4.9.4 Company and Merger Sub are not the subject of any pending or, to the Knowledge of Company or Merger Sub, threatened investigation in respect of their business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Knowledge of Company and Merger Sub, none of the Company nor Merger Sub has committed any acts, made any statement, or has not failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. None of the Company or Merger Sub or any of their officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion: (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Law. No debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or, to the Knowledge of the Company or Merger Sub, threatened against the Company or Merger Sub or any of their respective officers, employees or agents.

4.9.5 The Company and Merger Sub are in compliance in all material respects with all applicable Laws relating to patient, medical or individual health information, including HIPAA, including the standards for the privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the standards for the protection of Electronic Protected Health Information set forth at 45 C.F.R. Part 160 and 45 C.F.R. Part 164, Subpart A and Subpart C, the standards for transactions and code sets used in electronic transactions at 45 C.F.R. Part 160, Subpart A and Part 162, and the standards for Breach Notification for Unsecured Protected Health Information at 45 C.F.R. Part 164, Subpart D, all as amended from time to time. None of the Company nor Merger Sub has received written notice from the Office for Civil Rights for the U.S. Department of Health and Human Services or any other Governmental Entity of any allegation regarding its failure to comply with HIPAA or any other state law or regulation applicable to the protection of individually identifiable health information or personally identifiable information. No successful “Security Incident,” “Breach of Unsecured Protected Health Information” or breach of personally identifiable information under applicable state or federal laws have occurred with respect to information maintained or transmitted to Company or an agent or third party subject to a Business Associate Agreement with the Company. The Company is currently submitting, receiving and handling or is capable of submitting receiving and handling transactions in accordance with the Standard Transaction Rule. All capitalized terms in this Section 4.10 not otherwise defined in this Agreement shall have the meanings set forth under HIPAA.

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4.10 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any of the other Transaction Agreements based upon arrangements made by or on behalf of the Company or Merger Sub.

4.11 Taxes.

4.11.0 Except as set forth in Section 4.12.0 of the Company Disclosure Schedule, the Company and Merger Sub have duly and timely filed all Tax Returns required to be filed (after taking into account all available extensions) in every territory where they were required to file Tax Returns, and such Tax Returns are true and correct in all material respects and have been completed in accordance with Applicable Law. All Taxes required to be paid by Company and Merger Sub (whether or not shown in the Tax Returns) have been timely paid to the applicable Tax Authority. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon any assets or bank accounts of the Company or Merger Sub.

4.11.1 Except as set forth in Section 4.12.1 of the Company Disclosure Schedule, no claim for assessment or collection of material Taxes is presently being asserted in writing against the Company or Merger Sub and neither the Company nor Merger Sub is a party to any pending action, proceeding, or investigation by any Tax authority relating to a material Tax nor does the Company or Merger Sub have Knowledge of any such threatened action, proceeding or investigation. No extension or waiver of the limitation period applicable to any Tax Return has been granted by or requested from the Company or Merger Sub, which is still in effect.

4.11.2 Except as set forth in Section 4.12.2 of the Company Disclosure Schedule, neither the Company nor Merger Sub is a party to, or bound by any written Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement (other than such agreement or arrangement entered into the ordinary course of business the primary purpose of which does not relate to Tax).

4.11.3 No claim has been made in writing to the Company or Merger Sub by a Tax authority in a jurisdiction where either Company or Merger Sub files Tax Returns that the Company or Merger Sub is or may be subject to income or franchise Taxation by that jurisdiction that has not been resolved. Neither the Company nor Merger Sub is subject to income Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or place of business in that country.

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4.11.4 Neither the Company nor Merger Sub will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of: (i) any change in method of accounting made prior to the Closing or the use of an improper method of accounting in any Tax period (or portion thereof) ending on the Closing Date; (ii) any closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax law) executed prior to the Closing; (iii) any installment sale or open transaction disposition made prior to the Closing; (iv) any prepaid amount received or deferred revenue accrued prior to the Closing; or (v) the application of Section 951, 951A, or 965 of the Code (or any similar provision of state, local, or non-U.S. Tax law) with respect to any income recognized by or any asset held by the Parent or Merger Sub before the Closing Date.

4.11.5 Neither the Company nor Merger Sub is a controlled foreign corporation, a passive foreign investment company or a foreign personal holding company as such terms are defined in Sections 957, 1297 and 552 of the Code, respectively.

4.11.6 For U.S. federal income tax purposes, since formation, the Company and Merger Sub have been treated as corporations.

4.11.7 Neither the Company nor Merger Sub has (i) ever been a member of an affiliated group (other than a group, the common parent of which was the Company), or (ii) incurred any liability for the Taxes of any other person, as a transferee, successor, by contract, or otherwise.

4.11.8 The Company and Merger Sub have complied, in all material respects, with applicable Laws relating to the withholding of Taxes in connection with any amounts paid (whether paid in cash, paid in kind, deemed paid or otherwise) or owing by to any employee, creditor, independent contractor, shareholder, or other third party, and to the extent required, have timely paid such Taxes to the relevant Tax authority.

4.12 Valid Issuance. The Company Common Stock to be issued as Merger Consideration pursuant to the terms hereof, when issued as provided in and pursuant to the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and (other than restrictions under applicable securities laws) will be free of restrictions on transfer.

4.13 Insurance. All of the insurance policies maintained by the Company are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its properties and assets, and are in character and amounts as are customary in the businesses in which they are engaged, except where the failure to be so insured would not reasonably be expected to be material to the Company. The Company has made available to SKNY correct and complete copies of the Insurance Policies. Each Insurance Policy is legal, valid, binding and in full force and effect and all premiums due with respect to all Insurance Policies have been paid or accrued (and if accrued, such premium payments are not overdue), and the Company has not taken any action or failed to take any action that, with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Insurance Policies, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company. There is no material claim pending under any insurance policies of the Company.

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4.14 Certain Business Practices.

4.14.0 None of the Company nor Merger Sub have, nor to the Knowledge of the Company or Merger Sub have any of their directors, officers, agents or employees of the Company or Merger Sub or to the Knowledge of the Company and Merger Sub any other Person acting on their behalf, acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer or supplier of the Company, or any employee or agent of any customer or supplier of the Company; (b) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (c) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA; or (d) directly or indirectly given or agreed to give any money, gift, bribe, kickback or similar benefit to any customer or supplier of the Company or Merger Sub, any employee or agent of any customer or supplier of the Company or Merger Sub, any official or employee of any Governmental Entity, or any political party or candidate for office (domestic or foreign), or other Person who was, is or may be in a position to help or hinder the business of the Company or Merger Sub (or assist the Company in connection with any actual or proposed transaction), in each case which (i) may subject the Company or Merger Sub to any material Liability in any Proceeding, (ii) if not given in the past, may have had a material impact on the Company or its business, or (iii) if not continued in the future, may materially affect the Company or Merger Sub or their business.

4.14.1 Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole, none of the Company nor Merger Sub has, nor to the Knowledge of the Company and Merger Sub have any its employees, agents, advisors, consultants, representatives, or others for whom any of them may have responsibility, taken, any action, directly or indirectly, that constitutes a breach or an alleged breach by such Persons of the FCPA or any other Anti-Corruption Laws. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company or to Merger Sub, taken as a whole, the Company and Merger Sub have conducted their business in compliance with the FCPA and the other Anti-Corruption Laws and have retained, and will continue to retain, accurate books and records and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

4.14.2 Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole, the Company and Merger Sub are, and have been, in compliance with (i) trade embargoes and applicable provisions of U.S. export control, sanction and trade Applicable Laws and regulations, including the Trade Laws. None of the Company or Merger Sub has received any written notices of noncompliance, complaints, subpoenas, investigations, or warnings with respect to its compliance with Trade Laws or Anti-Corruption Laws. Since the Lookback Date, the Company has not (i) made a voluntary disclosure or prior disclosure with respect to violations of any Trade Laws; (ii) been subject to any (x) seizure, detention, compliance assessment, focused assessment, Proceeding for, or, to the Company’s Knowledge, audit, alleged or actual violation in any material respect of any Trade Laws, including underpayment of import or export duties, Taxes or fees, (y) suspension of export privileges, or (z) enforcement action or sanction, or, to the Company’s or Merger Sub’s Knowledge, investigation by any Governmental Entity arising under any Trade Laws; or (iii) made or provided any materially false statement or omission to any Governmental Entity or to any customer in connection with the importation or exportation of merchandise. None of the Company, Merger Sub or any of their directors, managers or officers or employees, or, to the Company’s or Merger Sub’s Knowledge, agent, Affiliate, or other Person acting on behalf of the Company or Merger Sub has exported or reexported, directly or indirectly, any products, technology, software, technical data, or services in violation of Trade Laws.

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4.14.3 The Company and Merger Sub:

(a) are currently and have been since the Lookback Date in compliance with all Applicable Laws, Orders and sanctions, criminal and civil, that (a) limit the use and/or seek the forfeiture of proceeds from illegal transactions, (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotic dealers or otherwise engaged in activities contrary to the interests of the U.S., (c) require identification and documentation of the parties with whom a financial institution conducts business, or (d) are designed to disrupt the flow of funds to terrorist organizations, in each case except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and Merger Sub; and

(b) are not and have never been a Person: (a) that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (c) with whom a party is prohibited from dealing or otherwise engaging in any transaction by any anti-money laundering Applicable Law; (d) who commits, threatens, or conspires to commit or support “terrorism” as defined in the Executive Order; or (e) who is an Affiliate of a Person referenced above; in each case except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. None of the Company, Merger Sub or any of their directors, managers or officers is or has been identified on any Restricted Person List, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Merger Sub.

4.15 Material Contracts. Section 4.16 of the Company Disclosure Schedule lists each Contract to which the Company or Merger Sub is a party or may be bound or to which its properties or assets are subject, as of the date hereof; (i) under the terms of which any of the rights or obligations of a party thereto will be modified or altered or which provide for any increased payment or benefit or accelerated vesting, in any such case as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby and by the other Transaction Agreements or which contain change in control provisions; (ii) which provides for any Award that would not be expired, exercised, assumed or exchanged as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby and by the other Transaction Agreements; (iii) which constitutes an undertaking or agreement with any Governmental Entity; (iv) which is an arrangement limiting or restraining the Company or Merger Sub or any successor thereto from engaging or competing in any manner or in any business or from conducting any activity in any geographic area or from soliciting any Person to enter into a business or employment relationship or to enter into a relationship with any Person; (v) under which the Company or Merger Sub makes payments in excess of One Hundred Thousand Dollars ($100,000) on an annual basis; (vi) pursuant to which any Indebtedness is outstanding or may be incurred, including any loan or credit agreement, note, bond, mortgage, indenture, letter of credit, interest rate or currency hedging arrangement or other similar agreement or instrument or pursuant to which any Indebtedness of any Person is guaranteed by the Company or Merger Sub; (vii) pursuant to which the Company or Merger Sub is required to indemnify or hold harmless any Person other than Contracts entered into in the ordinary course of business consistent with past practice; (viii) all powers of attorney or other similar agreements or grant of agency by the Company or Merger Sub; (ix) all Contracts involving the settlement of any Proceeding or threatened Proceeding which will (a) involve payments after the date of the Latest Balance Sheet of consideration in excess of One Hundred Thousand dollars ($100,000), or (b) impose monitoring, reporting or other continuing obligations on the Company or Merger Sub; (x) pursuant to which the Company or Merger Sub has made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person; (xi) which is a partnership, joint venture or similar arrangement or that involves any profit sharing; (xii) which prohibits the payment of dividends or distributions in respect of the Capital Stock of the Company or Merger Sub or prohibits the pledging of the Capital Stock of the Company or Merger Sub; or (xiii) which relates to the acquisition or sale of any material assets of the Company or Merger Sub, other than the acquisition or sale of inventory in the ordinary course of business consistent with past practice.

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4.16 Employee Benefits. Except as disclosed in Section 4.17 of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (a) entitle any current or former employee or officer of the Company to severance pay, unemployment compensation or any other similar termination payment (other than as required under Applicable Law or except as expressly provided in this Agreement), (b) accelerate the time of payment or vesting, or increase the amount of any compensation due to any such employee or officer, or (c) extend the term or have any other impact on the employment status or terms of employment of any such employee or officer.

4.17 Indebtedness.

4.17.0 Section 4.18.0 of the Company Disclosure Schedule sets forth all outstanding Indebtedness of the Company as of the date of this Agreement, including the amount outstanding with respect thereto. Merger Sub has no indebtedness.

4.17.1 Section 4.18.1 of the Company Disclosure Schedule sets forth a true and complete list of each outstanding loan or advance, including the amount thereof, made or arranged, directly or indirectly, by the Company or Merger Sub to any director or executive officer (or equivalent thereof) (as defined in Rule 3b-7 of the Exchange Act) of the Company or Merger Sub.

4.18 Real Property. The Company and Merger Sub do not own, and have never owned, any real property. Section 4.19 of the Company Disclosure Schedule sets forth a complete and accurate list of all real property leases to which the Company is a party or by which any of its assets are bound. The Company has a valid leasehold interest in the Leased Real Property, free and clear of any Liens other than Company’s Permitted Liens.

4.19 No Other Representations. Each of the Company and Merger Sub acknowledges that none of Company, Merger Sub or any of their Representatives or any other Person makes, and each of Company and Merger Sub acknowledges that it has not relied upon or otherwise been induced by, any express or implied representation or warranty with respect to SKNY or with respect to any other information provided or made available to Company, Merger Sub or their Representatives in connection with this Agreement and the transactions contemplated hereunder, including any information, documents, projections, forecasts or other material made available to the Company or Merger Sub, or to their respective Representatives in certain “data rooms” or management presentations in connection with this Agreement or the transactions contemplated hereunder or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article IV of this Agreement and in any certificate delivered by SKNY under this Agreement.

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Article V
COVENANTS

5.1 Conduct of Business by the Company and Merger Sub. Except (a) as expressly provided in this Agreement, (b) as described in Schedule 5.1 to this Agreement, (c) with the prior written consent of SKNY (which consent shall not be unreasonably withheld, conditioned or delayed), during the period from the date hereof to the Effective Time or the earlier termination of this Agreement in accordance with Article VII below (such period, the “Interim Period”), the Company and Merger Sub will: (i) not take any action that would or would reasonably be expected to prevent, materially impair or materially delay the ability of the Company, Merger Sub or SKNY to consummate the transactions contemplated by this Agreement or the other Transaction Agreements, (ii) conduct its operations in all material respects in the ordinary and usual course of business consistent with past practice, and (iii) use their reasonable best efforts to preserve intact its and Merger Sub’s corporate existence. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Schedule 5.1 to this Agreement, during the Interim Period, none of the Company nor Merger Sub will (unless required by Applicable Law after consultation with counsel and SKNY), without the prior written consent of SKNY (which shall not be unreasonably withheld or delayed):

5.1.0 amend or authorize any amendments to the terms of any of their outstanding securities or its governing or organizational documents, or to the governing or organizational documents of Merger Sub;

5.1.1 issue, sell, deliver, pledge, dispose of, encumber or transfer or agree or commit to do or authorize any of the foregoing with respect to (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other equity securities or equity equivalents (including any stock options or stock appreciation rights) of the Company except for the issuance and sale of Company Common Stock pursuant to Company Equity Awards granted under the Company Plans prior to the date hereof and issuance of Company Equity Awards to new employees in the ordinary course of business consistent with past practice;

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5.1.2 split, combine or reclassify any shares of its Capital Stock or any other equity securities or equity equivalents, declare, set aside, authorize, make or pay any dividend or other distribution (whether in cash, stock or property, any combination thereof or otherwise) in respect of its Capital Stock or any other equity securities or equity equivalents of the Company, including Company Common Stock, make any other actual, constructive or deemed distribution in respect of its Capital Stock or other equity securities or equity equivalents or otherwise make any payments to shareholders in their capacity as such, or redeem, purchase or otherwise acquire or issue or sell any of its securities or any rights, options, warrants or calls to acquire or sell any such shares or other securities; provided that the Company may repurchase or otherwise acquire shares in connection with (a) the applicable Company Plan in effect as of the date of this Agreement, (b) the acceptance of Company Common Stock as payment for the per share exercise price of the Company Equity Awards or as payment for Taxes incurred in connection with the exercise, vesting and/or settlement of Company Equity Awards, in each case in accordance with the applicable Company Plan, or (c) the forfeiture of Company Equity Awards;

5.1.3 enter into any Contract with respect to the voting of the equity interests of the Company or Merger Sub, including the Company Common Stock;

5.1.4 adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company or Merger Sub (other than the Merger);

5.1.5 alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of the Company or Merger Sub;

5.1.6 (i) incur or assume any Indebtedness or issue any debt securities, individually or in the aggregate, or modify or agree to any amendment of the terms of any existing Indebtedness of the Company; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other Person except for obligations incurred in the ordinary course of business and consistent with past practices; (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly-owned subsidiaries of the Company); (iv) redeem, pay, discharge or satisfy any Indebtedness or other Liability, or the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of other liabilities reflected or reserved against in, or contemplated by, the Company Financial Statements or incurred in the ordinary course of business consistent with past practice after the date of the Latest Balance Sheet; (v) enable the imposition of any Liens; or (vi) waive the benefits of, or agree to modify in any manner, any exclusivity, standstill or similar agreement benefiting the Company;

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5.1.7 (i) acquire or agree to acquire (a) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, except as set forth in Schedule 5.1.7; or (b) any assets that are material, individually or in the aggregate, to the Company, except purchases of inventory in the ordinary course of business consistent with past practice; (ii) sell, lease, license, transfer, otherwise dispose of, mortgage, sell and leaseback, pledge or otherwise encumber or subject to any Lien (other than a Company Permitted Lien) any material properties or assets of the Company or Merger Sub or any interests therein in any single transaction or series of related transactions, other than sales of Company’s Products and Services in the ordinary course of business consistent with past practices;

5.1.8 change any of the accounting methods, principles, or practices used by the Company or Merger Sub, except as required by U.S. GAAP;

5.1.9 (i) enter into any Contract that would be required to be disclosed in Section 4.17 of the Company Disclosure Schedule; or (ii) authorize or make any material new capital expenditure or expenditures;

5.1.10 (i) make or change any material Tax election; (ii) file or amend any Tax return; (iii) settle or compromise any audit or Proceeding with respect to material Tax matters; (iv) adopt or change any material accounting method; (v) agree to an extension or waiver of the statute of limitations with respect to material Taxes; (vi) surrender any right to claim a material Tax refund; or (vii) enter into any agreement with a Tax authority;

5.1.11 amend the terms of any Company Plans and/or adopt any plans and/or schemes with similar results to those of the Company Plans;

5.1.12 grant any new Company Equity Awards and/or amend the terms of any existing Company Equity Awards;

5.1.13 (i) institute any Proceeding or (ii) release, compromise, assign, settle, or agree to settle any pending or threatened Proceeding, other than settlements that result solely in monetary obligations of the Company (without the admission of wrongdoing or a nolo contendere or similar plea, the imposition of injunctive or other equitable relief, or restrictions on the future activity or conduct on or by the Company) of an amount not greater than $100,000 in the aggregate;

5.1.14 fail to keep in force the Insurance Policies or replacement or revised policies providing insurance coverage with respect to the assets, operations and activities of the Company as are currently in effect;

5.1.15 make any material changes in policies, procedures, or practices with respect to credit, collection, payment, accounts receivable or accounts payable, except, in each case, to the extent required to conform with U.S. GAAP;

5.1.16 extend the date a Parent Equity Award may be exercised following the date that the holder of a Parent Equity Award ceases to be employed by the Company or provide services to the Company; or

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5.1.17 commit or agree (in writing or otherwise) to take any of the actions described in Sections 5.1.0 through 5.1.17 (and it shall use commercially reasonable efforts not to take any action that would make any of the representations or warranties of the Company or Merger Sub contained in this Agreement untrue or incorrect).

Nothing contained in this Agreement or the other Transaction Agreements shall give SKNY, directly or indirectly, the right to control or direct the Company’s or Merger Sub’s operations prior to the Effective Time.

5.2 Conduct of Business by the SKNY. Except (a) as expressly provided in this Agreement, (b) as described in Schedule 5.2 to this Agreement, (c) with the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, SKNY will: (i) not take any action that would or would reasonably be expected to prevent, materially impair or materially delay the ability of SKNY to consummate the transactions contemplated by this Agreement or the other Transaction Agreements, (ii) conduct its operations in all material respects in the ordinary and usual course of business consistent with past practice, and (iii) use its reasonable best efforts to preserve intact its corporate existence. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Schedule 5.2 to this Agreement, during the Interim Period, SKNY will not, without the prior written consent of Company (which shall not be unreasonably withheld or delayed):

5.2.0 amend or authorize any amendments to the terms of any of its outstanding securities or its governing or organizational documents;

5.2.1 issue, sell, deliver, pledge, dispose of, encumber or transfer or agree or commit to do or authorize any of the foregoing with respect to (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other equity securities or equity equivalents (including any stock options or stock appreciation rights) of SKNY;

5.2.2 split, combine or reclassify any shares of its Capital Stock or any other equity securities or equity equivalents, declare, set aside, authorize, make or pay any dividend or other distribution (whether in cash, stock or property, any combination thereof or otherwise) in respect of its Capital Stock or any other equity securities or equity equivalents of SKNY, including the SKNY Comon Stock, make any other actual, constructive or deemed distribution in respect of its Capital Stock or other equity securities or equity equivalents or otherwise make any payments to shareholders in their capacity as such, or redeem, purchase or otherwise acquire or issue or sell any of its securities or any rights, options, warrants or calls to acquire or sell any such shares or other securities or any securities or any rights, options, warrants or calls to acquire or sell any such shares or other securities of any of its Subsidiaries;

5.2.3 enter into any Contract with respect to the voting SKNY Securities, including the SKNY Comon Stock;

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5.2.4 adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of SKNY (other than in connection with the Merger);

5.2.5 alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of SKNY;

5.2.6 (i) incur or assume any Indebtedness or issue any debt securities, individually or in the aggregate, or modify or agree to any amendment of the terms of any existing Indebtedness of SKNY; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other Person except for obligations of incurred in the ordinary course of business and consistent with past practices; (iii) make any loans, advances or capital contributions to, or investments in, any other Person; (iv) redeem, pay, discharge or satisfy any Indebtedness or other Liability; (v) enable the imposition of any Liens; or (vi) waive the benefits of, or agree to modify in any manner, any exclusivity, standstill or similar agreement benefiting SKNY;

5.2.7 (i) acquire or agree to acquire (a) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof; or (b) any assets that are material, individually or in the aggregate to SKNY, except purchases of inventory in the ordinary course of business consistent with past practice; (ii) sell, lease, license, transfer, otherwise dispose of, mortgage, sell and leaseback, pledge or otherwise encumber or subject to any Lien any material properties or assets of SKNY in any single transaction or series of related transactions;

5.2.8 change any of the accounting methods, principles, or practices used by SKNY;

5.2.9 (i) enter into any Contract that would be required to be disclosed in the Company Disclosure Schedule; or (ii) authorize or make any material new capital expenditure or expenditures;

5.2.10 (i) make or change any material Tax election; (ii) file or amend any Tax return; (iii) settle or compromise any audit or Proceeding with respect to material Tax matters; (iv) adopt or change any material accounting method; (v) agree to an extension or waiver of the statute of limitations with respect to material Taxes; (vi) surrender any right to claim a material Tax refund; or (vii) enter into any agreement with a Tax authority;

5.2.11 (i) institute any Proceeding or (ii) release, compromise, assign, settle, or agree to settle any pending or threatened Proceeding, other than settlements that result solely in monetary obligations of SKNY (without the admission of wrongdoing or a nolo contendere or similar plea, the imposition of injunctive or other equitable relief, or restrictions on the future activity or conduct on or by SKNY) of an amount not greater than $100,000 in the aggregate;

5.2.12 make any material changes in policies, procedures, or practices with respect to credit, collection, payment, accounts receivable or accounts payable, except, in each case, to the extent required to conform with GAAP;

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5.2.13 commit or agree (in writing or otherwise) to take any of the actions described in Sections 5.2.0 through 5.2.13 (and it shall use commercially reasonable efforts not to take any action that would make any of the representations or warranties of SKNY contained in this Agreement untrue or incorrect).

5.3 Proxy Statement. Each of the Company, Merger Sub and SKNY shall furnish all information as may be reasonably requested by the others in connection with the preparation, filing and distribution of the Proxy Statements. Each of the Company, the Merger Sub and SKNY shall use reasonable best efforts to cause the Proxy Statements to be timely delivered to Company Stockholders. If, at any time prior to the Effective Time, any information relating to Company, Merger Sub or SKNY or any of their respective Affiliates, directors or officers, should be discovered by any of them, respectively, which should be set forth in an amendment or supplement to the Proxy Statement, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be prepared and following a reasonable opportunity for the other party (and its counsel) to review and comment on such amendment or supplement, promptly filed with the SEC and the NASDAQ as applicable, and, to the extent required by Applicable Law, disseminated to the Stockholders of the Company and SKNY. Each Party shall notify the other promptly of the receipt of any comments from the SEC, NASDAQ or the staff of the SEC, and of any request by the SEC or NASDAQ for amendments or supplements to the Proxy Statement, as applicable, or for additional information and shall supply each other with copies of all correspondence between either party or any of its Representatives, on the one hand, and the SEC, NASDAQ or their respective staff, as applicable, on the other hand, with respect to the Proxy Statement or the Merger, the Company Stockholder Meeting or the SKNY stockholder meeting.

5.6 Appropriate Action; Consents; Filings.

5.6.0 Without limiting the conditions to Merger set forth in Article VI below, the parties hereto will cooperate with each other and use (their respective reasonable best efforts to consummate the transactions contemplated by this Agreement and to cause the conditions to the Merger set forth in Article VI below to be satisfied as promptly as reasonably practicable, including using reasonable best efforts to accomplish the following as promptly as reasonably practicable:

(a) the obtaining of all actions or nonactions, Consents, approvals, registrations, waivers, permits, authorizations, orders, expirations, or terminations of waiting periods and other confirmations from any Governmental Entity or other Person that are or may become necessary, proper, or advisable in connection with the consummation of the transactions contemplated by the Transaction Agreements, including the Merger (collectively, the “Required Consents”);

(b) the preparation and making of all registrations, filings, forms, notices, petitions, statements, submissions of information, applications, and other documents (including filings with Governmental Entities) that are or may become necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement, including the Merger (collectively, the “Required Filings”);

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(c) the taking of all steps as may be necessary, proper, or advisable to obtain an approval from, or to avoid a Proceeding by, any Governmental Entity or other Person in connection with the consummation of the transactions contemplated by this Agreement, including the Merger;

(d) the defending of any lawsuits or other Proceedings, whether judicial or administrative, challenging this Agreement or that would otherwise prevent or delay the consummation of the transactions contemplated by this Agreement, including the Merger, performed or consummated by each party in accordance with the terms of this Agreement, including seeking to have any stay, temporary restraining order or injunction entered by any court or other Governmental Entity vacated or reversed; and

(e) the execution and delivery of any additional instruments that are or may become reasonably necessary, proper, or advisable to consummate the transactions contemplated by this Agreement, including the Merger, and to carry out fully the purposes of this Agreement.

5.4 FurtherCompany shall take all action necessary to, and shall cause Merger Sub to perform, their respective obligations under this Agreement and to consummate the transaction contemplated herein, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.

Article VI
CONDITIONS TO CONSUMATION OF THE MERGER

6.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived in writing by all Parties:

6.1.0 this Agreement and the Merger shall have been approved and adopted by the Company Requisite Vote, the SKNY Requisite Vote and Merger Sub Approval;

6.1.1 no statute, rule, regulation, executive order, decree, ruling, Applicable Law, Order or injunction shall have been enacted, entered, promulgated, or enforced and remain in effect by any United States federal or state court or Governmental Entity that prohibits, restrains, enjoins, or materially restricts the consummation of the Merger;

6.1.2 all Consents of, or declarations or filings with, and all expirations or early terminations of waiting periods required from, any Governmental Entity under Applicable Laws, shall have been filed, have occurred or been obtained (all such Consents and the lapse of all such waiting periods set forth on Schedule 6.1.2 of this Agreement being referred to as the “Requisite Regulatory Approvals”), and all such Requisite Regulatory Approvals shall be in full force and effect;

6.1.3 The issuance by the Division of Corporations of the State of Delaware of a Certificate of Merger of Merger of SKNY and Merger Sub,

6.1.4 the boards of directors of each Company and SKNY shall have received a fairness opinion relating to the Merger in form reasonably satisfactory to such respective boards;

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6.1.5 the Parties shall have obtained the Required Consents and any additional consents and approvals from third parties set forth on Schedule 6.1.6 of this Agreement;

6.1.6 the Parties shall have obtained the Required Consents and any additional consents and approvals from third parties set forth on Schedule 6.1.8; and

6.1.7 Company shall have submitted a notification to NASDAQ in accordance with NASDAQ Rules, and NASDAQ shall not have objected to such notification on or prior to the Closing Date as are required for the consummation of the Merger and issuance of the Merger Consideration.

6.2 Conditions to the Obligations of SKNY. The obligation of SKNY to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

6.2.0 (i) each of the representations and warranties of Company and Merger Sub set forth in Section 4 above shall be true and correct in all respects, at and as of the Closing Date; and, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company and Merger Sub;

6.2.1 each of the covenants and obligations of the Company and Merger Sub to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time;

6.2.2 The Company shall not have suffered a Material Adverse Effect after the date hereof;

6.2.3 The Company shall have submitted a notification to NASDAQ as to the issuance of the Merger Consideration, the receipt of the Company Requisite Vote from the Company’s Stockholders Meeting and the consummation of the Merger in accordance with NASDAQ Rules and NASDAQ shall not have objected to such notification on or prior to the Closing Date as are required for the issuance of the Merger Consideration, as such notifications are listed on Schedule 6.2.3;

6.2.4 The Company shall have delivered to SKNY a certificate, duly executed by an executive officer of the Company, dated as of the Closing Date, attesting the satisfaction of the conditions set forth in Section 6 above; and

6.2.5 The Company Common Stock shall remain listed on the Nasdaq Capital Market and shall not be subject to a delisting notice from Nasdaq. The notification form for the listing of the Company Common Stock to be issued in connection with the Merger shall have been accepted and approved (subject to official notice of issuance).

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6.3 Conditions to the Obligations of the Company and Merger Sub. The respective obligations of the Company and Merger Sub to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

6.3.0 each of the representations and warranties of SKNY set forth in Section 3 shall be true and correct in all respects at and as of the Closing Date, (other than representations or warranties that address matters only as of a certain date, which shall be true and correct as of such date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on SKNY;

6.3.1 each of the covenants and obligations of SKNY to be performed at or before the Effective Time pursuant to the terms of this Agreement, including, without limitation, the covenants set forth in Section 5.2, shall have been duly performed in all material respects at or before the Effective Time;

6.3.2 SKNY shall not have suffered a Material Adverse Effect after the date hereof;

6.3.3 SKNY shall have delivered to the Company a certificate, duly executed by an executive officer of SKNY, dated as of the Closing Date, attesting the satisfaction of the conditions set forth in Section 6.3;

6.3.4 SKNY shall have assets comprising cash, marketable securities or any combination of cash and marketable securities with a total value of at least Five Million US Dollars (US$5,000,000) based on the value weighted average price of any marketable securities held by SKNY over the 10 business days prior to the Closing Date.

Article VII
Termination

7.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

7.1.0 By mutual written consent of the Company and SKNY;

7.1.1 By either the Company or SKNY, upon delivery of written notice to the other, if the Closing shall not have occurred on or before December 31, 2025 (the “Termination Date”); provided, however, that neither the Company nor SKNY will be entitled to terminate this Agreement under this Section 7.1.1 if such Person’s material breach of or material failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

7.1.2 By either the Company or SKNY, upon written notice to the other, if a Governmental Entity having competent jurisdiction shall have issued or entered any Order or taken any action, or enacted any Applicable Law, which, in any such case permanently restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable or such Applicable Law is in effect; provided, however that, the Party seeking to terminate this Agreement pursuant to this Section 7.1.2 shall have used reasonable best efforts to remove such Order or Applicable Law or reverse such action;

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7.1.3 By Company, (i) if SKNY shall have breached, or failed to comply with, any of its covenants or obligations under this Agreement, or any representation or warranty made by SKNY set forth in this Agreement shall have been incorrect in any respect when made or shall have since ceased to be true and correct in any respect, such that the conditions set forth in Section 6.3 above would not be satisfied, and (ii) such breach shall not have been cured (or is not capable of being cured) before the earlier of (x) the date which is ten (10) days after the date of delivery by the Company to SKNY of notice of such breach, and (y) the Termination Date;

7.1.4 By SKNY, (i) if the Company or Merger Sub shall have breached, or failed to comply with any of their covenants or obligations under this Agreement or any representation or warranty made by the Company or Merger Sub set forth in this Agreement shall have been incorrect in any respect when made or shall have since ceased to be true and correct in any respect, such that the conditions set forth in Section 6.2 above would not be satisfied, and (ii) such breach shall not have been cured (or is not capable of being cured) before the earlier of (x) the date which is ten (10) days after delivery by SKNY to the Company of notice of such breach, and (y) the Termination Date (it being understood that SKNY may not terminate this Agreement pursuant to this Section 7.1.4 if SKNY is then in material breach of this Agreement); and

7.1.5 By either the Company or SKNY, if the SKNY Requisite Vote or the Company Requisite Vote shall fail to have been obtained at the Company Stockholders Meeting or the SKNY Stockholders Meeting, respectively, including any adjournments thereof.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties (or any stockholder, director, officer, employee, agent, consultant or representative of such Parties), except (i) as set forth in this Section 7.2, and in Article VIII; and (ii) nothing herein shall relieve any Party from liability for any (i) fraud or (ii) willful and material breach hereof occurring prior to such termination.

7.3 Fees and Expenses. All legal, accounting, investment banking, advisory, printing, filing and other fees, costs and expenses incurred in connection with the Merger, this Agreement and the other Transaction Agreements and the transactions contemplated by this Agreement and the other Transaction Agreements shall be borne and paid for by the Party incurring such fees, costs, and expenses.

Article VIII
MISCELLANEOUS

8.1 Non-Survival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 8.1 shall not limit any covenant or agreement of the Parties that by its term requires performance after the Effective Time, provided that nothing herein shall limit or terminate the liability of any Party hereto for any willful breach hereof.

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8.2 Extension; Waiver. At any time prior to the Effective Time, each Party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other Party with any of the agreements or conditions contained herein. Any agreement on the part of any Party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such Party. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

8.3 Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule and SKNY Disclosure Schedule and the Transaction Agreements) constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the Parties with respect to the subject matter hereof; This Agreement shall not be assigned by operation of law or otherwise; provided, however, that the Subsidiary may assign any or all of its rights and obligations under this Agreement to any direct or indirect wholly owned subsidiary of the Company, but no such assignment shall relieve Merger Sub of its obligations hereunder if such assignee does not perform such obligations.

8.4 Validity. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid, illegal, or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8.5 Notices. All notices, requests, claims, demands, consents, approvals and other communications under this Agreement shall be in writing and shall be deemed given or made (a) as of the date delivered, if delivered personally, (b) as of the date transmitted, if sent by email (provided that telephonic confirmation of receipt of such notice by the addressee thereof), or (c) one (1) Business Day after being sent by a nationally recognized overnight courier (providing proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to the Company or Merger Sub:

MIRA PHARMACEUTICALS, INC.,

Address:

Attention:

Email:

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with a copy (which shall not count as notice) to:

and if to SKNY:

Address

Email:

with a copy (which shall not count as notice) to:

8.6 Governing Law and Venue; Waiver of Jury Trial.

8.6.0 This Agreement shall be governed by, and construed in accordance with, the Applicable Laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdictions other than those of the State of New York. Resolution of any dispute arising hereunder shall be by arbitration in New York City in front of a single arbitrator under the auspices of the American Arbitration Association. The arbitrator shall issue a written ruling and such ruling may be enforced against the Parties hereto in any court of competent jurisdiction. It shall be a condition of the appointment of the arbitrator that he/she shall commit to issue a final, written decision of the dispute within 90 days of his/her appointment. The Parties recognize the importance of such tight time-frame and shall not request extensions thereof, nor shall the arbitrator grant any such extensions.

8.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

8.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and permitted assigns and, nothing in this Agreement is intended to or shall confer upon any other Person any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

8.9 Certain Definitions. For the purposes of this Agreement the term:

8.9.0 “Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, (including all directors and officers of such Person) controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing;

8.9.1 “Applicable Law” means, with respect to any Person, any domestic or foreign, federal, state, or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree, or other requirement of any Governmental Entity applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants, or agents;

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8.9.2 “Award” means any outstanding option, restricted share unit, restricted shares, warrant or other right to purchase equity interests in a Person.

8.9.3 “Business Day” means, save as otherwise defined for purposes of Section 5.4.0 above, any day other than day on which the NASDAQ or banks in the City of New York are closed;

8.9.4 “Capital Stock” means (a) any capital stock, common stock, preferred shares or preferred stock, partnership or membership interests, limited liability company interests, units of participation or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof or other similar interest (however designated); and (b) any option, warrant, purchase right, conversion right, exchange right or other Contract which would entitled any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person, including stock appreciation, phantom stock, profit participation or other similar rights;

8.9.5 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

8.9.6 “Company Audited Financial Statements” means the audited balance sheet of the Company, as of December 31, 2024 and December 31, 2023 and the related audited statements of operations, cash flows and stockholders’ equity for the twelve (12)-month periods then ended;

8.9.7 “Company Equity Award” means any outstanding option, restricted share unit, restricted shares, warrant or other right to purchase Company Common Stock;

8.9.8 “Company Financial Statements” means all of the financial statements of the Company and its Subsidiaries included in the Company Securities Filings, including the Company Audited Financial Statements;

8.9.9 “Company’s Permitted Liens” means any (i) statutory liens for Taxes (a) that are not yet due and payable, or (b) which individually and in the aggregate are not material and are being contested in good faith; (ii) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business; (iii) those Liens listed on Schedule 8.10.12 hereto and/or as otherwise incurred in the ordinary course of business;

8.9.10 “Company Property” means any real property and improvements owned, leased, used or operated by the Company or any of its Subsidiaries;

8.9.11 “Company Recommendation” means the recommendation of the Company Board that the stockholders of the Company approve this Agreement and the transactions contemplated herein, including the Merger;

8.9.12 “Company Requisite Vote” means the affirmative vote of the holders of Company Common Stock satisfying the applicable majority or other applicable requirements, represented in person or by proxy at the Company Stockholders Meeting, approving the Merger and the transactions contemplated herein, in accordance with the governing documents of the Company, NASDAQ and applicable Law.

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8.9.13 “SKNY Recommendation” means the recommendation of the SKNY Board that the shareholders of SKNY approve this Agreement and the transactions contemplated herein, including the Merger;

8.9.14 “SKNY Requisite Vote” means the affirmative vote of the holders of the SKNY Common Stock satisfying the majority or other applicable requirements, represented in person or by proxy at the SKNY Stockholders Meeting, approving the Merger and the transactions contemplated herein, in accordance with the governing documents of the Company and Applicable Law.

8.9.15 “Consent” means any filings, permits, licenses, permits, waivers, orders, authorizations, consents, and approvals;

8.9.16 “Contract” means any agreement, contract, instrument, note, bond, mortgage, commitment, lease, guaranty, indenture, license, or other instrument, arrangement or understanding (and all amendments, side letters, modifications, and supplements thereto) between parties or by one party in favor of another party, whether written or oral;

8.9.17 “Employee” means any current, former, or retired employee, director, or officer of the Company;

8.9.18 “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, orders, liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any permit issued under any such Environmental Law (for purposes of this subclause, “Claims”), including, without limitation, (i) any and all Claims by Governmental Entities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment;

8.9.19 “Environmental Laws” means any statute, law, rule, regulation, ordinance, code, or rule of common law promulgated by any Governmental Entity in the United States or any other applicable jurisdiction, and any judicial or administrative interpretation thereof binding on the Company or its operations or property as of the date hereof and the Effective Time, including any judicial or administrative order, consent decree or judgment, relating to the environment, health or Hazardous Materials;

8.9.20 “Equity Award” means any outstanding option, restricted share unit, restricted shares, warrant or other right to purchase Company Common Stock;

8.9.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended;

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8.9.22 “Exchange Ratio” means the number of shares of Company Common Stock to be issued for each share of SKNY Common Stock.

8.9.23 “Executive Order” means Executive Order No. 13224 –Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001, as amended from time to time;

8.9.24 “Governmental Entity” means any United States (federal, state, or local) or foreign government, any political subdivision thereof or any court or tribunal, or administrative, governmental, or regulatory body, agency, department, instrumentality, body, commission or other governmental agency or authority;

8.9.25 “GAAP” means US Generally Accepted Accounting Principles.

8.9.26 “Hazardous Materials” means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “extremely hazardous substances,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity;

8.9.27 “Indebtedness” means at any specified time, any of the following indebtedness of any Person (whether or not contingent and including any and all principal, accrued and unpaid interest, prepayment premiums or penalties, related expenses, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and other amounts which would be payable in connection therewith): (a) any obligations of such Person for borrowed money or in respect of loans or advances (whether or not evidenced by bonds, debentures, notes, or other similar instruments or debt securities); (b) any obligations of such Person as lessee under any lease or similar arrangement required to be recorded as a capital lease in accordance with GAAP; (c) all liabilities of such Person under or in connection with letters of credit or bankers’ acceptances, performance bonds, sureties or similar obligations; (d) any obligations of such Person to pay the deferred purchase price of property, goods or services other than those trade payables incurred in the ordinary course of business; (e) all liabilities of such Person arising from cash/book overdrafts; (f) all liabilities of such Person under conditional sale or other title retention agreements; (g) all liabilities of such Person arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (h) any liability or obligation of others guaranteed by, or secured by any Lien on the assets of, such Person; (i) with respect to the Company, the net amount of any obligation or liability of the Company to the Company or any Affiliate thereof (excluding all employment or consulting compensation, employee benefits or expense reimbursement payable to any Affiliate in accordance with the Company’s existing policies and procedures); and (k) all unpaid Taxes (whether or not due and payable) as of the Closing Date;

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8.9.28 “Intellectual Property” means: (a) trademarks and service marks (whether registered or unregistered), trade names, designs and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, “Trademarks”); (b) patents (including any continuations, continuations in part, renewals, extensions and applications for any of the foregoing) (collectively, “Patents”); (c) copyrights (including any registrations and applications therefor and whether registered or unregistered) (collectively, “Copyrights”); (d) computer software; databases; works of authorship; mask works; technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies; and (e) with respect to all of the foregoing, related confidential data or information (collectively, “Trade Secrets”);

8.9.29 “Knowledge” or “Known” means, (a) with respect to the Company and to SKNY, respectively, the actual knowledge of the officers and directors thereof in office as of the date hereof, after reasonable inquiry of the personnel, books and records of the Company and its Subsidiaries;

8.9.30 “Labor Agreement” means any (a) collective bargaining agreement, or (b) other labor-related agreement, arrangement or understanding (other than agreements, arrangements or understandings, the terms of which are set forth by Applicable Law) in each case, between the Company or any of its Subsidiaries, on the one hand, and a labor or trade union, labor organization or works council on the other hand;

8.9.31 “Latest Balance Sheet” means the consolidated balance sheet of the Company as of March 31, 2025 (the “Latest Balance Sheet Date”);

8.9.32 “Law” means any federal, state, local, national or supranational or foreign law (including common law), statute, ordinance, rule, regulation, order, code ruling, decree, arbitration award, agency requirement, license, permit, standard, binding guideline or policy, or other enforceable requirements of any Governmental Entity, and as amended from time to time;

8.9.33 “Liability” or “Liabilities” means, with respect to any Person, (i) any liability, indebtedness (including Indebtedness), commitment, or obligation of such Person of any kind whatsoever, whether known or unknown, whether fixed or unfixed, whether choate or inchoate, whether asserted or unasserted, whether determined, determinable or otherwise, whether perfected or unperfected, whether secured or unsecured, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether direct or indirect or consequential, whether due or to become due, and whether or not required to be accrued on the financial statements of such Person; and (ii) any Requisite Regulatory Approvals;

8.9.34 “Lien” means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such asset or any agreement so to encumber such asset;

8.9.35 “Lookback Date” means the date of incorporation of the relevant Persont;

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8.9.36 “Material Adverse Effect” means on or with respect to (x) the Company, or (y) SKNY, as the case may be, any state of facts, change, development, effect, condition or occurrence which, individually or in the aggregate, has or would reasonably be expected to have, a materially adverse impact on:

(a) the business, assets, Liabilities, condition (financial or otherwise), financial position or results of operations of such Person, taken as a whole, provided that “Material Adverse Effect” for purposes of this sub-Section (a) shall be deemed to exclude the impact of (a) changes in Applicable Laws (or interpretations thereof) of general applicability or interpretations thereof by Governmental Entities, (b) changes or modifications in GAAP, (c) actions and omissions of the Company taken with the prior consent of SKNY (in the case of the Company) or SKNY (in the case of the Company), (d) general national or international economic, financial, political or business conditions, (e) acts of terrorism or war (whether or not declared), (f) changes to the industries in which such Person s, as the case may be, operates in general and not specifically relating to such Person, (g) the announcement of this Agreement or the Merger, including, without limitation, any stockholder litigation related to this Agreement, (h) changes in the price or trading volume of the Company Common Stock, as the case may be (it being understood that any cause underlying such change may be taken into consideration when determining whether a Material Adverse Effect has occurred unless such cause is otherwise excluded), or (i) any failure by such Person to meet internal projections or forecasts or third-party revenue or earnings predictions for any period (it being understood that any cause of any such failure may be taken into consideration when determining whether a Material Adverse Effect has occurred, unless such cause is otherwise excluded); and provided further that clauses (a), (b), (d) and (e) above shall be considered for purposes for determining whether there has been a Material Adverse Effect to the extent such state of facts, change, development, effect, condition or occurrence has a disproportionate adverse effect on such Person, as compared to other companies operating in the industry or territory in which such Person operates; or

(b) the legality of such Person to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement;

8.9.37 “Merger Sub Approval” means the affirmative vote of the holders of Merger Sub’s Common Stock satisfying the applicable majority, supermajority or other applicable requirements, represented in person or by proxy at Merger Sub’s stockholders meeting to be held in connection with the Merger, approving the Merger and the transactions contemplated herein, in accordance with the governing documents of Merger Sub and applicable Law;

8.9.38 “NASDAQ” means the Nasdaq Capital Market and any successor stock exchange or inter-dealer quotation system operated by The Nasdaq Stock Market, LLC (or any other tier or market thereof on which the securities of Company may at any time be listed);

8.9.39 “NASDAQ Rules” means the NASDAQ Listing Rules (5000 Series);

8.9.40 “Order” means any writ, decree, order, judgment, injunction, rule, ruling, encumbrance, voting right, or Consent of or by a Governmental Entity or arbitrator;

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8.9.41 “Company Equity Award” means any outstanding option, restricted share unit, restricted shares, warrant or other right to purchase Company Common Stock;

8.9.42 “Company Financial Statements” means all of the financial statements of the Parent and its Subsidiaries included in the Parent Securities Filings;

8.9.43 “Company’s Permitted Liens” means any (i) statutory liens for Taxes (a) that are not yet due and payable, or (b) which individually and in the aggregate are not material and are being contested in good faith; (ii) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business; (iii) those Liens listed on Schedule 8.10.63 hereto;

8.9.44 “Company Plans(s)” means the Company’s 2022 Equity Incentive Plan;

8.9.45 “Parties” means Company, Merger Sub and SKNY; and “Party” means any one of them;

8.9.46 “Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other legal entity including any Governmental Entity;

8.9.47 “Proceeding” means any action, arbitration, charge, claim, complaint, demand, dispute, governmental audit, grievance, hearing, inquiry, investigation, litigations, proceeding, qui tam action, suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator, whether at law or in equity;

8.9.48 “Products and Services” means all proprietary products and services, of a Party that are being developed, offered, licensed, sold, distributed, hosted, maintained or supported, or otherwise provided or made available or planned to be made available by or on behalf of such Party or otherwise used in or planned for use in the operation of the business of such Party, or are currently under development by or for such Party;

8.9.49 “Reference Time” means the close of business of Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement;

8.9.50 “Related Party” means as to any Person, any Affiliate or subsidiary of such Person, any director, officer, member, or employee of such Person or any Affiliate or subsidiary of such Person, any immediate family member of a director or officer or member of such Person or any Affiliate or subsidiary of such Person, or any holder of one percent (1%) or more of the Capital Stock of such Person;

8.9.51 “Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, or seeping into or upon any land or water or air, or otherwise entering into the environment;

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8.9.52 “Restricted Person List” means the (i) Office of Foreign Assets Control of the United States Department of Treasury list of “Specially Designated Nationals and Blocked Persons”; (ii) the Bureau of Industry and Security of the United States Department of Commerce “Denied Persons List,” “Entity List” or “Unverified List”; (iii) the Office of Defense Trade Controls of the United States Department of State “List of Debarred Parties”; or (iv) the State Department’s Nonproliferation Sanctions Lists;

8.9.53 “Securities Act” means the Securities Act of 1933, as amended;

8.9.54 “Subsidiary” or “Subsidiaries” of the Company, SKNY or Meger Sub or any other Person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, SKNY or Merger Sub or any such other Person, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, more than 50% of the equity securities or more than 50% of the rights to profits or assets on liquidation, (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the board of directors or other governing body of such corporation or other legal entity;

8.9.55 “Tax” or “Taxes” means (a) all national, federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, purchase, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, healthcare fees, national insurance, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, whether disputed or not, levied under the authority of any Governmental Entity of the United States or any other country or their political subdivisions, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (b) any liability for payment of amounts described in clause (a) above, whether as a result of transferee or successor liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law; and (c) any liability for the payment of amounts described in clause (a) or (b) above as a result of any tax sharing, tax indemnity or tax allocation agreement or as a result of any other express or implied agreement to indemnify any other Person for such amounts;

8.9.56 “Tax Return” means any return, declaration, report, statement, information statement and other document required to be filed with any Governmental Entity with respect to Taxes;

8.9.57 “Third Party” or “third party” means any Person or group other than Company, Merger Sub or SKNY;

8.9.58 “Trading Market” means any of the following markets or exchanges on which Company Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

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8.9.59 “Transaction Agreements” means this Agreement, and all other agreements, instruments, and documents to be executed by Company, Merger Sub and SKNY in connection with the transactions contemplated by this Agreement;

8.9.60 “U.S. GAAP” means accounting principles generally accepted in the United States consistently applied in accordance with past practices;

8.10 Specific Performance. Each of the Parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Agreement, including in the event that this Agreement is terminated due to failure to satisfy a condition or otherwise. Without limiting the generality of the foregoing, the Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other Parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder, without the necessity of posting a bond or other security or proving irreparable harm and without regard to the adequacy of any remedy at Applicable Law. A Party’s right to specific performance and injunctive relief shall be in addition to all other legal or equitable remedies available to such Party.

8.11 Interpretation. When a reference is made in this Agreement to a Section, Exhibit, or Schedule, such reference shall be to a Section, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not in any way affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The terms, “herein,” “hereof,” and “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. The word, “or” shall be inclusive and not exclusive. The information contained in this Agreement, the Company Disclosure Schedule, SKNY Disclosure Schedule, and any other Schedules or the Exhibits hereto are disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party hereto to any third party of any matter whatsoever (including any violation of Law or breach of Contract). Time is of the essence for each and every provision of this Agreement. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any Consent to be provided by a Party pursuant to this Agreement shall be deemed effective for all purposes of this Agreement if such Consent is provided via email.

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8.12 Disclosure Schedules.

8.12.0 Each of Company and SKNY have set forth certain information in their respective Disclosure Schedules in a section thereof that corresponds to the Section or portion of a Section of this Agreement to which it relates. A matter set forth in one section of a Disclosure Schedule need not be set forth in any other section of such Disclosure Schedule so long as its relevance to such other section of such Disclosure Schedule or Section of this Agreement is reasonably apparent on the face of the text of such disclosure in such Disclosure Schedule or such matter is specifically cross-referenced. Without limiting the generality of the foregoing, the provision of monetary or other quantitative thresholds for disclosure on a Disclosure Schedule does not and shall not be deemed to be an admission or materiality or create or imply a standard of materiality hereunder.

8.12.1 A Disclosure Schedule of the Company or of SKNY and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties, and covenants of the subject Party of such Disclosure Schedule, as are contained in this Agreement. Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in such Disclosure Schedule.. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

8.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties to this Agreement and delivered to the other Parties hereto. Any such counterpart delivered as a .pdf, .tif, .gif, .jpeg or similar attachment by electronic mail or by electronic signature delivered by electronic transmission (any such delivery, “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of Electronic Delivery to deliver a counterpart or signature, or the fact that any counterpart or signature was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each Party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Signature pages follow]

47

IN WITNESS WHEREOF, each of the Parties has caused this Agreement and Plan of Merger to be duly executed on its behalf as of the day and year first above written.

COMPANY
MIRA PHARMACEUTICALS, INC.

By	/s/ Erez Aminov
Name:	Erez Aminov
Title:	Chief Executive Officer

SUBSIDIARY
MIRAPHARM ACQUISITION INC.

By	/s/ Erez Aminov
Name:	Erez Aminov
Title:	President

SKNY PHARMACEUTICALS, INC.

By	/s/ Kelly Stackpole
Name:	Kelly Stackpole
Title:	CEO

[Signature page to Agreement and Plan of Merger]

48

Schedule A to Agreement and Plan of Merger

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of SKNY, $0.0001 par value per share (“SKNY Common Stock”), will be converted into the right to receive such number of shares of common stock of MIRA, $0.0001 par value per share (“MIRA Common Stock”) as is calculated in to the Exchange Ratio (the “Closing”). The Exchange Ratio is calculated using the relative company valuations of each of MIRA and SKNY where the MIRA share value is calculated on an as-issued basis and the SKNY share value is calculated on a fully diluted basis to include all issued SKNY options and warrants. After giving effect to the Closing, the SKNY holders will hold not more than 50% of the shares of the combined company.

49

Annex B

MOORE
FINANCIAL
CONSULTING

SKNY Pharmaceuticals, Inc.

Valuation

April 2025

SKNY Pharmaceuticals, Inc.	April 2025
Valuation	Page 2 of 25

Dear Sir,

Upon your request, Moore Financial Consulting Ltd. (hereinafter: “MFC”), performed a valuation of SKNY Pharmaceuticals Inc. (“SKNY”, “the Company”).

Our study was performed based on the following:

●	SKNY’s presentation

●	Additional Data received from the company’s management.

●	Public information

This report was prepared based on information provided to us and from discussions held with the Company’s management. We did not verify the accuracy, reliability or completeness of the information provided and the procedures we used while performing the valuation do not constitute an audit or review made under any generally accepted auditing standards.

Our professional fees for this study were not subject to the results of this report.

Indemnification

It has been agreed by us, and Mira, that except for our willful misconduct, negligence or malice, we will not bear any responsibility vis-à-vis the Client or any third party, from any source and based on any cause, including tort, related to executing services according to this proposal, and the Client, and/or its representatives will not bring any claim and/or lawsuit against us, including via a third party notice, with regard to the services given by us to the Client.

It is agreed that any legal measures regarding this valuation must be taken no later than three years from the date of submission of this valuation. It is agreed between the parties that all legal proceedings will be determined solely by an arbitrator who will be mutually agreed upon and who will be appointed within 30 days from the date of request for arbitration. If the parties do not reach an agreement regarding the identity of the arbitrator, one will be appointed by the President of the Israeli Bar, whoever serves at that time, unless he will have an interest in one of the parties, in which case the arbitrator will be appointed by the President of the District Court in Tel Aviv.

To avoid doubt, it is hereby clarified that the parties agree that any claims and lawsuits regarding this agreement will be settled by an arbitrator, as described above, and they will abstain from turning to legal courts. Additionally, in the case of a lawsuit, the State of Israel will have sole jurisdiction, and the governing law will be Israeli law.

We received information and explanations from the Client and/or its representatives. The responsibility for the information and the explanations belongs solely to the Client. This valuation does not include verifying the data we received.

Given this, this valuation will not be considered a confirmation of the veracity or completeness of the data given to us. In no event will we be responsible for any loss, damage, cost, or expense caused in any way from fraud, misrepresentation, misleading, transferring false information or withholding information on your part and/or on the part of your representatives, or any other reliance on said information, subject to the abovementioned.

Moore Financial Consulting

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Additionally, and without derogating from the foregoing, if, in a final, un-appealable legal proceeding, we are found liable to pay any amount to a third party in connection with the services that are the subject of this valuation, the Client undertakes to indemnify and reimburse us if the source of the claim is not willful misconduct, negligence or malice in providing our services as follows:

(1) In case the conviction shall arise from information provided by the Client which the advisor explicitly relied on in performing the valuation – the client agreed to indemnify and reimburse 100% of any amount which the advisor shall be required to bear.

(2) Otherwise, the client agreed to indemnify and reimburse the advisor for amounts paid by the advisor which are exceeding 3 times the advisor’s fee.

In any event, we will update the Client and will allow it to plead its defense in any proceeding and we will not settle without its prior written consent. It is agreed that the Client will pay the amounts mentioned in this paragraph only if they exceed our professional services fees, and after deducting our fees.

Moore Financial Consulting

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Study performer: Tzach Kasuto, M.Sc.

Tzach is a partner at Moore Financial Consulting LTD. He has about 20 years of experience in consulting and management, including extensive experience in business, strategic and economic consulting. Tzach holds a bachelor’s degree in economics and an MBA from Tel Aviv University.

Areas of expertise: Company valuation, fairness opinions, common share valuation, purchase price allocations, employee stock option valuation, expert opinions, Feasibility Studies, and Pricing Analysis.

Recent projects include:

■	Fattal Hotels. Provided Fattal Hotels, a major European hotel & leisure company, with numerous financial expert opinions, including a valuation and financial model requested by the underwriters, in connection with Fattal’s IPO.
■	The Second Authority for Television & Radio. Provided the Israeli Second Authority for Television & Radio with numerous economic studies and industry forecasts.
■	El Al. Provided El Al with valuations of two optional suppliers, which offered El Al an equity shares as a benefit for selecting them as a supplier.
■	The Israel Land Development Company. Provided the Israel Land Development Company, one of the leading public companies in Israel, with numerous valuation studies of the company’s major holdings.
■	Given imaging. Various PPA and Impairment studies of Given Imaging SBUs (A global, leader in patient-friendly solutions for visualizing, detecting, and monitoring GI disorders).
■	Kanit Hashalom. Numerous valuations of subsidiaries such as Tambour, Sonol, Supergas and GES.

Yours faithfully,

Moore Financial Consulting Ltd.

Moore Financial Consulting

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Valuation	Page 5 of 25

The Company	6

The Market	7

Methodology	14

Valuation	17

Appendix – Discount Rate	24

Appendix – Peer group	25

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The Company

SKNY Pharmaceuticals, Inc. (“SKNY”, or the “Company”) was founded in the United States as a private company.

The company’s field of activity is oral therapy; it developed a synthetic cannabinoid analog of THCV with unique receptor-interacting properties, SKNY-1 (hereinafter: “SKNY-1”, “analog”). The analog’s properties allow it to be effective in treating Nicotine dependence, smoking cessation, and weight loss.

Studies show that SKNY-1 can improve efficacy with a benight safety profile that will be attractive in the Nicotine dependence, Smoking cessation, and Weight loss markets.

SKNY-1 serves as a CB1 blocker, CB2 activator, and MOA inhibitor and stops the reward sensation in smokers. Nicotine withdrawal effects are common with OTC medications for Nicotine dependence; by avoiding these effects, SKNY-1 provides a more efficient therapeutic option.

Furthermore, SKNY1 is assumed to restore insulin sensitivity, decrease appetite, increase satiety, and up-regulate energy metabolism without safety issues.

According to the company, SKNY-1 is designed to offer superior efficacy to other oral anti-obesity medications while improving safety and tolerability, addressing key concerns, and improving compliance.

License agreement

MIRALOGX, LLC (hereinafter “Miralogx”) is a biotechnology company developing innovative, patented molecules to develop novel drugs for various healthcare solutions through exclusive licensing and strategic partnerships.

The company and Miralogx entered into a license agreement for SKNY-1. The agreement clarifies that the licensor (Miralogx) is the owner of the intellectual property. In addition, SKNY agrees to pay Miralogx 8.0% of all revenues (Net sales Price), excluding any commercial sales accounted for in the Net Sales Price, with a minimum annual payment of $250,000$. SKNY license is for the North American Territories (US, Canada and Mexico).

To the extent SKNY grants a sublicense to any third party and receives revenue, SKNY agrees to pay Miralogx 8.0% of the revenue received in the aggregate by the Licensee from all such sublicensees. SKNY will owe at most 8.0% of all consideration collectively received from all commercial sales and all third parties, excluding commercial sales.

The royalties shall continue on a product-by-product basis until the later expiration date of the last expired patent covering the licensed product or the expiration date of the last strategic partnership or sublicensing agreement covering the licensed product.

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The Market

Nicotine Dependence

Nicotine dependence is a state of substance dependence on nicotine that occurs when your body gets used to having some level of nicotine in the system. Nicotine is a type of stimulant found in tobacco products. The body constantly depends on chemicals in physical and psychological ways. Tobacco use is one of the leading preventable causes of death worldwide.

It is a chronic, relapsing disease characterized by a compulsive craving to use the drug despite social consequences, loss of control over drug intake, and the emergence of withdrawal symptoms. While cigarettes are the most prevalent form of nicotine delivery, dependence can arise from all tobacco products, including smokeless tobacco and e-cigarettes.

Symptoms include:

●	Compulsive drug-seeking behavior – An overwhelming urge to use nicotine

●	Loss of control – Difficulty in limiting nicotine intake.

●	Withdrawal symptoms- Unpleasant physical and psychological effects upon cessation.

●	Tolerance – The need for increasing doses of nicotine to achieve the desired effects.

Nicotine dependence is a major public health problem due to its direct link to continued tobacco use, a leading preventable cause of death globally. Tobacco use is responsible for over 8 million deaths annually, with half of long-term users dying prematurely if they do not quit 12. Current smokers face an estimated 10-year reduction in lifespan compared to non-smokers3.

The World Health Organization (WHO) highlights that greater nicotine dependence is associated with lower quit motivation, increased difficulty in quitting attempts, higher rates of failure, earlier initiation of smoking in the day, and a greater number of cigarettes smoked daily. In 2022, the WHO estimated 1.24 billion tobacco users worldwide, projecting a slight decline to 1.20 billion by 20254. In the United States in 2018, of the 34 million smokers, approximately 74.6% were daily smokers, indicating a high potential for nicotine dependence within this population. Furthermore, individuals with psychiatric disorders, such as anxiety and substance use disorders, exhibit a higher incidence of nicotine dependence5.

1 “Tobacco”. www.who.int. 2024-07-31. Retrieved 2024-10-04.

2 Doll, Richard; Peto, Richard; Boreham, Jillian; Sutherland, Isabelle (2004-06-22). “Mortality in relation to smoking: 50 years’ observations on male British doctors

3 Banks, Emily; Joshy, Grace; Weber, Marianne F; Liu, Bette; Grenfell, Robert; Egger, Sam; Paige, Ellie; Lopez, Alan D; Sitas, Freddy; Beral, Valerie (2015-02-24).”Tobacco smoking and all-cause mortality in a large Australian cohort study: findings from a mature epidemic with current low smoking prevalence”. BMC Medicine

4 World Health Organization (2024-01-16). WHO global report on trends in prevalence of tobacco use 2000–2030

5 Moylan, Steven; Jacka, Felice N; Pasco, Julie A; Berk, Michael (2012). “Cigarette smoking, nicotine dependence and anxiety disorders: a systematic review of population-based, epidemiological studies”. BMC Medicine.

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Mechanism of Nicotine Dependence

Nicotine, a parasympathomimetic stimulant, exerts its effects by binding to nicotinic acetylcholine receptors in the brain. This interaction triggers the release of dopamine and other neurotransmitters associated with pleasure and reward. Chronic nicotine exposure leads to neuroplastic changes in the brain’s reward system, including an increase in the number of nicotine receptors (upregulation) as a response to initial receptor desensitization. This adaptation contributes significantly to the development of tolerance and dependence. Genetic factors also play a role in susceptibility to nicotine dependence, with specific genetic markers for nicotinic receptors being implicated.

Upon cessation of nicotine use, the brain experiences a lack of stimulation of these upregulated receptors, leading to the onset of withdrawal symptoms such as cravings, irritability, anxiety, and difficulty concentrating. These symptoms often lead to a relapse in individuals attempting to quit.

Treating Nicotine Dependence

Evidence-based treatments are available to aid in quitting nicotine dependence and tobacco use. These include:

Medications:

●	Nicotine Replacement Therapy (NRT): Provides nicotine without the harmful components of tobacco (e.g., patches, gum, lozenges, inhalers, nasal spray).

●	Bupropion: An antidepressant that helps reduce cravings and withdrawal symptoms.

●	Varenicline: A medication that partially stimulates nicotine receptors, reducing cravings and blocking the rewarding effects of nicotine.

●	Cytisine: A plant-based alkaloid with similar effects to varenicline (not approved in all countries).

Behavioral Counseling: Provides support, coping strategies, and problem-solving skills to manage cravings and prevent relapse.

Combination Therapy: The most effective approach often involves combining medication with behavioral counseling, which can double or triple a smoker’s chances of successful quitting.

Emerging Treatments: Repetitive transcranial magnetic stimulation (rTMS) has shown promise in reducing nicotine cravings and aiding cessation.

Epidemiology of Nicotine Dependence

Approximately 32% of first-time nicotine users develop dependence1. Globally, there are an estimated 976 million smokers2, with roughly half meeting DSM criteria for dependence. While smoking rates and the number of cigarettes smoked per day are declining in some regions, like the United States, certain populations exhibit higher smoking prevalence, including individuals with lower education or socioeconomic status and those with mental illness. Men tend to smoke at higher rates and score higher on dependence indices, although women may face greater difficulty in quitting. Nicotine dependence is also more frequent among individuals with anxiety disorders.

Alarmingly, only about 6% of smokers who attempt to quit each year are successful, highlighting the powerful influence of nicotine dependence. The emergence of e-cigarettes raises concerns about potential new forms of nicotine dependence, particularly among youth3.

1 MacDonald, K; Pappa, K (April 2016). “WHY NOT POT? A Review of the Brain-based Risks of Cannabis”. Innov Clin Neurosis

2 Ng, M; Freeman, MK; Fleming, TD; Robinson, M; Dwyer-Lindgren, L; Thomson, B; Wollum, A; Sanman, E; Wulf, S; Lopez, AD; Murray, CJ; Gakidou, E (8 January 2014). “Smoking prevalence and cigarette consumption in 187 countries, 1980-2012”

3 Rachid, Fady (2016). “Neurostimulation techniques in the treatment of nicotine dependence: A review”. The American Journal on Addictions.

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The following table presents data on the prevalence of smoking within the adult populations of the US, Canada and Mexico, broken down by gender 1:

The following table provides data regarding the total available market (TAM) for nicotine dependence treatments in the US, Canada, and Mexico 2 3.

The United States has the largest adult population (over 267 million) and a significant TAM for tobacco products at over 10 million, despite not having the highest smoking rate. This highlights the sheer size of the market.

Smoking secession attempt rates don’t vary significantly across countries. The US shows the highest rate (55%), suggesting a greater desire or effort to quit among smokers in this market. In contrast, Canada (44.5%) and Mexico (53.3%) has lower reported a bit lower quit attempt rate.

The estimated percentage of smokers receiving tobacco dependence treatment also varies. Canada has the highest reported treatment rate (70.8%), followed by the US (29%) and Mexico (23.5%).

The Total Available Market (TAM) estimates each country’s overall market size for tobacco products. This data is crucial for businesses operating in or considering entering these markets. The US has the largest TAM, followed by Mexico and Canada.

Weight Loss

Obesity has emerged as a significant global health challenge. According to the World Health Organization (WHO), over 1 billion people worldwide are living with obesity, with substantial increases observed among both children and adults between 1990 and 2022.

Specifically, adult obesity rates have more than doubled, with women’s rates rising from 8.8% to 18.5% and men’s from 4.8% to 14% during this period. The highest obesity rates are in regions such as Tonga, American Samoa, and Nauru 4.

1 https://worldpopulationreview.com/country-rankings/smoking-rates-by-country

2 https://uwaterloo.ca/tobacco-use-canada/quitting-moking#:~:text=The%20majority%20(70.6%25)%20of,had%20tried%20more%20than%20once.

3https://www.tobaccoinduceddiseases.org/Enhancing-nicotine-replacement-therapy-usage-and-nadherence-through-a-mobile-intervention,120076,0,2.html

4 https://genderdata.worldbank.org/en/indicator/sh-sta-owad-zs?gender=total

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Within North America, Mexico and the US have the highest overweight and obesity rates (75% and 73.6% respectively), followed by Canada (65.7%)

Being overweight is a condition caused by excessive fat deposits. Obesity is a chronic, complex disease defined by excessive fat deposits that can impair health. Obesity is typically assessed using the Body Mass Index (BMI), calculated by dividing a person’s weight in kilograms by the square of their height in meters. The classifications are:

●	Overweight: BMI ≥ 25

●	Obesity: BMI ≥ 30

Several factors contribute to the development of obesity, including:

●	Excessive calorie intake: Consuming more calories than the body needs.

●	Sedentary lifestyle: Lack of physical activity.

●	Genetic predisposition: Family history of obesity.

●	Endocrine and metabolic disorders: Conditions like hypothyroidism.

●	Psychological factors: Stress, depression, and emotional eating.

●	Medications: Certain drugs can lead to weight gain.

Obesity significantly increases the risk of various health issues, such as:

●	Type 2 diabetes

●	Cardiovascular diseases: Including heart disease and stroke.

●	Hypertension

●	Certain cancers, Such as breast, colon, and endometrial cancers.

●	Sleep apnea

●	Osteoarthritis

●	Fatty liver disease

●	Mental health disorders: Including depression and anxiety.

Obesity is associated with approximately 5 million deaths annually1. It is a leading cause of preventable death, particularly in developed countries. Economically, obesity imposes a substantial burden. For example, the United States spends around $173 billion annually on obesity-related healthcare costs, not accounting for indirect costs like lost productivity.

The global weight loss market is experiencing significant growth. According to the IMARC Group, the market reached $296.8 billion in 2024 and is projected to reach $572.4 billion by 2033, growing at a CAGR of 7.57% from 2025 to 20332.

The market is segmented into:

●	Dietary Products: Including supplements, meals, and beverages.

●	Fitness Equipment: Such as cardiovascular and strength training equipment.

1 https://www.who.int/health-topics/obesity#tab=tab_1

2 https://www.imarcgroup.com/weight-loss-market

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●	Services: Encompassing fitness centers, health clubs, consulting services, surgical clinics, and online weight loss programs.

North America holds the largest market share due to high obesity rates and advanced healthcare infrastructure. While Europe and Asia-Pacific are experiencing rapid growth driven by urbanization, changing lifestyles, and increasing health awareness.

Treatments

The treatment of overweight and obesity is multifaceted, involving a combination of lifestyle interventions, pharmacological therapies, surgical procedures, and increasingly, digital health tools. As obesity has evolved into a global epidemic, the demand for effective and sustainable treatments has surged. This growing demand has prompted rapid innovation and investment in clinical and consumer-facing weight management solutions.

Primary strategies for weight management include:

●	Dietary modifications: Adopting balanced, calorie-controlled diets.

●	Physical activity: Engaging in regular exercise.

●	Behavioral therapy: Counseling to address eating behaviors.

●	Digital tools: Utilizing apps and wearables for tracking progress.

Traditionally, the cornerstone of weight management has been lifestyle modification, comprising dietary adjustments, physical activity, and behavioral therapy. Nutritional counseling typically involves caloric restriction and macronutrient balance, often tailored to individual preferences and metabolic responses. Structured diet plans such as the Mediterranean, DASH, and low-carb or high-protein regimens have effectively reduced body weight and improved metabolic health.

Physical activity recommendations generally include 150–300 minutes of moderate-intensity aerobic exercise weekly. However, adherence remains challenging, leading many individuals to seek adjunctive or alternative interventions. Behavioral therapies—such as cognitive behavioral therapy (CBT), motivational interviewing, and group counseling—are frequently integrated to help patients address emotional eating, set realistic goals, and sustain healthy habits.

While these approaches form the foundation of obesity treatment, alone, they often produce modest weight loss (5–10% of body weight) and require continuous engagement, which many patients struggle to maintain. This gap has created space for pharmacological and procedural interventions.

Pharmacological Treatments

In recent years, anti-obesity medications (AOMs) have emerged as transformative options for individuals unable to achieve or maintain weight loss through lifestyle changes alone. Historically, pharmacotherapy for obesity has had limited efficacy and significant safety concerns. However, the landscape has shifted dramatically with introducing GLP-1 receptor agonists and other hormone-targeting drugs that regulate appetite and satiety with improved safety profiles.

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Several medications have been approved for weight management:

●	Semaglutide (Ozempic, Wegovy): A GLP-1 receptor agonist that promotes satiety.

●	Tirzepatide (Zepbound, Mounjaro): A dual GIP and GLP-1 receptor agonist. Clinical trials have shown that participants taking the highest dose of Zepbound lost an average of 48 lbs over 72 weeks.

●	Liraglutide (Saxenda): Another GLP-1 receptor agonist used for weight management.

These medications are typically prescribed for individuals with a BMI ≥ 30 or ≥ 27 with weight-related comorbidities and are used alongside lifestyle interventions.

The most significant recent advancement in pharmacological treatment is glucagon-like peptide-1 (GLP-1) receptor agonists, which mimic the effects of the GLP-1 hormone, promoting insulin secretion, delaying gastric emptying, and inducing a feeling of fullness. Leading medications include:

●	Wegovy (semaglutide): The FDA approved Wegovy in 2021 for chronic weight management. In clinical trials, it demonstrated an average weight loss of 15% of body weight. It is administered via weekly subcutaneous injection.

●	Ozempic (semaglutide): Originally developed for type 2 diabetes, Ozempic is widely used off-label for weight loss and has surged in popularity globally.

●	Zepbound (tripeptide): Approved by the FDA in late 2023, Zepbound offers even greater efficacy. A dual GIP and GLP-1 agonist, it showed a 22.5% average body weight reduction in late-stage trials, surpassing all previous medications.

Liraglutide (Saxenda)

An earlier GLP-1 analog, Saxenda requires daily injections and yields average weight loss of 5–10%. While less effective than newer options, it remains a widely prescribed option, especially for those who may not tolerate more potent agents.

Other Approved Medications

●	Orlistat (Alli, Xenical): A lipase inhibitor that prevents fat absorption in the intestine. It’s over the counter in many markets but often associated with gastrointestinal side effects.

●	Phentermine/Topiramate (Qsymia): A combination drug that reduces appetite and enhances satiety.

●	Naltrexone/Bupropion (Contrave): A combination affecting central nervous system pathways involved in appetite regulation.

Cost Overview

●	Wegovy: Approx. $1,300 to $1,500/month (U.S. market)

●	Zepbound: Approx. $1,060/month

●	Saxenda: Approx. $1,300/month

●	Orlistat: ~$50–$100/month (OTC versions)

●	Qsymia and Contrave: Range between $150–$300/month, depending on insurance and discounts

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Prices vary widely by region and are significantly impacted by insurance coverage, generics availability, and regulatory policies.

Surgical Interventions

For individuals with severe obesity (typically BMI ≥40, or ≥35 with comorbidities), bariatric surgery remains the most effective long-term treatment. Procedures such as gastric bypass, sleeve gastrectomy, and adjustable gastric banding alter the digestive system to limit food intake and/or nutrient absorption.

Bariatric surgery can lead to 30–40% weight loss and often results in the remission of obesity-related conditions like type 2 diabetes. However, it carries risks of surgical complications and long-term nutritional deficiencies, and access remains limited due to cost and capacity.

Weight Loss Epidemiology

As mentioned above, the combined overweight and obesity rates in North America are amongst the world’s highest. Mexico and the US have the highest overweight and obesity rates (75% and 73.6% respectively), followed by Canada (65.7%).

In the U.S., approximately 6% of adults report currently using GLP-1 receptor agonists, such as Ozempic or Mounjaro 1.2 While specific data for other countries is limited, similar trends are observed in developed nations due to increasing awareness and availability of these treatments. Therefore, we assume a similar percentage of adults currently using approved medications to lose weight in the US, Canada and Mexico.

The following table provides data regarding the total available market (TAM) for weight loss treatments in the North American economies:

1 Management of obesity in the National Health and Nutrition Examination Survey (NHANES), 2007-2008 - PubMed

2 https://people.com/one-in-eight-us-adults-have-taken-ozempic-similar-drugs-new-survey-8646741?utm_source=chatgpt.com

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Methodology

Methodology for asset valuation

A valuation of business, operations, assets or liabilities can be carried out according to one or more methodologies for valuation. For the most part, the general practice divides the valuation methodologies between the three following main approaches:

●	The Cost Approach / Net Asset Value (NAV).

●	The Comparative Method / Market Approach.

●	The Income / Earnings Approach

Valuation methodology can make use of one or more of the approaches above. Choosing the appropriate valuation methodology varies from case to case. While each of the various approaches and methodologies has its own uniqueness and is suitable for other types of assets or evaluating various business situations.

In addition, all the approaches require references to various parameters and different information available and therefore the choice of valuation methodology should be done carefully with attention to both the nature of the asset valued, the business environment in which it is located and the information available to the appraiser at the valuation.

The Cost Approach / Net Asset Value (NAV)

The cost approach estimates the economic value of the entity’s assets and liabilities based on their market value. To carry out the valuation based on this method, it is required to replace the book value (accounting numbers) of assets and liabilities (and the off-balance components) with their economic value.

In other words, in contrast to the ‘book value,” the “assets value” “of the Company refers to the net realizable values (Exit Value) of assets and liabilities. The implied equity value is the entity’s total fair value assets less the fair value of its liabilities.

In this approach it is not required to use any forecasts and future value calculation but only present data. For example, if a company, which began operating in a short time before the valuation date, is the owner of production machines whatsoever, the value will be as the fair value of the machines (i.e. the fair value is the price at which the company can sell the machines in the free market and arm’s length transaction basis) plus other company’s assets, minus its liabilities.

The NAV approach is commonly used especially for: (1) companies in liquidation, (2) early-stage companies, (3) companies which are all in fair value, or most of their value are in fair value (mainly holding companies and real estate entities), i.e. the major portion of their value is reflected on their balance sheet (except of “intangible assets” or “goodwill”) or (4) in order to obtain a lower bound for the value of the company.

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The Comparative Method / Market Approach

Under this approach, the estimated value of the asset is based on actual transactions which took place whereby market conditions in the asset itself, or in similar assets, the transactions are carried out within a reasonable time before the valuation date and the markets the comparable assets operate are like the market of the asset valued.

This approach estimates the asset based on comparable purchase and sale transactions of similar activities. The use of information about purchases of similar assets (for the assessment of the asset’s value) assumes that the relevant parameters deriving from similar non-financial businesses can be a basis for deriving the estimated value of the asset.

The above is reserved by the condition that a similar transaction is between a willing buyer and a willing seller (i.e. arm’s length transactions). In such a case, the value of the transaction reflects the real market value of the asset transferred. Comparative transactions which constitute the comparative sample evaluation can be a sale of whole asset on the one hand (e.g., the sale of company), and on the other hand a quote of traded share price of a similar company.

After finding those relevant comparable transactions, it is required to standardize the value of the assets to which they compare to estimate the asset’s value according to selected parameters. Then the asset is estimated based on a comparison between the sample of assets, based on the assumption that similar assets are characterized by the same multiples and/or by similar financial ratios.

The comparison is based on the calculated ratio between the value of the asset and the selected performance parameter. This ratio is called the “multiplier.”

The Income / Earnings Approach

According to the income approach, the value of an economic asset is derived from the future cash flows arising from it. The basic principle underlying the income approach is that an asset / company is an active ongoing concern premise and will operate in the future. The aim of the income approach is to reach the current value based on the firm’s forecast cash flows.

The main valuation methodology in the income approach is the discounted cash flow method (DCF). The principle of the method is that the value of the asset is the present value of free cash flow (FCF) which is generated during the forecast period (finite or infinite).

The first step in this approach is to build a cash flow projection of the entity (based on the entity’s business model). The model is a set of logical-mathematical relationships between various parameters which are considered as factors that affect the future financial results of the asset that is estimated. The result is a line of cash flows arising from the different formulas and parameters used in the model’s assumptions.

In the second phase, to determine the value of the asset it is required to set an appropriate discount rate which is the basis for discounting future cash flows and translating them into current values. The discount rate reflects the level of activity’s risk. As much as the entity’s activity is dangerous (i.e., the level of uncertainty that exists to realization is lower) then it is required to choose a higher discount rate. As much as the discount rate is higher then, the cash flow’s present value will be lower.

Moore Financial Consulting

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Capital Asset Pricing Model (CAPM) assumes that the average investor holds the market portfolio and therefore he is exposed to market risks and hence measurement of risk for an individual asset is relative risk compared to the market portfolio.

According to this model, the rate of return on equity is derived from the risk-free interest rate plus a market risk premium multiplied by the risk level of the company which is relative to the standard deviation of the market portfolio (ß).

Ke = Rf + ß * (Rm-Rf)

Where:

RF = risk-free interest rate

ß = The correlation level between the return on investment and the return on the market portfolio

Rm-Rf = Risk premium on risky assets above the risk-free interest rate

The Beta of the asset will be derived usually from the calculation of the actual beta of the share of the company, which is estimated, from a sample of similar listed companies, or from a database. First, the beta-share leveraged will be derived from peer group, and then re-leveraging will be carried out to reach the appropriate beta for the estimated company.

Sometimes it is common to include additional premiums for the cost of capital in respect of business risks which are not “perceived” by the CAPM, such as the premium for small companies (small-size premium) and other risk premiums.

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SKNY Pharmaceuticals, Inc.	April 2025
Valuation	Page 17 of 25

Valuation

Methodology in SKNY valuation

SNKY’s valuation was performed using the income approach and the risk-adjusted net present value (rNPV) method. This method enhances standard DCF analysis by adjusting cash flow projections for the probability of success, i.e., adjusting for the probability of successfully advancing through clinical trials and regulatory approval. As a result, this method is also referred to as the expected net present value (eNPV) method. Among the various early-stage biotech valuation methods, the rNPV method is the most appropriate. This method is suited for valuing:

●	Preclinical and clinical stage biotech assets

●	Novel pharma and biotech drugs undergoing development

●	Other life sciences assets that undergo phased development

The mechanics of rNPV involve:

●	Estimating clinical trial and approval probabilities

●	Adjusting cash flow projections for risk using these probabilities

●	Discounting risk-adjusted cash flows to present value

●	Summing risk-adjusted cash flows to derive rNPV

This captures the risks inherent in biotech drug development. rNPV provides a more accurate asset valuation than basic DCF as it enables conducting pharma and biotech valuation based on the stage (preclinical, Phase 1-3) of development of assets.

As mentioned in the company description, SKNY is currently in the process of developing two indications:

●	SKNY-1 -Aims to treat Nicotine dependence and Smoking cessation.

●	SKNY-1 – As a Weight loss treatment.

We have valued SKNY under the assumption that these are its only two projects. Therefore, we accounted for expected income and expenses related to these indications alone and did not take into consideration developments that the Company might be performing in the future.

Another assumption made for the sake of the current valuation is that the Company will develop the two indications on its own until the successful termination of the Phase II clinical trials and following that will seek for a business agreement with a large pharma company that will perform the Phase III clinical trials (on its own account) and after the successful conclusion of the trials will continue and market the finished products. SKNY will be entitled for an upfront payment at the end of Phase II and royalties from the third-party revenues.

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Timeline of the development of the Indications

Following, we present the assumptions regarding the development of the SKNY-1 for Nicotine Dependence and SKNY-1 for Weight Loss:

Based on information received from the company and our research, we have assumed the following regarding the development of SKNY-1 for both Indications:

The timeline is presented in the following chart:

*A single IND and Phase I are required for both SKNY-1 indications, and the costs are shared between the two indications.

Total Available Markets

SKNY-1 Nicotine Dependence

The total available market, therefore, comprises every case of smokers who use medication to quit smoking. We have assumed that the relevant markets for the Company in the first years of sales are as follows: U.S.A, Canada and Mexico. In the following table we present the prevalence in these markets:

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SKNY-1 Weight Loss

The total available market for this indication comprises Overweight (and obese) adults who use medication to lose weight. In the following table, we present the total available market in the U.S.A., Canada, and Mexico:

Market Share

We have assumed the third-party pharmaceutical company with which SKNY will reach a marketing agreement will take the following market shares in each of the two markets within the schedule in the tables:

Treatments: Schedule and Price

We have assumed that the SKNY-1 for Nicotine dependence will be given to patients for twelve months at approximately 300$ per month and that the SKNY-1 for weight loss will be given each month at approximately 900$ per month.

Upfront and Royalties

As mentioned, one of the main assumptions is that the Company will continue developing and testing the SKNY-1 until the successful termination of phase II clinical trials and afterward will come to an agreement with a large pharmaceutical company that will take charge of the continuation of the clinical testing (Phase III) and, when successful, of the commercialization of both developments.

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It is assumed that the Company will be entitled to an upfront payment upon signing the agreement with the pharma company and, afterward, to royalties paid based on the revenues that this third party will generate from the sales of SKNY-1. The upfront and royalty rates assumed are as follows:

Costs and Expenses

The Company will incur R&D expenses until the end of the Phase II clinical trials and G&A expenses throughout its lifespan. Also, the Company will finance the costs of the IND, Phase I, and Phase II clinical trials. Following are the assumptions regarding the expenses (The clinical costs are mentioned above) and expenses related to both developments:

In addition, for each indication, the expenses include 8% of revenue in royalties for Miralogixs

Clinical Trials Success Rates

As mentioned, SKNY’s valuation was performed using the income approach and the risk-adjusted net present value (rNPV) method. This method enhances standard DCF analysis by adjusting cash flow projections for the probability of success, i.e., adjusting for the probability of successfully advancing through clinical trials and regulatory approval. The rates used in the current valuation are based on research performed and published by the Biotechnology Innovation Organization (BIO)1.

The description of this research, in BIO own words “ A total of 12,728 clinical and regulatory phase transitions were recorded and analyzed from 9,704 development programs over the last decade (2011–2020), across 1,779 companies. Phase transitions occur when a drug candidate advances into the next phase of development or is suspended by the sponsor. By calculating the number of programs progressing to the next phase vs the total number progressing and suspended, we assessed the success rate at each of the four phases of development: Phase I, II, III, and regulatory filing. Having phase-by-phase data in hand, we then compared groups of diseases, drug modalities, and other attributes to generate the most comprehensive analysis yet of biopharmaceutical R&D success.”

1 Clinical Development Success rates and Contributing factors 2011 – 2020 / BIO, February 2021

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One of the results of the BIO research is the following table containing the success rates per disease area:

As can be seen, the success rates of clinical trials differ according to the area of disease and according to the phase. The average success rates are represented by “All Indication” in which the probability of success of Phase I is 52% and those of Phase II and Phase III are 28.9% and 57.8% respectively. For the Company’s indications development, we used the Neurology success rates from the above table. Also, the success rate in IND application is around 90%1.

The following table contains the success rates per application:

1 Lapteva L, Pariser AR. Investigational New Drug applications: a 1-year pilot study on rates and reasons for clinical hold. J Investig Med. 2016 Feb;64(2):376-82. doi: 10.1136/jim-2015-000010. PMID: 26911627.

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Cash Flows

Following are the cash flows based on the assumptions described above, prior to the implementation of the clinical trials success rates:

According to the rNPV method used in this valuation, all the revenues and expenses in the model are multiplied by the probability of success; for instance, the SKNY-1(Nicotine Dependence) R&D expenses until Phase I are to be multiplied by the probability of success of the SKNY-1(Nicotine Dependence) IND (90%). Another example, Royalties revenue from the SKNY-1(Nicotine Dependence) must be multiplied by the product of the probability of success of IND ,Phase I, Phase II, Phase III and NDA (90.00% * 47.70% * 26.80% * 53.10% * 86.70% = 5.71%). The following are the cash flows, including the success rates:

p

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From the Pre-Tax Income, taxes at a rate of 26.5% (Company tax rate) were deducted. The net income resulting was then discounted at a rate of 30% (see in appendix) and a terminal value rate of 3%.

The following is a concise DCF that includes the tax expenses and is discounted by the WACC:

We will add cash and subtract the financial debt from the Company’s enterprise value. SKNY’s Company value is $30,385 thousand (rounded to $30.5 million)

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Appendix – Discount Rate

SKNY’s forecasted cash flows were discounted using a Weighted Average Cost of Capital (WACC) of 30% calculated using the following formula and parameters:

Comments

1. Debt and Equity ratios are based upon the average of Damodaran’s and comparable companies’ (peer group – see Appendix) data regarding these ratios in the Pharmaceutical industry, as follows:

2.	Cost of debt is the average of the cost of debts in the pharmaceutical industry according to Damodaran’s data (6.82%).

3. The beta is based on Damodaran data (unlevered beta of the Pharmaceutical industry) and the peer group average.

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SKNY Pharmaceuticals, Inc.	April 2025
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Appendix – Peer group

The peer group we found relevant to SKNY’s valuation is the largest American companies in the Drug manufacturing Industry:

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Annex C

MOORE FINANCIAL CONSULTING

MIRA Pharmaceuticals, Inc.

Valuation

April 2025

MIRA Pharmaceuticals, Inc.	April 2025
Valuation	Page 2 of 28

Dear Sir,

Upon your request, Moore Financial Consulting Ltd. (hereinafter: “MFC”), performed a valuation of MIRA Pharmaceuticals Inc. (“Mira”, “the Company”).

Our study was performed based on the following:

●	Mira’s audited financial reports as of 31.12.2023 and 31.12.2024

●	Mira’s unaudited balance sheet as of April 21, 2025

●	Mira’s Company presentation as of March 2025.

●	Public information

This report was prepared based on information provided to us and from discussions held with the Company’s management. We did not verify the accuracy, reliability or completeness of the information provided and the procedures we used while performing the valuation do not constitute an audit or review made under any generally accepted auditing standards.

Our professional fees for this study were not subject to the results of this report.

Indemnification

It has been agreed by us, and Mira, that except for our willful misconduct, negligence or malice, we will not bear any responsibility vis-à-vis the Client or any third party, from any source and based on any cause, including tort, related to executing services according to this proposal, and the Client, and/or its representatives will not bring any claim and/or lawsuit against us, including via a third party notice, with regard to the services given by us to the Client.

It is agreed that any legal measures regarding this valuation must be taken no later than three years from the date of submission of this valuation. It is agreed between the parties that all legal proceedings will be determined solely by an arbitrator who will be mutually agreed upon and who will be appointed within 30 days from the date of request for arbitration. If the parties do not reach an agreement regarding the identity of the arbitrator, one will be appointed by the President of the Israeli Bar, whoever serves at that time, unless he will have an interest in one of the parties, in which case the arbitrator will be appointed by the President of the District Court in Tel Aviv.

To avoid doubt, it is hereby clarified that the parties agree that any claims and lawsuits regarding this agreement will be settled by an arbitrator, as described above, and they will abstain from turning to legal courts. Additionally, in the case of a lawsuit, the State of Israel will have sole jurisdiction, and the governing law will be Israeli law.

We received information and explanations from the Client and/or its representatives. The responsibility for the information and the explanations belongs solely to the Client. This valuation does not include verifying the data we received.

Given this, this valuation will not be considered a confirmation of the veracity or completeness of the data given to us. In no event will we be responsible for any loss, damage, cost, or expense caused in any way from fraud, misrepresentation, misleading, transferring false information or withholding information on your part and/or on the part of your representatives, or any other reliance on said information, subject to the abovementioned.

Additionally, and without derogating from the foregoing, if, in a final, un-appealable legal proceeding, we are found liable to pay any amount to a third party in connection with the services that are the subject of this valuation, the Client undertakes to indemnify and reimburse us if the source of the claim is not willful misconduct, negligence or malice in providing our services as follows:

(1) In case the conviction shall arise from information provided by the Client which the advisor explicitly relied on in performing the valuation – the client agreed to indemnify and reimburse 100% of any amount which the advisor shall be required to bear.

(2) Otherwise, the client agreed to indemnify and reimburse the advisor for amounts paid by the advisor which are exceeding 3 times the advisor’s fee.

In any event, we will update the Client and will allow it to plead its defense in any proceeding and we will not settle without its prior written consent. It is agreed that the Client will pay the amounts mentioned in this paragraph only if they exceed our professional services fees, and after deducting our fees.

Moore Financial Consulting

MIRA Pharmaceuticals, Inc.	April 2025
Valuation	Page 3 of 28

Study performer: Tzach Kasuto, M.Sc.

Tzach is a partner at Moore Financial Consulting LTD. He has about 20 years of experience in consulting and management, including extensive experience in business, strategic and economic consulting. Tzach holds a bachelor’s degree in economics and an MBA from Tel Aviv University.

Areas of expertise: Company valuation, fairness opinions, common share valuation, purchase price allocations, employee stock option valuation, expert opinions, Feasibility Studies, and Pricing Analysis.

Recent projects include:

■	Fattal Hotels. Provided Fattal Hotels, a major European hotel & leisure company, with numerous financial expert opinions, including a valuation and financial model requested by the underwriters, in connection with Fattal’s IPO.
■	The Second Authority for Television & Radio. Provided the Israeli Second Authority for Television & Radio with numerous economic studies and industry forecasts.
■	El Al. Provided El Al with valuations of two optional suppliers, which offered El Al an equity shares as a benefit for selecting them as a supplier.
■	The Israel Land Development Company. Provided the Israel Land Development Company, one of the leading public companies in Israel, with numerous valuation studies of the company’s major holdings.
■	Given imaging. Various PPA and Impairment studies of Given Imaging SBUs (A global, leader in patient-friendly solutions for visualizing, detecting, and monitoring GI disorders).
■	Kanit Hashalom. Numerous valuations of subsidiaries such as Tambour, Sonol, Supergas and GES.

Yours faithfully,

Moore Financial Consulting Ltd.

Moore Financial Consulting

MIRA Pharmaceuticals, Inc.	April 2025
Valuation	Page 4 of 28

The Company	5

The Markets	8

Methodology	16

Valuation	19

Appendix – Discount Rate	27

Appendix – Peer group	28

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The Company

MIRA Pharmaceuticals, Inc. (“MIRA,” or the “Company”), is a pre-clinical-stage pharmaceutical development company with two neuroscience programs targeting a broad range of neurologic and neuropsychiatric disorders. The Company holds exclusive license rights in the U.S., Canada and Mexico for Ketamir-2, a novel, patent pending oral ketamine analog under pre-clinical investigation to potentially deliver ultra-rapid antidepressant effects, providing hope for individuals battling neuropathic pain.

Additionally, the Company’s novel oral pharmaceutical Cannabinoid, MIRA-55, is currently under investigation for its potential to help people suffering from Mild Cognitive Impairment (MCI), as well as anxiety and cognitive decline, symptoms often associated with early-stage dementia. MIRA-55, if approved by the U.S. Food and Drug Administration (“FDA”), could mark a significant advancement in addressing various neuropsychiatric, inflammatory, and neurologic diseases and disorders.

The U.S. Drug Enforcement Administration’s (“DEA”) scientific reviews of both Ketamir-2 and MIRA-55 concluded that they would not be considered a controlled substance or listed chemical under the Controlled Substances Act (“CSA”) and its governing regulations.

On March 2025, the Company announced the approval and upcoming initiation of its Phase 1 clinical trial for Ketamir-2, the Company’s novel oral ketamine analog in development for Diabetic Neuropathic Pain (DNP), with subject recruitment scheduled to begin in Q1 2025.

With Phase 1 expected to conclude by year-end, Mira is on track to initiate Phase 2a studies in neuropathic pain patients in Q4 2025, further advancing the potential of Ketamir-2 as a novel treatment for neuropathic pain and other neuro indications.

In early February 2024, the Company made a significant discovery during the manufacturing and scale-up process of its patented molecule known as “MIRA1a,” which the Company believed was the molecule used in its pre-clinical trials and had been synthesized by a contract manufacturer. Through this process, the Company identified a novel and improved version of the molecule, which the Company calls MIRA-55.

As part of the Company’s due diligence and subsequent testing, which began in late 2023, the Company discovered that the pre-clinical studies the Company conducted, previously attributed to MIRA1a, were in fact performed on MIRA-55. Following this revelation, in early March 2024, the Company promptly filed a provisional patent for MIRA-55, which encompasses all pre-clinical studies. If such patent is issued, the Company will own the patent rights to both MIRA1a and MIRA-55.

Moreover, based on the Company’s pre-clinical analyses to date, the Company believes that MIRA-55 is an improvement over MIRA1a in that it displays enhanced potency and potential for efficacy.

Based on the Company’s discoveries and pre-clinical studies to date, the Company has decided to advance MIRA-55 as its lead compound for the Company’s oral pharmaceutical Cannabis candidate while still retaining its rights to MIRA1a. As such, the Company has decided not to move MIRA1a forward.

Moore Financial Consulting

MIRA Pharmaceuticals, Inc.	April 2025
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License agreement

MIRALOGX, LLC (Hereinafter: “Miralogx”) is a biotechnology company developing innovative, patented molecules to develop novel drugs for various healthcare solutions through exclusive licensing and strategic partnerships.

The company and Miralogx entered into a license agreement for Ketamir-2. The agreement clarifies that the licensor (Miralogx) is the owner of the intellectual property. In addition, Mira agrees to pay Miralogx 8.0% of all revenues (Net sales Price) and upfronts.

To the extent Mira grants a sublicense to any third party and receives revenue, Mira agrees to pay Miralogx 8.0% of the revenue received in the aggregate by the Licensee from all such sublicensees. Mira will owe at most 8.0% of all consideration collectively received from all commercial sales and all third parties, excluding commercial sales.

Mira’s Financials

Following are the Company’s audited balance sheets as of December 31, 2023, and December 31, 2024, and the unaudited balance sheet as of April 21, 2025:

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Following are Mira’s Profit & Loss report for years ended on December 31, 2023 and 2024:

The following are Mira’s Cash Flows reports for the twelve months ended December 31 of the years 2023 and 2024:

Moore Financial Consulting

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The Markets

Diabetic Neuropathic Pain (DNP)

Diabetic neuropathic pain (DNP) represents one of the most prevalent and debilitating complications associated with diabetes, accounting for most neuropathic pain cases globally. Epidemiological data indicates that approximately one-third of individuals with diabetes experience DNP1, underscoring a significant patient population impacted by this condition.

Clinically, DNP is defined by the presence of neuropathic symptoms and/or signs in diabetic patients, following the exclusion of alternative etiologies. The condition arises primarily from prolonged hyperglycemia, which leads to nerve damage, most commonly affecting the lower extremities—specifically the legs and feet.

DNP is typically characterized by a range of sensory disturbances, including burning, tingling, sharp, shooting, or electric shock-like sensations. The intensity of pain is often rated as moderate to severe and tends to worsen during nighttime hours, frequently disrupting sleep.

In addition to persistent pain, many patients experience cutaneous allodynia, where even light touch can provoke significant discomfort. This symptom burden has a substantial negative impact on health-related quality of life, impairing daily functioning, reducing participation in social and recreational activities, and contributing to psychological comorbidities such as depression.

Given its high prevalence, chronic nature, and the profound impact on patient well-being, DNP represents a significant area of unmet medical need. Current treatment options often provide limited relief, highlighting an opportunity for innovative therapies that can more effectively address both the physical and psychological dimensions of the condition.

DNP Diagnosis and Treatment Algorithm

The diagnosis of diabetic neuropathic pain (DNP) is multifaceted, requiring a combination of clinical assessment, neurological examination, and confirmatory diagnostic testing. Patients typically present with hallmark symptoms such as burning, tingling, or shooting pain in the extremities, often accompanied by sensory disturbances or loss of sensation.

A comprehensive patient history—focusing on diabetes duration and glycemic control—is a critical component of the diagnostic process. Neurological evaluations assess sensory function, deep tendon reflexes, and motor strength. To confirm peripheral neuropathy and exclude differential diagnoses, additional diagnostic modalities such as nerve conduction studies, electromyography (EMG), quantitative sensory testing, and imaging (e.g., MRI) may be employed. Effective diagnosis and ongoing management often require a multidisciplinary approach involving primary care providers, neurologists, endocrinologists, and pain specialists.

1 Delveinsight - Diabetic Neuropathic Pain (DNP) - Market Insight, Epidemiology and Market Forecast -2034, published 2024

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Current Treatment Paradigm

The therapeutic management of DNP is two-pronged:

1.	Disease-Modifying Interventions: Aimed at slowing or halting nerve fiber degeneration through optimized glycemic control and management of metabolic factors.

2.	Symptomatic Treatments: Focused on alleviating neuropathic pain and improving patient quality of life, including physical and psychological functioning.

Clinical guidelines generally recommend tricyclic antidepressants (TCAs), serotonin-norepinephrine reuptake inhibitors (SNRIs), and γ-aminobutyric acid (GABA) analogs—namely gabapentin and pregabalin—as first-line pharmacologic agents. When first-line agents prove insufficient, second-line options such as opioids or topical therapies (e.g., capsaicin, lidocaine patches) may be considered.

Despite the availability of pharmacologic treatments, many patients report suboptimal pain relief or encounter tolerability issues, emphasizing the need for more effective and targeted therapies.

Pharmacologic Milestones in Diabetic Peripheral Neuropathy (DPN) Treatment

Duloxetine (Cymbalta, Eli Lilly)

In September 2004, duloxetine, a serotonin-norepinephrine reuptake inhibitor (SNRI), became the first medication to receive U.S. FDA approval specifically for the treatment of neuropathic pain associated with diabetic peripheral neuropathy (DPN). As a dual reuptake inhibitor, duloxetine exerts its therapeutic effect through the enhancement of both serotonergic and noradrenergic neurotransmission in the central nervous system (CNS). While the exact mechanism underlying its central pain-modulating activity remains incompletely understood, the inhibition of norepinephrine reuptake is widely believed to play a critical role in attenuating neuropathic pain pathways.

Pregabalin and the Evolution of Anticonvulsant Therapies

Historically, traditional anticonvulsants have been utilized off-label for neuropathic pain management since the 1960s. However, the treatment paradigm shifted in 2004 when pregabalin (Lyrica) received FDA approval specifically for the management of DPN-related pain. As a next-generation GABA analog, Pregabalin works by attaching specific parts of nerve cells—known as calcium channels—to help calm overactive nerve signals that cause pain, thereby reducing excitatory neurotransmitter release and alleviating pain.

The American Academy of Neurology (AAN) and other leading clinical guidelines currently endorse pregabalin as a first-line therapeutic option for DPN, citing robust evidence for its efficacy in pain reduction and its positive impact on sleep quality—an important aspect of overall disease burden.

Market Significance

The approvals of duloxetine and pregabalin marked pivotal moments in the formalization of treatment protocols for DPN, reflecting growing recognition of neuropathic pain as a distinct and manageable clinical entity. Both agents have maintained strong market positions due to their efficacy profiles, though ongoing unmet needs around tolerability, partial response, and disease modification continue to drive demand for next-generation therapeutics.

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Emerging Therapies in Diabetic Neuropathic Pain (DNP)

As the prevalence of diabetic peripheral neuropathy continues to rise, significant unmet needs persist in the management of chronic neuropathic pain. Several novel agents are currently in development, targeting alternative mechanisms of action to enhance efficacy and tolerability. Below are two investigational therapies advancing through clinical trials:

MEDI7352 – AstraZeneca

MEDI7352 is a first-in-class bispecific monoclonal antibody (mAb) designed to simultaneously inhibit nerve growth factor (NGF) and tumor necrosis factor (TNF), two key mediators in the pathophysiology of chronic pain. Bispecific antibodies offer dual-targeting capabilities, potentially enhancing therapeutic efficacy by modulating multiple pain pathways.

Currently in Phase II clinical trials, MEDI7352 is being evaluated for its efficacy and safety in patients with painful diabetic neuropathy (PDN). The program reflects AstraZeneca’s strategic investment in novel biologics to address chronic pain conditions, particularly where standard pharmacotherapies fall short.

CNTX-6016 – Centrexion Therapeutics

CNTX-6016 is a highly selective cannabinoid receptor type 2 (CB2) agonist for its analgesic potential in neuropathic pain. Unlike CB1 receptors, CB2 receptors are primarily expressed in immune cells and peripheral tissues, allowing for pain relief without central nervous system side effects such as psychoactivity or sedation.

The compound is in Phase IIa clinical trials, focused on assessing safety, tolerability, and pharmacokinetics in healthy volunteers and a subset of patients with painful diabetic neuropathy. Its novel mechanism positions it as a differentiated candidate in the cannabinoid-based therapeutic space.

CNTX-6016 may appeal to clinicians and patients seeking non-opioid, non-GABAergic alternatives with reduced risk of abuse or cognitive impairment, offering potential market advantage in the chronic pain segment.

Diabetic Neuropathy Market Size

According to Precedence Research2, the global diabetic neuropathy market was valued at USD 4.50 billion in 2024 and is projected to reach approximately USD 9.06 billion by 2034, reflecting a compound annual growth rate (CAGR) of 7.24% from 2025 to 2034. This growth is primarily driven by the rising prevalence of diabetic neuropathy, particularly among the aging diabetic population, coupled with ongoing advancements in the development of innovative therapeutics aimed at addressing this condition.

2 Diabetic Neuropathy Market Size, Share and Trends 2025 to 2034, Precedence Research, Updated January 2025

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Global DPN market size (USD Billion)

Source: Precedence Research

The same Precedence Research states that the U.S. diabetic neuropathy market was valued at USD 1.28 billion in 2024 and is anticipated to reach approximately USD 2.62 billion by 2034, expanding at a compound annual growth rate (CAGR) of 7.42% during the forecast period from 2025 to 2034.

US DPN market size (USD Billion)

Source: Precedence Research

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MIRA Pharmaceuticals, Inc.	April 2025
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Mild Cognitive Impairment (MCI)

Mild Cognitive Impairment (MCI) is a clinical condition that represents an intermediate stage between normal age-related cognitive decline and dementia. It involves noticeable issues with memory, language, or judgment, but these changes are not severe enough to interfere with daily functioning or independent living.

Individuals with MCI are often aware of changes in their cognitive abilities, and these changes may also be observed by close family or friends. However, the impact typically does not disrupt routine activities.

While MCI increases the risk of developing Alzheimer’s disease or other forms of dementia, progression is not guaranteed. In some cases, symptoms remain stable or even improve over time.

MCI does not have a single, definitive cause. Instead, it results from a combination of factors that can affect brain function. Age is the most significant risk factor — MCI becomes more common as people get older, with an estimated 10% to 20% of adults over age 65 experiencing some form of it3. In addition to aging, genetic predisposition and chronic health conditions such as diabetes, depression, and stroke can increase the likelihood of developing MCI. It’s also important to note that not all memory and thinking problems are permanent or progressive. Some are linked to treatable conditions, including:

■	Adverse reactions to medications

■	Mental health challenges such as anxiety or emotional distress

■	Excessive alcohol use

■	Brain injuries, tumors, or blood clots

In such cases, addressing the underlying issue may lead to significant improvement in cognitive function.

MCI Symptoms

Mild Cognitive Impairment (MCI) is characterized by noticeable problems with memory, language, and judgment that are more pronounced than typical age-related changes. However, these symptoms do not significantly interfere with daily life at home or in the workplace. As the brain ages, it’s normal for individuals to experience occasional forgetfulness — such as taking longer to recall names or finding the right word. When memory and thinking difficulties exceed what’s expected for one’s age, they may be signs of MCI. Common symptoms of MCI include:

■	Frequent forgetfulness, such as misplacing items or missing appointments

■	Difficulty following conversations or losing track of a thought

■	Trouble recalling familiar names, words, or the plot of a story

■	Challenges in decision-making or completing everyday tasks

■	Trouble navigating familiar environments

■	Poor judgment or making unusual choices

■	Language difficulties, such as word-finding problems

3 https://www.alzheimers.gov/alzheimers-dementias/mild-cognitive-impairment

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While MCI symptoms may be subtle at first, their persistence or progression warrants professional evaluation, especially when they are noticed by others close to the individual.

Causes and Brain Changes Associated with MCI

MCI does not have a single, defined cause. In some cases, MCI represents an early stage of Alzheimer’s disease or another form of dementia, but outcomes vary widely. For some individuals, cognitive symptoms remain stable for years or may even improve, while for others, MCI gradually progresses to Alzheimer’s or another type of dementia.

MCI is often linked to the same underlying brain changes seen in neurodegenerative diseases, but these changes tend to occur at a milder level. Post-mortem studies have confirmed that people with MCI can exhibit a range of neuropathological features, including:

■	Beta-amyloid plaques and tau neurofibrillary tangles — hallmarks of Alzheimer’s disease

■	Lewy bodies — abnormal protein aggregates associated with Parkinson’s disease, dementia with Lewy bodies, and occasionally Alzheimer’s

■	Cerebrovascular changes, such as small strokes or reduced blood flow in brain vessels

Advanced imaging techniques have also revealed brain structure and function changes commonly associated with MCI, such as:

■	Shrinking of the hippocampus, a region critical for memory processing

■	Enlarged brain ventricles, the fluid-filled spaces that cushion the brain

■	Reduced glucose metabolism in specific brain regions, indicating lower activity in areas responsible for memory and thinking

These findings support the understanding of MCI as a complex, multifactorial condition, with both degenerative and vascular components potentially contributing to its development.

Complications of mild cognitive impairment include a higher risk — but not a certainty — of dementia. Overall, about 1% to 3% of older adults develop dementia every year. Studies suggest that around 10% to 15% of people with mild cognitive impairment go on to develop dementia each year 4.

Diagnosis of MCI

There is no single test that can definitively diagnose Mild Cognitive Impairment (MCI). Instead, the diagnosis is made through a comprehensive evaluation that includes medical history, clinical assessment, and cognitive testing. Most healthcare providers follow internationally recognized criteria established by expert panels. These include:

■	Noticeable cognitive changes: Individuals with MCI often report issues with memory, planning, following instructions, or making decisions. These concerns are typically confirmed by someone close to the individual, such as a family member or friend.

4 https://www.mayoclinic.org/diseases-conditions/mild-cognitive-impairment/symptoms-causes/syc-20354578

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■	Documented decline over time: A detailed medical history helps establish that cognitive ability has declined from a previous baseline. Input from close contacts helps verify this progression.

■	Preserved daily functioning: Although cognitive changes are present, individuals with MCI can continue to perform daily activities independently. The condition does not interfere with routine life at home or work.

■	Mild impairment shown on cognitive tests: Standardized screening tools — such as the Short Test of Mental Status, the Montreal Cognitive Assessment (MoCA), or the Mini-Mental State Examination (MMSE), may reveal subtle deficits appropriate to age and education level. More comprehensive neuropsychological testing can help determine the extent and type of cognitive impairment.

■	Does not meet criteria for dementia: While MCI involves cognitive decline, the symptoms are not severe enough to qualify as dementia, including Alzheimer’s disease or other related conditions.

Early identification and monitoring are key in managing MCI, especially to assess the potential risk of progression to more serious cognitive disorders.

Pharmaceutical Treatments of MCI

Currently, there is no FDA-approved medication specifically for Mild Cognitive Impairment (MCI). However, a few drugs are sometimes used off-label—especially when MCI is suspected to be an early stage of Alzheimer’s disease. Here’s a breakdown of medications that may be used for MCI, particularly in clinical or off-label contexts:

Drug Name	Brand Name	Purpose
Donepezil	Aricept	Enhances acetylcholine to support memory and learning
Rivastigmine	Exelon	Like donepezil; also approved for Parkinson’s dementia
Galantamine	Razadyne	Modulates nicotinic receptors as well as inhibiting acetylcholinesterase

Emerging & Experimental Drugs (Under Investigation)

Anti-Amyloid Therapies for MCI and Mild Alzheimer’s Disease5:

Lecanemab (brand name: Leqembi) is the first anti-amyloid therapy to demonstrate clear clinical benefit in individuals with Mild Cognitive Impairment (MCI) and mild Alzheimer’s disease. The drug, previously known as BAN2401, received accelerated approval from the U.S. Food and Drug Administration (FDA) on January 6, 2023, based on evidence from surrogate endpoints—specifically the reduction of beta-amyloid plaques—that are reasonably likely to predict clinical benefit.

5 https://memory.georgetown.edu/news/lecanumab-leqembitm-fda-approved-for-individuals-with-mild-cognitive-impairment-mci-or-mild-dementia-due-to-alzheimers-disease-ad-collectively-called-early-ad-r-scott-turner/

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In contrast, aducanumab (brand name: Aduhelm™), another monoclonal antibody targeting beta-amyloid, was granted accelerated approval by the FDA in June 2021. However, its clinical efficacy remains uncertain due to inconsistent findings in clinical trials. As a result, the Centers for Medicare & Medicaid Services (CMS) limited coverage of Aduhelm to individuals enrolled in qualifying clinical studies.

The development and approval of these agents reflect ongoing efforts to target disease-modifying mechanisms in early-stage Alzheimer’s disease, although long-term outcomes and cost-effectiveness remain subjects of continued evaluation.

On July 2024, The FDA has approved Kisunla (donanemab-azbt) injection for the treatment of Alzheimer’s disease. Kisunla is a monoclonal antibody developed by Eli Lilly that targets and reduces amyloid plaques in the brain, which are a hallmark of Alzheimer’s disease. Treatment with Kisunla should be initiated in patients with mild cognitive impairment or mild dementia stage of disease, the population in which treatment was studied in the clinical trials.

MCI market size

According to market research performed by Research Nester6, The global mild cognitive impairment (MCI) market is projected to grow from USD 2.3 billion in 2025 to USD 4.4 billion by 2037, at a CAGR of 6.1%. Growth is driven by rising Alzheimer’s cases, investment in genomic medicine, and public health initiatives promoting early diagnosis. However, challenges include high treatment costs and a lack of standard diagnostic criteria. The amnestic MCI segment is expected to dominate due to its association with more severe neurological conditions.

This report states that the North American market is predicated to obtain the largest share of 45.5% during the forecast period. Its inflated economic burden due to healthcare expenditures on the aging population is pushing the authorities and pharma leaders to focus on development in this sector.

Looking ahead, the U.S. MCI market is projected to experience significant growth. By 2037, it is estimated to reach USD 2.0 billion, expanding at a compound annual growth rate (CAGR) of 6.1% during the forecast period from 2025 to 2037.

6 https://www.researchnester.com/reports/mild-cognitive-impairment-market/7049

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Methodology

Methodology for asset valuation

A valuation of business, operations, assets or liabilities can be carried out according to one or more methodologies for valuation. For the most part, the general practice divides the valuation methodologies between the three following main approaches:

●	The Cost Approach / Net Asset Value (NAV).

●	The Comparative Method / Market Approach.

●	The Income / Earnings Approach

Valuation methodology can make use of one or more of the approaches above. Choosing the appropriate valuation methodology varies from case to case. While each of the various approaches and methodologies has its own uniqueness and is suitable for other types of assets or evaluating various business situations.

In addition, all the approaches require references to various parameters and different information available and therefore the choice of valuation methodology should be done carefully with attention to both the nature of the asset valued, the business environment in which it is located and the information available to the appraiser at the valuation.

The Cost Approach / Net Asset Value (NAV)

The cost approach estimates the economic value of the entity’s assets and liabilities based on their market value. To carry out the valuation based on this method, it is required to replace the book value (accounting numbers) of assets and liabilities (and the off-balance components) with their economic value.

In other words, in contrast to the ‘book value,” the “assets value” “of the Company refers to the net realizable values (Exit Value) of assets and liabilities. The implied equity value is the entity’s total fair value assets less the fair value of its liabilities.

In this approach it is not required to use any forecasts and future value calculation but only present data. For example, if a company, which began operating in a short time before the valuation date, is the owner of production machines whatsoever, the value will be as the fair value of the machines (i.e. the fair value is the price at which the company can sell the machines in the free market and arm’s length transaction basis) plus other company’s assets, minus its liabilities.

The NAV approach is commonly used especially for: (1) companies in liquidation, (2) early-stage companies, (3) companies which are all in fair value, or most of their value are in fair value (mainly holding companies and real estate entities), i.e. the major portion of their value is reflected on their balance sheet (except of “intangible assets” or “goodwill”) or (4) in order to obtain a lower bound for the value of the company.

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The Comparative Method / Market Approach

Under this approach, the estimated value of the asset is based on actual transactions which took place whereby market conditions in the asset itself, or in similar assets, the transactions are carried out within a reasonable time before the valuation date and the markets the comparable assets operate are like the market of the asset valued.

This approach estimates the asset based on comparable purchase and sale transactions of similar activities. The use of information about purchases of similar assets (for the assessment of the asset’s value) assumes that the relevant parameters deriving from similar non-financial businesses can be a basis for deriving the estimated value of the asset.

The above is reserved by the condition that a similar transaction is between a willing buyer and a willing seller (i.e. arm’s length transactions). In such a case, the value of the transaction reflects the real market value of the asset transferred. Comparative transactions which constitute the comparative sample evaluation can be the sale of whole asset on the one hand (e.g., the sale of company), and on the other hand a quote of trade share price of a similar company.

After finding those relevant comparable transactions, it is required to standardize the value of the assets to which they compare to estimate the asset’s value according to selected parameters. Then the asset is estimated based on a comparison between the sample of assets, based on the assumption that similar assets are characterized by the same multiples and/or by similar financial ratios.

The comparison is based on the calculated ratio between the value of the asset and the selected performance parameter. This ratio is called the “multiplier.”

The Income / Earnings Approach

According to the income approach, the value of an economic asset is derived from the future cash flows arising from it. The basic principle underlying the income approach is that an asset / company is an active ongoing concern premise and will operate in the future. The aim of the income approach is to reach the current value based on the firm’s forecast cash flows.

The main valuation methodology in the income approach is the discounted cash flow method (DCF). The principle of the method is that the value of the asset is the present value of free cash flow (FCF) which is generated during the forecast period (finite or infinite).

The first step in this approach is to build a cash flow projection of the entity (based on the entity’s business model). The model is a set of logical-mathematical relationships between various parameters which are considered as factors that affect the future financial results of the asset that is estimated. The result is a line of cash flows arising from the different formulas and parameters used in the model’s assumptions.

In the second phase, to determine the value of the asset it is required to set an appropriate discount rate which is the basis for discounting future cash flows and translating them into current values. The discount rate reflects the level of activity’s risk. As much as the entity’s activity is dangerous (i.e., the level of uncertainty that exists to realization is lower) then it is required to choose a higher discount rate. As much as the discount rate is higher then, the cash flow’s present value will be lower.

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Capital Asset Pricing Model (CAPM) assumes that the average investor holds the market portfolio and therefore he is exposed to market risks and hence measurement of risk for an individual asset is relative risk compared to the market portfolio.

According to this model, the rate of return on equity is derived from the risk-free interest rate plus a market risk premium multiplied by the risk level of the company which is relative to the standard deviation of the market portfolio (ß).

Ke = Rf + ß * (Rm-Rf)

Where:

RF = risk-free interest rate

ß = The correlation level between the return on investment and the return on the market portfolio

Rm-Rf = Risk premium on risky assets above the risk-free interest rate

The Beta of the asset will be derived usually from the calculation of the actual beta of the share of the company, which is estimated, from a sample of similar listed companies, or from a database. First, the beta-share leveraged will be derived from peer group, and then re-leveraging will be carried out to reach the appropriate beta for the estimated company.

Sometimes it is common to include additional premiums for the cost of capital in respect of business risks which are not “perceived” by the CAPM, such as the premium for small companies (small-size premium) and other risk premiums.

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Valuation

Methodology in Mira’s valuation

Mira’s valuation was performed under the income approach, using the Risk-Adjusted Net Present Value (rNPV) method. This method enhances standard DCF analysis by adjusting cash flow projections for the probability of success, i.e., adjusting for the probability of successfully advancing through clinical trials and regulatory approval. As a result, this method is also referred to as the expected net present value (eNPV) method. Among the various early-stage biotech valuation methods, the rNPV method is the most appropriate. This method is suited for valuing:

●	Preclinical and clinical stage biotech assets

●	Novel pharma and biotech drugs undergoing development

●	Other life sciences assets that undergo phased development

The mechanics of rNPV involve:

●	Estimating clinical trial and approval probabilities

●	Adjusting cash flow projections for risk using these probabilities

●	Discounting risk-adjusted cash flows to present value

●	Summing risk-adjusted cash flows to derive rNPV

This captures the risks inherent in biotech drug development. rNPV provides a more accurate asset valuation than basic DCF as it enables conducting pharma and biotech valuation based on the stage (preclinical, Phase 1-3) of development of assets.

As mentioned in the company description, Mira is currently in the process of developing two indications:

■	Ketamir-2 - A ketamine analog under investigation for the potential to treat Diabetic Neuropathic Pain (“DNP”)

■	Mira-55 - A THC analogue under investigation for treating patients suffering from Mild Cognitive Impairment (“MCI”)

We have valued Mira under the assumption that these are the only two projects, therefore we accounted for expected income and expenses related to these indications alone and did not take into consideration developments that the Company might be performing in the future.

Another assumption made for the sake of the current valuation is that the Company will develop the two indications on its own until the successful termination of the Phase II clinical trials and following that will seek for a business agreement with a large pharma company that will perform the Phase III clinical trials (on its own account) and after the successful conclusion of the trials will continue and market the finished products. Mira will be entitled to an upfront payment at the end of Phase II and royalties from the third-party revenues.

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Timeline of the development of the Indications

Based on information received from the company and our own research we have assumed the following regarding the development of Ketamir-2 and Mira-55:

The timeline is presented in the following chart:

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Total Available Markets

The company holds exclusive license rights in the U.S, Canada and Mexico for ketamir-2, therefore our estimations of these potential markets are solely based on these geographical markets. We made the same assumption regarding the Mira-55 markets.

Ketamir-2 (DNP)

Ketamir-2 is intended for the treatment of Diabetic Neuropathic Pain (DNP). Our estimations of the Ketamir-55 market size are based on the adult populations of North American countries, the prevalence of Diabetes and DNP in these populations.

Mira-55 (MCI)

The above figures are based on the current adult populations in each of the geographical markets. The valuation is performed based on estimations of the future populations in these markets.

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Market Share

Our assumptions regarding the market shares of each indication in all the markets are as follows:

Treatments: Schedule and Price

Our assumption regarding the eventual medication sale prices are as follows:

Prices are based on existing prices of branded products used for these indications nowadays. Third-party revenue is 70% of the retail sale prices (Mira’s revenue is calculated according to the royalty rate assumed).

Upfront and Royalties

As mentioned, one of the main assumptions is that the Company will continue developing and testing the Ketamir-2 and Mira-55 until the successful termination of phase II clinical trials and afterward will come to an agreement with a large pharmaceutical company that will take charge of the continuation of the clinical testing (Phase III) and, when successful, of the commercialization of both developments.

It is assumed that the Company will be entitled to an upfront payment upon signing the agreement with the pharma company and, afterward, to royalties paid based on the revenues that this third party will generate from the sales of both Ketamir-2 and Mira-55. The upfront and royalty rates assumed are as follows:

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Costs and Expenses

The Company will incur R&D expenses until the end of the Phase II clinical trials and G&A expenses throughout its lifespan. Also, the Company will finance the costs of the IND, Phase I, and Phase II clinical trials. Following are the assumptions regarding the expenses (The clinical costs are mentioned above) and expenses related to both developments:

In addition, the expenses relating to Ketamir-2 include 8% of revenue as royalties to Miralogixs.

Clinical Trials Success Rates

As mentioned, Mira’s valuation was performed under the income approach, using the Risk-Adjusted Net Present Value (rNPV) method. This method enhances standard DCF analysis by adjusting cash flow projections for the probability of success, i.e., adjusting for the probability of successfully advancing through clinical trials and regulatory approval. The rates used in the current valuation are based upon research performed and published by the Biotechnology Innovation Organization (BIO)7.

The description of this research, in BIO own words “ A total of 12,728 clinical and regulatory phase transitions were recorded and analyzed from 9,704 development programs over the last decade (2011–2020), across 1,779 companies. Phase transitions occur when a drug candidate advances into the next phase of development or is suspended by the sponsor. By calculating the number of programs progressing to the next phase vs the total number progressing and suspended, we assessed the success rate at each of the four phases of development: Phase I, II, III, and regulatory filing. Having phase-by-phase data in hand, we then compared groups of diseases, drug modalities, and other attributes to generate the most comprehensive analysis yet of biopharmaceutical R&D success.”

7 Clinical Development Success rates and Contributing factors 2011 – 2020 / BIO, February 2021

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One of the results of the BIO research is the following table containing the success rates per disease area:

As can be seen, the success rates of clinical trials differ according to the area of disease and according to the phase. The average success rates are represented by “All Indication” in which the probability of success of Phase I is 52% and those of Phase II and Phase III are 28.9% and 57.8% respectively. For the Company’s indications development, we used the Neurology success rates from the above table. Also, the success rate in IND application is around 90%8.

The following table contains the success rates per application:

8 Lapteva L, Pariser AR. Investigational New Drug applications: a 1-year pilot study on rates and reasons for clinical hold. J Investig Med. 2016 Feb;64(2):376-82. doi: 10.1136/jim-2015-000010. PMID: 26911627.

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Cash Flows

Following are the cash flows based on the assumptions described above, prior to the implementation of the clinical trials success rates:

According to the rNPV method used in this valuation, all the revenues and expenses in the model are multiplied by the probability of success, for instance, the Ketamir-2 R&D expenses until Phase II are to be multiplied by the probability of success of the Ketamir-2 Phase I (47.70%). Another example, Royalties revenue from the Mira-55 must be multiplied by the product of the probability of success of IND, Phase I, Phase II, Phase III and NDA (90.0% * 47.7% * 28.9% * 53.1% * 86.7% = 5.71%).

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Following are the cash flows, including the success rates:

From the Pre-Tax Income, taxes at a rate of 26.5% (US, Florida company tax rate) were deducted. The net income resulting was then discounted at a rate of 30% (see in appendix) and a terminal value rate of 3%.

Following is a concise DCF that includes the tax expenses and is discounted by the WACC:

Under all the above assumptions, the company’s value is $29,523 thousand (Rounded to $30 million).

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Appendix – Discount Rate

Mira’s forecast cash flows were discounted using a Weighted Average Cost of Capital (WACC) of 30% calculated using the following formula and parameters:

Comments

1. Debt and Equity ratios are based upon the average of Damodaran’s (Pharmaceutical Industry) and comparable company’s (peer group – see Appendix) data, as follows:

2. Cost of debt is the average of the cost of debts in the pharmaceutical industry according to Damodaran’s data (6.82%).

3. The beta is based on Damodaran data (unlevered beta of the Pharmaceutical industry) and the peer group average.

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Appendix – Peer group

The peer group we found relevant to Mira’s valuation are the largest American companies in the Drug manufacturers industry:

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Annex D

Fairness Opinion	May 2025

22/05/2025

To: MIRA Pharmaceuticals, Inc. & SKNY Pharmaceuticals, Inc.

Dear Sirs,

You have requested our opinion as to the fairness, from a financial point of view, to MIRA Pharmaceuticals, Inc. (“MIRA”) and SKNY Pharmaceuticals, Inc. (“SKNY”) (together: the “Companies”) of the Exchange Ratio in the proposed merger (the “Transaction”) between the Companies.

Pursuant to the Agreement and Plan of Merger, (the “Agreement”), assuming specific conditions specified in the agreements, including cash balances in both companies, both companies will hold common shares of the merged entity, a NASDAQ traded company, with holding ration of 50% to the original MIRA shareholders and 50% to the original SKNY shareholders.

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Companies and the industries in which they operate; (iii) analyzed both companies’ share pricing as traded in the relevant stock exchanges; (iv) reviewed certain internal financial analyses and forecasts prepared by the managements of the Companies relating to the Companies’ businesses (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Companies with respect to certain aspects of the Transaction, and the past and current business operations of the Companies, the financial condition and future prospects and operations of the Companies, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Companies or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Companies, we did not assume any obligation to undertake any such independent verification.

We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Companies under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including technological and pharmaceutical situations of both companies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by managements as to the expected future results of operations and financial condition of the Companies to which such analyses or forecasts relate.

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Fairness Opinion	May 2025

in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Merger Partner or the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the exchange ratio in the proposed transaction.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the exchange ratio in the proposed transaction is fair, from a financial point of view.

This opinion does not constitute a recommendation to any shareholder of the Companies as to how such shareholder should vote with respect to the transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy statement mailed to shareholders of the Companies but may not otherwise be disclosed publicly in any manner without our prior written approval.

Moore Financial Consulting

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Annex E

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) is entered into as of March 16, 2025, (the “Effective Date”), and as amended as of May 28, 2025, by and between MIRALOGX LLC, a Florida limited liability company located at 3014 West Palmira Ave., Suite 200, Tampa, FL 33629 (“Licensor”), and SKNY PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at 3014 West Palmira Ave., Suite 302, Tampa, FL 33629 (“Licensee”). Licensor and Licensee are each herein referred to as “Party” and collectively as the “Parties.”

WHEREAS, Licensor is the owner of certain intellectual property pertaining to antiinflammatory compounds and associated pharmaceutical formulations and therapeutic treatment methods; and

WHEREAS, Licensee desires to commercially develop a drug product containing as an active agent 3a-isopropyl-2-methyl-6-propyl-3a,8b-dihydro-1H-cyclopenta[b] benzofuran-8-ol (sometimes referred to by the Parties as “T-55”) or a pharmaceutically acceptable salt, ester or ether thereof, and/or 8-hydroxy-3a-isopropyl-2-methyl-6-propyl3a,8b-dihydro-1H-cyclopenta[b]benzofuran-7-carboxylic acid (sometimes referred to by the Parties as “M308”) or a pharmaceutically acceptable salt, ester or ether thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1—DEFINITIONS

1.1 “Licensed Product” shall mean a drug product containing as an active agent 3aisopropyl-2-methyl-6-propyl-3a,8b-dihydro-1H-cyclopenta[b]benzofuran-8-ol or a pharmaceutically acceptable salt, ester or ether thereof (“T-55”), and/or 8-hydroxy-3aisopropyl-2-methyl-6-propyl-3a,8b-dihydro-1H-cyclopenta[b]benzofuran-7-carboxylic acid or a pharmaceutically acceptable salt, ester or ether thereof (“M308”).

1.2 “Patent Rights” shall mean the patent applications listed on the attached Schedule A and all patents, continuations, continuations-in-part, divisionals, reissues, substitutes, and reexamination certificates claiming priority thereto or issuing therefrom.

1.3 “Licensed Territory” shall mean the United States and its territories and possessions, Canada and Mexico.

1.4 “Sublicensee” shall mean any entity, whether a partnership, firm, company, corporation or otherwise to which Licensee grants a sublicense under the Patent Rights.

1.5 “Net Sales Price” shall mean the invoice price for Licensed Products sold in arm’s length sales or commercial transactions to a third party by Licensee, its affiliates, or any third party which acquired ownership of any Licensed Product from Licensee, less deductions for taxes, duties, and shipping charges separately stated on the invoice.

1.6 “Revenue” shall mean any and all revenue or other consideration received for a Licensed Product, including but not limited to, revenue or royalties from sales of Licensed Products, upfront revenue, milestone revenue, royalty income (e.g., running royalty or minimum royalty), license fees, and the market value at the time of transfer of all non-monetary consideration such as in-kind contribution valued in money in the country of disposition.

1.7 “Valid Claim” shall mean a claim in an unexpired Letters Patent under the Patent Rights which has not been held invalid or unenforceable by a court or tribunal of competent jurisdiction from which no further appeal can be taken or has been taken within the required time period.

1.8 “Field of Use” shall mean therapeutic treatments and other medical or health uses in humans and preclinical studies and activities of any kind conducted in furtherance of obtaining regulatory approval for and commercialization of human therapeutic treatments and uses. Except as required for obtaining regulatory approval for and commercialization of human therapeutic treatments and uses, Field of Use shall not include veterinary uses.

ARTICLE 2—ROYALTY PAYMENTS AND REPORTS

2.1 Minimum Royalty. Beginning in the calendar year during which Revenue is first received for a Licensed Product, Licensee shall pay to Licensor a minimum annual royalty of two hundred fifty thousand dollars ($250,000). In the event the earned royalty in any calendar year exceeds the minimum royalty payment due for that calendar year, the excess amount shall be credited to any deficiency in the minimum annual royalty payment due in subsequent years. Payment of unearned royalty in any given year shall be credited to earned royalty in any subsequent year. In any event, all earned royalty shall be paid.

2.2 Earned Royalty. Licensee agrees to pay to Licensor eight percent (8.0%) of the following consideration actually received in the aggregate by Licensee:

(i) Net Sales Price; and

(ii) Revenue, excluding any commercial sales accounted for in the Net Sales Price

(collectively, (i) and (ii) being the “Royalties”), where the term “milestone revenue” as used in Section 1.5 (Revenue) refers to consideration paid to Licensee, by any third party, upon the first achievement of any developmental or regulatory approval event as to all Licensed Product(s).

2.3 Sublicensees. To the extent Licensee grants a sublicense to any third party, and receives Revenue therefrom, then Licensee agrees to pay to Licensor eight percent (8.0%) of Revenue received in the aggregate by Licensee from all such sublicensees, to the extent such Revenue has not been accounted for in Section 2.1(ii). For clarity, Licensee will owe at most eight percent (8.0%) of all consideration collectively received from all commercial sales and all third parties under all sections of this Article 2.

2.4 Term of Royalty Obligations. The Royalties specified in Section 2.2 shall commence on the Effective Date, and shall continue, on a product-by-product basis until the later of i) the date of expiration of the last to expire patent covering Licensed Products, or ii) the date of expiration of the last strategic partnership/sublicensing agreement covering Licensed Products.

2.5 Payments of Royalties. Royalties shall be paid no later than sixty (60) days following the end of the calendar quarter during which Licensed Products are sold and invoiced, or Revenues are received.

2.6 Place of Payment. Licensee agrees to pay the respective amounts contemplated by Article 2 to Licensor at the respective addresses listed hereinabove, or at such other places as Licensor may specify from time to time, in United States dollars and through a United States bank as designated by Licensor.

2.7 No Duplicate Royalties. No royalty shall be paid twice on a Licensed Product.

2.8 Interest. All payments due hereunder that are not paid when due and payable as specified in this Agreement shall bear interest at an accrual rate equal to the prime rate for U.S. dollar deposits in effect from time to time, as published daily in the Wall Street Journal plus 5%, compounded monthly from the date due until paid, or at such lower rate of interest as shall then be the maximum rate permitted by applicable law.

2.9 Right to Documentation. Upon request, Licensor shall have the right to request reasonable documentation of Licensee’s calculations to determine Royalties and to request discussion of such calculations with appropriate representatives of Licensee.

2.10 Records Retention and Audits. Licensee agrees to keep true and accurate records, files, and books of account containing all the data reasonably required for the full computation and verification of the Royalties to be paid in Article 2 hereof, and Licensee further agrees to permit its books and records to be examined from time to time to the extent necessary to verify such Royalties, such examination to be made at the expense of Licensor by any auditor appointed by any of Licensor who shall be acceptable to Licensee, or by a certified public accountant appointed by Licensor; provided that only those Royalties paid by Licensee within the two (2) year period immediately preceding the start of the audit, and their supporting records, files, and books of account will be subject to audit.

ARTICLE 3—GRANT OF LICENSE AND RIGHT TO SUBLICENSE

3.1 Grant of Exclusive License. In consideration of and subject to payment of costs and royalties under Article 2 hereof, Licensor hereby grants to Licensee an exclusive license under the Patent Rights to use, sell and offer to sell Licensed Products in the Licensed Territory and solely in the Field of Use during the Term of Agreement.

3.2 Grant of Non-exclusive License. In consideration of and subject to payment of costs and royalties under Article 2 hereof, Licensor further grants to Licensee a nonexclusive license to make and have made Licensed Products anywhere in the world; provided, however, that any Licensed Products manufactured outside the Licensed Territory may only be imported for use and sale in the Licensed Territory and solely in the Field of Use during the Term of Agreement.

3.3 Right to Sublicense. The licenses granted in Sections 3.1 and 3.2 include the right of Licensee to grant corresponding Sublicenses to third parties during the Term of Agreement.

ARTICLE 4—PATENT MARKING

4.1 Patent Marking. Licensee agrees that all Licensed Products sold by Licensee, Affiliates, or Sublicensees will be legibly marked with the number of any applicable patent(s) licensed hereunder as part of the Patent Rights in accordance with applicable law, including Title 35, U.S. Code, or if such marking is not practicable, shall so mark the accompanying outer box or product insert for Licensed Products accordingly, or by virtual marking to the extent permitted by law.

ARTICLE 5—PATENT ENFORCEMENT

5.1 IP Enforcement. Licensee shall have the primary right, but not the obligation, to take action in its own name to secure the cessation of any infringement or misappropriation or to enter suit against the infringer in the Licensed Territory and in the Field of Use. Any such action will be at Licensee’s expense, employing counsel of its own choosing. If Licensee elects not to exercise its right to prosecute or take other appropriate action in connection with an infringement or misappropriation of the Patents Rights or fails to take any such action within sixty (60) days of first receiving notice of such infringement or misappropriation, Licensor may do so at its own expense, controlling such action. In the event of any infringement or misappropriation suit against a third party brought by either Party pursuant to this Section, the Party so proceeding shall pay to the other Party all of its costs and expenses (but not attorney’s fees) in connection with such action and such other Party shall join in and reasonably cooperate with respect to such action to the extent necessary to initiate and maintain it (e.g., by providing relevant documents, witnesses and testimony, etc.).

ARTICLE 6—PATENT PROSECUTION

6.1 IP Procurement. Licensor will have sole control over the filing, prosecution, maintenance, and management of any and all issued patents and pending and future patent applications encompassing the Patent Rights, as of the Effective Date of this Agreement. Licensor will select all outside counsel for prosecution of the Patent Rights and such counsel will represent Licensor in such prosecution. Licensor will keep Licensee fully informed, at Licensee’s expense, of all prosecution related actions, including submitting to Licensee copies of all official actions and responses, and will reasonably cooperate with Licensee to whatever extent is reasonably necessary to provide Licensee the full benefit of the license granted herein. Each party will promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the Patent Rights and permit a reasonable amount of time for each other to provide comments and suggestions with respect to the preparation, filing, and prosecution of Patent Rights, which comments and suggestions will be considered by the other party.

6.2 Reimbursement of Prosecution Costs. Licensee shall reimburse Licensor for all expenses as Licensor incurs those expenses relating to the preparation, filing, prosecution and maintenance of the Patent Rights for so long as the Agreement remains in effect. All payments due pursuant to this Section 6.2 shall be made within thirty (30) days of Licensor’s delivery of an invoice for such charges.

6.3. Licensor Patents. If Licensor desires to cease paying any maintenance fees for any patent falling within the Patent Rights, it shall give Licensee not less than forty-five (45) days’ prior written notice of such intention. The notice shall identify the patent in question, the fees or steps needed and the time by which they must be paid or taken. Licensee shall then have the right, but not the obligation, within thirty (30) days of receiving such notice, to elect by written notice to take over ownership and maintenance at its cost; thereafter, Licensor shall enter into an assignment of that patent or application and all rights thereunder to Licensee.

6.4 Licensor Patent Applications. If Licensor desires to abandon the prosecution of any patent application falling within the Patent Rights, it shall give Licensee written notice of such intention not less than forty-five (45) days prior to the applicable fee payment or abandonment deadline. The notice shall identify the application in question, the fees or steps needed and the time by which they must be paid or taken. Licensee shall then have the right, but not the obligation, within thirty (30) days of receiving such notice, to elect by written notice to take over ownership and prosecution at its cost; thereafter, Licensor shall enter into an assignment of that patent application and all rights thereunder to Licensee. Licensee shall only pursue claims to the Licensed Product in the Field of Use in any applications assigned under Section 6.4.

ARTICLE 7—PRODUCT DEVELOPMENT AND COMMERCIALLY REASONABLE EFFORTS

7.1 Product Development. Licensee acknowledges that it will be solely responsible for clinical development of the Licensed Product and, if commercially feasible, commercialization of the Licensed Product, including obtaining all regulatory approvals.

7.2 Commercially Reasonable Efforts. Licensee shall take such steps as are commercially reasonable to further the clinical development of the Licensed Product and to bring the Licensed Product to practical application within the Field of Use, provided that Licensee reasonably believes that the Licensed Product is safe and effective as determined by successfully meeting its predetermined endpoints in its clinical trials, and provided that Licensee receives necessary regulatory approvals to continue development and reach the market for the Licensed Product in the Licensed Territory. Licensee shall keep Licensor informed in writing during the clinical development period on at least a semiannual basis of Licensee’s efforts and results with regard to continuing development of the Licensed Product. Licensee agrees that if and/or when it or its subsidiary sublicenses the Licensed Product to a third party for commercialization, Licensee shall include provisions in the sublicense agreement to obligate the Sublicensee to continue the clinical development of the Licensed Product in a commercially reasonable manner, provided that Licensee and/or Sublicensee receives necessary regulatory approvals to continue development and reach the market for the Product in the Licensed Territory. The sublicense agreement shall also provide that in the event that the Sublicensee no longer uses commercially reasonable efforts to advance the clinical development of the Licensed Product for reasons other than safety, lack of efficacy or lack of necessary regulatory approvals, as provided above, Licensee shall have the right to either terminate the license agreement or convert an exclusive license to a non-exclusive license so that License may seek other sublicensees.

ARTICLE 8—TERM AND TERMINATION

8.1 Term. This Agreement shall commence on the Effective Date and shall remain in effect until the last to expire of the Patent Rights (the “Term”), unless earlier terminated in accordance with the provisions of this Article 8.

8.2 Termination Rights. Licensee may terminate this Agreement at any time during the Term upon thirty (30) days’ prior written notice to Licensor.

8.3 Termination for Insolvency. Licensor may terminate this Agreement immediately, if Licensee (a) becomes insolvent or is unable to pay its debts when due, (b) files a petition in bankruptcy, reorganization or similar proceedings (and if filed against, such petition is not removed within thirty (30) days), (c) discontinues its business, or (d) a receiver is appointed or there is an assignment for the benefit of Licensee’s creditors.

8.4 Termination for Breach; Other Termination. In the event that (i) either Party commits a material breach of its obligations under this Agreement, excluding Licensee’s obligation under Section 7.2 hereof to use commercially reasonable efforts to develop the Licensed Product, or (ii) Licensee fails to pay any amount to Licensor hereunder when such amount is due and payable, and the breaching Party fails to cure that breach within thirty (30) days after receiving written notice thereof from the non-breaching Party, the non-breaching Party may terminate this Agreement immediately upon written notice to the breaching Party. In the event that Licensee breaches its obligation under Section 7.2 hereof to use commercially reasonable efforts to develop the Licensed Product and fails to cure that breach within one hundred and twenty (120) days after receiving written notice thereof from Licensor, Licensor may terminate this Agreement immediately upon written notice to Licensee.

ARTICLE 9—MISCELLANEOUS

9.1 Relationship of Parties. Nothing in this Agreement is or shall be deemed to constitute a partnership, agency, employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

9.2 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred without the prior written consent of the other Party; provided however, that each Party will have the right to assign this Agreement and its rights and obligations hereunder without the other Party’s consent in connection with the transfer or sale of all or substantially all of the business of the Party to which this Agreement relates to a third party, whether by merger, sale of stock, sale of assets or otherwise. Notwithstanding the foregoing, any such assignment will not relieve the Party of the Party’s responsibilities for performance of its obligations under this Agreement. The rights and obligations of the Parties under this Agreement are binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement will be null and void ab initio.

9.3 Beneficiaries. This Agreement is for the sole and exclusive benefit of the Parties and neither Party intends to create a benefit in favor of any third party.

9.4 Amendment. This Agreement may not be amended except in writing by all of the Parties. This Agreement may be signed in counterparts, each of which when taken together, will constitute one and the same instrument.

9.5 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving Party.

9.6 Governing Law. This Agreement shall be governed by the laws of Florida and the laws of the United States of America as applicable, and any dispute between the Parties with respect to this Agreement shall be subject to the jurisdiction of the Florida Courts.

9.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

9.8 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party or beneficiary for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party to the extent such the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, pandemic, lockout, embargo, governmental acts or orders or restrictions (except if imposed due to or resulting from the party’s violation of law or regulations), failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and the nonperforming party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a force majeure excuse performance for a period of more than six (6) months.

9.9 DISCLAIMER OF WARRANTIES. THE PARTIES MAKE NO REPRESENTATION OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES THAT ANY PRODUCT OR SERVICES MADE, USED, SOLD OR OTHERWISE DISPOSED OF IS OR WILL BE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, OR OTHER PROPRIETARY RIGHTS OF THIRD PARTIES.

9.10 Notice. All notices required or permitted by this Agreement shall be in writing and shall be given by first class postage pre-paid mail, via electronic mail with receipt verification, or by facsimile transmission, effective in each case upon the date of mailing or facsimile transmission thereof to the parties addressed as follows:

If to Licensor:	If to Licensee:

MIRALOGX LLC	SKNY PHARMACEUTICALS, INC.
900 West Platt St., Suite 200	900 West Platt St., Suite 200
Tampa, FL 33606	Tampa, FL 33606
Attn: CFO	Attn: CEO

or to such other address as the party to receive such notice shall have designated by written notice to the other party hereto.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

MIRALOGX LLC (Licensor)

/s/ Jonny Williams, Jr.

Name:	Jonnie Williams, Jr.

Title:	Manager

SKNY PHARMACEUTICALS, INC. (Licensee)

/s/ Kelly Stackpole

Name:	Kelly Stackpole

Title:	CEO

SCHEDULE A – PATENT RIGHTS

Country	Application No.	Filed	Title

WO	PCT/US25/17127	2/25/2025	SYNTHETIC CANNABINOID ANALOGS, PHARMACEUTICAL COMPOSITIONS, AND METHODS OF TREATING ANXIETY AND OTHER DISORDERS

US	63/653,326	5/30/2024	SYNTHETIC CANNABINOID ANALOGS, PHARMACEUTICAL COMPOSITIONS, AND METHODS OF TREATING BACTERIAL INFECTIONS AND VIRAL INFECTIONS